Filed pursuant to Rule 424(b)(3)

Registration File No. 333-64454

Remarketing Prospectus Supplement	STRICTLY CONFIDENTIAL
(To Prospectus Supplement dated December 20, 2001 and Prospectus dated August 29, 2001)

$64,269,950

Solectron Corporation

7.97% Subordinated Debentures due 2006

The Company:

•	We are a provider of electronics supply chain services to original equipment manufacturers around the world.

The Offering:

•	In December 2001, we issued the 7.25% subordinated debentures due 2006, referred to in this remarketing prospectus supplement as the “debentures,” in connection with our issuance of Adjustable Conversion-Rate Equity Security Units, referred to in this remarketing prospectus supplement as the “Equity Security Units.” The debentures were issued as a component of the Equity Security Units each of which consists of (a) a contract to purchase from us on November 15, 2004, at a price of $25, newly issued shares of our common stock; and (b) a debenture in the principal amount of $25. This remarketing prospectus supplement relates to a remarketing and interest rate reset of $64,269,950 aggregate principal amount of debentures. The debentures generally do not contain restrictive covenants. The debentures are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system.

•	Use of Proceeds: We will not receive any of the proceeds from this remarketing of the debentures.

The Subordinated Debentures:

•	Maturity: The debentures will mature on November 15, 2006.

•	Interest Payments: Interest on the debentures is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. The interest rate on the debentures will be reset at 7.97% per annum, payable quarterly, effective on and after August 15, 2004. The first interest payment on the remarketed debentures will be made on November 15, 2004.

•	Ranking: The debentures are our general, unsecured obligations and are subordinated in right of payment to all of our existing and future senior debt. In addition, the debentures are structurally subordinated to any indebtedness of our subsidiaries to the extent of the assets of those subsidiaries. As of May 28, 2004, Solectron Corporation had approximately $1.2 billion of senior debt outstanding and the aggregate amount of liabilities of our subsidiaries, principally trade payables, was approximately $2.4 billion (excluding intercompany liabilities).

•	Tax Event Redemption: If a tax event occurs and is continuing, we may, at our option, redeem the debentures in whole, but not in part, on not less than 30 days’ nor more than 60 days’ prior written notice, at the redemption price described in this remarketing prospectus supplement under “Description of the Remarketed Debentures — Tax Event Redemption.”

       Investing in the debentures involves risks. See “Risk Factors” beginning on page RS-8 of this Remarketing Prospectus Supplement.

	Per Debenture(2)	Total

Public offering price(1)	101.98%	$65,544,845

Remarketing fee to remarketing agent(3)	0.51%	$326,094

Net proceeds to participating holders of Equity Security Units	101.47%	$65,218,751

(1)	Plus accrued interest, if any, from August 19, 2004, if settlement occurs after that date. The price to the public will be in excess of the principal amount.

(2)	Rounded to two decimal places.

(3)	Based on the remarketing fee of 0.50% of the proceeds from the remarketing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this remarketing prospectus supplement or the accompanying prospectus supplement and prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The remarketing agent expects to deliver the debentures to investors on or about August 19, 2004, only in book-entry form through the facilities of The Depository Trust Company.

Remarketing Agent

Banc of America Securities LLC

August 16, 2004.

ABOUT THIS REMARKETING PROSPECTUS SUPPLEMENT

     You should read this remarketing prospectus supplement along with the prospectus supplement and prospectus that follow, and the documents incorporated by reference in this and those documents. The information contained in or incorporated by reference into this remarketing prospectus supplement supersedes any inconsistent information contained in the accompanying prospectus supplement or prospectus. You should rely only on the information contained or incorporated by reference in this remarketing prospectus supplement and, except as stated above, in the accompanying prospectus supplement and prospectus. We and the remarketing agent have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the remarketing agent are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this remarketing prospectus supplement is accurate as of any date other than the date of this remarketing prospectus supplement.

     Unless we have indicated otherwise, or the context otherwise requires, references in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus to “Solectron,” “we,” “us,” and “our” or similar terms are to Solectron Corporation and its subsidiaries.

     This document is in three parts. The first part is this remarketing prospectus supplement, which describes the specific terms of the remarketing. The second part, the accompanying prospectus supplement related to the issuance of the Equity Security Units in December 2001, describes the terms of the Equity Security Units. The third part, the accompanying prospectus, gives more general information, some of which may not apply to this remarketing.

SUMMARY

      This summary contains selected information about us and this offering. Because this is a summary, it may not contain all the information that may be important to you. You should read this entire remarketing prospectus supplement and the accompanying prospectus supplement and prospectus carefully, including, but not limited to, the information set forth under “Risk Factors” and our consolidated financial statements and the schedules and related notes and Management’s Discussion and Analysis of Financial Condition and the Results of Operations and the other information incorporated by reference into this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus.

Solectron Corporation

      We provide electronics supply chain services to original equipment manufacturers (OEMs) around the world. These companies contract with us to build their products or to obtain services related to product development, manufacturing and post-production requirements. In most cases, we build and service products that carry the brand names of our customers.

      We serve several electronics products and technology markets. Much of our business is related to the following products:

•	Computing equipment, including workstations, notebooks, desktops, servers, storage systems and peripherals;

•	Networking equipment such as routers and switches that move traffic across the Internet;

•	Telecommunications equipment;

•	Consumer products such as high-end cellular phones, set-top boxes, personal/handheld communications devices and home game consoles;

•	Automotive electronics systems and components, including audio and navigation systems, system control modules, and actuators and body electronics;

•	Semiconductor and test equipment, including wafer fabrication equipment controls, process automation equipment and home appliance electronics controls;

•	Medical products such as X-ray equipment, ultrasound fetal monitors, MRI scanners, blood analyzers, ECG patient monitors, surgical robotic systems, HPLCs, spectrometers, and laser surgery equipment; and

•	Other electronics equipment and products.

      Our customers include many of the world’s leading technology companies, such as Apple, Cisco Systems, Ericsson, Hewlett-Packard, IBM, Lucent Technologies, NEC, Nortel Networks, Sony and Sun Microsystems.

      We have a comprehensive range of services designed to meet customer supply chain needs throughout the product life cycle. Our services include:

•	Collaborative design support and design for manufacturability;

•	New product introduction engineering services;

•	Supply chain design and sourcing;

•	Prototyping;

•	Product testing;

•	Full product manufacturing, including printed circuit board assembly and complete product systems assembly;

•	Materials purchasing and supply base management;

•	Product fulfillment services, including packaging, distribution and installation; and

•	Product repair and warranty service.

      We bring these services together to provide integrated solutions for customers in electronics and technology markets. By utilizing our services, customers gain cost, time and quality advantages that help improve their competitiveness and enable them to focus on their core competencies of sales, marketing, and research and development.

Recent Developments

Divestitures

      During the quarter ended November 30, 2003, as a result of a review of our portfolio of businesses, we committed to a plan to divest three non-strategic businesses in addition to the divestiture of four non-strategic businesses we had previously announced. As a result of that decision, we reported the financial results of these businesses as discontinued operations in our Quarterly Report on Form 10-Q for the period ended November 30, 2003. We have reissued, in an updated format, certain of our historical consolidated financial statements in connection with the provision of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and Rule 3-01 of Regulation S-X under the Securities Act of 1933 as included in our current report on Form 8-K, filed on February 9, 2004, which report is incorporated by reference into this remarketing prospectus supplement.

      As part of our plan to divest non-strategic businesses, as of the date of this remarketing prospectus supplement, the following have occurred since May 28, 2004:

      On June 29, 2004, we sold our 63% interest in US Robotics Corporation to the management of US Robotics.

      On July 30, 2004, we signed a definitive agreement to sell our Microtechnology business to Francisco Partners.

      On August 1, 2004, we completed the sale of our Force Computers, Inc. embedded computing business to Motorola, Inc.

Early Settlement Offer for Equity Security Units

      On May 11, 2004, we completed our early settlement offer to exchange up to 41,800,000 of our Equity Securities Units for 2.5484 shares of common stock plus $1.97 in cash for each validly tendered and accepted Equity Security Unit. The early settlement offer expired at midnight, New York City time, on May 5, 2004, and we accepted all of the 41,429,202 Equity Security Units tendered as of the expiration of the early settlement offer, or approximately 94% of the 44,000,000 issued and outstanding Equity Security Units. None of the tendered Equity Security Units accepted by us for exchange in the early settlement offer are included in the remarketing. In accordance with the terms of the early settlement offer, we exchanged an aggregate of approximately 105.6 million shares of our common stock and $81.6 million in cash, including cash paid in lieu of fractional shares, for the 41,429,202 Equity Security Units tendered. As of May 28, 2004, there were approximately 2.6 million of our Equity Security Units outstanding.

Offering of Common Stock

      On May 6, 2004, we sold approximately 17.1 million shares of common stock at a price to the public of $4.85 per share (excluding underwriting discounts and commissions). We used the net proceeds from the sale of the shares to pay the cash portion of the consideration offered in our early settlement offer to holders of Equity Security Units.

Repurchase of Zero-Coupon Senior Convertible Notes

      On May 20, 2004, we repurchased approximately $950 million of our zero-coupon senior convertible notes due November 2020.

      We were originally incorporated in the State of California in August 1977. In February 1997, we were reincorporated in Delaware. Our principal executive offices are located at 847 Gibraltar Drive, Milpitas, California 95035. Our telephone number is (408) 957-8500 and our internet address is www.solectron.com. The information contained or incorporated in our website is not a part of, or incorporated into, this remarketing prospectus supplement or the accompanying prospectus supplement or prospectus and should not be relied upon in making a decision of whether or not to invest in the debentures.

Summary of the Remarketing

Issuer	Solectron Corporation

Securities	$64,269,950 million aggregate principal amount of subordinated debentures due November 15, 2006, remarketed on behalf of holders of Equity Security Units for which the debentures serve as collateral and any holders of debentures held separately from the Equity Security Units who elect to participate in the remarketing.

Maturity	The debentures will mature on November 15, 2006.

Issue Price	101.98%, representing 100.5% of the Treasury portfolio purchase price, as required by the terms of the debentures and the Equity Security Units. The Treasury portfolio was determined on August 16, 2004 and will consist of:

• principal strips of U.S. Treasury securities that will pay on or prior to November 15, 2004, an amount of cash equal to $25, the principal amount of a debenture, for each debenture which is included in an Equity Security Unit and which is participating in the remarketing, and

• principal strips of U.S. Treasury securities that will pay on or prior to November 15, 2004, an amount of cash equal to the aggregate interest, at the annual rate of 7.25%, that is scheduled to be paid on November 15, 2004, on each debenture which is included in an Equity Security Unit and which is participating in the remarketing.

Interest Rate	The debentures will bear interest at the reset rate of 7.97% per annum, payable quarterly, which was determined on August 16, 2004. Interest on the debentures will accrue at the reset rate from and including August 15, 2004.

Interest Payment Dates	February 15, May 15, August 15 and November 15 of each year. The first interest payment on the remarketed debentures will be made on November 15, 2004.

Tax Event Redemption	If a tax event occurs and is continuing, we may, at our option, redeem the debentures in whole, but not in part, on not less than 30 days’ nor more than 60 days’ prior written notice at the redemption price described under “Description of the Remarketed Debentures — Tax Event Redemption” in this remarketing prospectus supplement.

Use of Proceeds	We will not receive any of the proceeds from this remarketing.

Proceeds will be used as follows:

• to purchase a Treasury portfolio that will be delivered to holders of the Equity Security Units to (1) provide the consideration to fulfill stock purchase contracts on November 15, 2004 and (2) pay an amount of cash equal to the aggregate quarterly interest payment due on November 15, 2004, on each debenture which is included in an Equity Security Unit and which is participating in the remarketing. Additional details regarding the Treasury portfolio can be found in the prospectus supplement relating to the issuance of the Equity Security Units;

• to pay the holders of separate debentures the full Treasury portfolio purchase price for their debentures;

• to pay to the remarketing agent a remarketing fee of 0.50% of the total proceeds from the remarketing; and

• any remaining proceeds will be remitted to the holders of the separate debentures and the Equity Security Units participating in the remarketing, on a pro rata basis.

Ranking	The debentures are our general, unsecured obligations and are subordinated in right of payment to all of our existing and future senior debt. As of May 28, 2004, Solectron Corporation had approximately $1.2 billion of senior debt outstanding.

In addition, the debentures are structurally subordinated to any indebtedness of our subsidiaries to the extent of the assets of those subsidiaries. As of May 28, 2004, the aggregate amount of liabilities of our subsidiaries, principally trade payables, was approximately $2.4 billion (excluding intercompany liabilities). See “Description of the Remarketed Debentures — Ranking” in this remarketing prospectus supplement.

Covenants	The indenture governing the debentures does not generally contain financial or operating covenants or restrictions, such as limitations on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries, or otherwise. The indenture contains no covenants or other provisions to afford protection to holders of the debentures in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect those holders.

Trustee, Registrar and Paying Agent	U.S. Bank National Association

Governing Law	State of New York

Listing	The debentures are not, and are not expected to be, listed on any national securities exchange or included in any automated quotation system.

Risk Factors

      You should read the “Risk Factors” section, beginning on page RS-8 of this remarketing prospectus supplement, as well as other cautionary statements throughout the entire remarketing prospectus supplement and the accompanying prospectus supplement and prospectus and the documents incorporated by reference in those documents, so that you understand the risks associated with an investment in the debentures.

RISK FACTORS

      In considering whether you should purchase any of the debentures, you should carefully consider all of the information we have included or incorporated by reference in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus. In particular, you should carefully consider the risk factors described below, which supersede the risk factors described in the accompanying prospectus supplement and prospectus, and described in the documents incorporated by reference prior to the date of the remarketing prospectus supplement.

Risks Related to the Debentures

The debentures generally do not contain restrictive covenants. We could enter into various transactions that could increase the amount of our outstanding debt, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the debentures.

      The indenture governing the debentures does not generally contain financial or operating covenants or restrictions, such as limitations on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries, or otherwise. The terms of the debentures do not prevent us from entering into a variety of acquisition, change of control, refinancing, recapitalization or other highly leveraged transactions. As a result, those terms do not prevent us from entering into transactions that would increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the debentures.

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations.

      We have, and will continue to have after the remarketing of the debentures, significant amounts of outstanding indebtedness and interest cost. Our level of indebtedness presents risks to investors, including the possibility that we may be unable to generate cash sufficient to pay the principal of and interest on the indebtedness when due. As of May 28, 2004, Solectron Corporation had senior debt of approximately $1.2 billion, the aggregate amount of liabilities of our subsidiaries, principally trade payables, was approximately $2.4 billion (excluding intercompany liabilities), and we had a debt-to-capital ratio of ..345 to 1.

      The indenture governing the debentures does not contain any covenant restricting our ability to incur new indebtedness. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

Your right to receive payments on the debentures is subordinated to the rights of our existing and future unsubordinated creditors and our subsidiaries’ obligations.

      The debentures are unsecured and subordinated in right of payment to all of our existing and future unsubordinated indebtedness and structurally subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets will be available to satisfy obligations of our unsubordinated debt before any payment may be made on the debentures. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the debentures. Our right to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the debentures to participate in those assets) will be structurally subordinated to all liabilities, including trade payables and lease obligations, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of May 28, 2004, our subsidiaries had approximately $2.4 billion of liabilities, principally trade payables, outstanding (excluding intercompany liabilities).

Our holding company structure makes us dependent on cash flow from our subsidiaries to meet our obligations.

      Most of our operations are conducted through, and most of our assets are held by, our subsidiaries and therefore, we are dependent on the cash flow of our subsidiaries to meet our debt obligations, including our obligations under the debentures. Our subsidiaries are separate legal entities that will have no obligation to pay any amounts due under the debentures or to make any funds available for that purpose, whether by dividends, loans or other payments. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions, including restrictions under applicable law.

      Our subsidiaries will not guarantee the payment of the debentures. Except to the extent we may ourself be a creditor with recognized claims against our subsidiaries, all claims of creditors and holders of preferred stock, if any, of the subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the debentures.

An active trading market for the debentures may not develop.

      There is currently no public market for the debentures held separately from the Equity Security Units and we do not plan to list the debentures on any national securities exchange. In addition, the liquidity of any trading market in the debentures, and the market price quoted for the debentures, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. A liquid trading market in the debentures may not develop. A security with a small “float,” such as the debentures, may command a lower price and trade with greater volatility or much less frequently than would a comparable security with a greater float.

We may redeem the debentures upon the occurrence of a tax event.

      We have the option to redeem the debentures, on not less than 30 days’ nor more than 60 days’ prior written notice, in whole but not in part, at any time prior to maturity if a tax event occurs and continues under the circumstances described in this remarketing prospectus supplement. If we exercise this option, we will redeem the debentures at the redemption price plus any accrued and unpaid interest. If we redeem the debentures, we will pay the specified redemption price in cash to the holders of the debentures. A tax event redemption would be a taxable event to the holders of debentures.

Uncertainties with respect to the proper application of the contingent payment debt regulations may affect the timing and character of income, gain or loss realized by holders of the debentures.

      Because of the manner in which the interest rate on the debentures is reset, we have treated and will continue to treat the debentures as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent payment debt regulations. Under the contingent payment debt regulations, regardless of your method of accounting for U.S. federal income taxes, you generally are required to accrue interest income on the debentures on a constant yield basis at an assumed yield that was determined at the time of issuance of the debentures. Assuming that you report your income in a manner consistent with our discussion in the section of this remarketing prospectus supplement entitled “Certain United States Federal Income Tax Consequences,” the amount of income that you will recognize for U.S. federal income tax purposes in respect of the debentures should correspond approximately to the economic accrual of income to you and the amount of income you would have recognized on an accrual basis for U.S. federal income tax purposes if the debentures were not subject to the contingent payment debt regulations. However, the proper application of the contingent payment debt regulations to the debentures following the remarketing is uncertain in a number of respects, and no assurance can be given that the Internal Revenue Service, which we refer to as the IRS, will not successfully assert a different treatment of the debentures that could affect the timing and character of income, gain or loss with respect to an investment in the debentures.

Risks Related to Our Business

Most of our net sales come from a small number of customers; if we lose any of these customers, our net sales could decline significantly.

      Most of our annual net sales come from a small number of our customers. Our ten largest customers accounted for approximately 60.7% and 61.7% of net sales from continuing operations in the third quarters of fiscal 2004 and 2003, respectively. Some of these customers individually account for more than ten percent of our annual net sales. Any material delay, cancellation or reduction of orders from these or other major customers could cause our net sales to decline significantly, and we may not be able to reduce the accompanying expenses at the same time. We cannot guarantee that we will be able to retain any of our largest customers or any other accounts, or that we will be able to realize the expected revenues under existing or anticipated supply agreements with these customers. Our business, market share, financial condition and results of operations will continue to depend significantly on our ability to obtain orders from new customers, retain existing customers, realize expected revenues under existing and anticipated supply agreements, as well as on the financial condition and success of our customers and their customers.

      Net sales may not improve, and could decline, in future periods if there is continued or resumed weakness in customer demand, particularly in the telecommunications and computing sectors, resulting from worldwide economic conditions. In addition, in connection with our efforts to improve our gross margins, we are engaged in pricing discussions with certain current customers on specific programs where we feel we are presently under-compensated for the services and value that we provide. Where we are not able to reach mutual agreement with a customer on price adjustments, we have mutually agreed with the customer to transition the business in question to a new supplier. While we believe our disengagement from specific programs with certain customers will ultimately advance our efforts to return to sustained profitability, there can be no assurance that such disengagements will not result in a loss of significant revenue, a lowering of our capacity utilization at affected sites, and other adverse financial effects.

Our customers may cancel their orders, change production quantities or locations, or delay production.

      To remain competitive, EMS companies must provide increasingly rapid product turnaround, at increasingly competitive prices, for their customers. We generally do not have long-term contractual commitments from our top customers. As a result, we cannot guarantee that we will continue to receive any net sales from our customers. Customers may cancel their orders, change production quantities or delay production for a number of reasons outside of our control. Many of our customers’ industries have recently experienced a significant decrease in demand for their products and services, as well as substantial price competition. The generally uncertain economic condition of several of our customers’ industries has resulted, and may continue to result, in some of our customers delaying purchases on some of the products we manufacture for them, and placing purchase orders for lower volumes of products than previously anticipated. Cancellations, reductions or delays by a significant customer or by a group of customers would seriously harm our results of operations by reducing the volumes of products manufactured by us for the customers and delivered in that period. Furthermore, delays in the repayment of our expenditures for inventory in preparation for customer orders and lower asset utilization in those periods would result in lower gross margins. In addition, customers may require that manufacturing of their products be transitioned from one facility to another to achieve cost and other objectives. Such transfers, if unanticipated or not properly executed, could result in various inefficiencies and costs, including excess capacity and overhead at one facility and capacity constraints and related strains on our resources at the other, disruption and delays in product deliveries and sales, deterioration in product quality and customer satisfaction, and increased manufacturing and scrap costs.

We may not be able to sell excess or obsolete inventory to customers or third parties, which could have a material adverse impact on our financial condition.

      The majority of our inventory purchases and commitments are based upon demand forecasts that our customers provide to us. The customers’ forecasts, and any changes to the forecasts, including cancellations, may lead to on-hand inventory quantities and on-order purchase commitments that are in excess of the customers’ revised needs, or that become obsolete.

      We generally enter into supply agreements with our significant customers. Under these supply agreements, the extent of our customer’s responsibility for excess or obsolete inventory related to raw materials that were previously purchased or ordered to meet that customer’s demand forecast is defined. If our customers do not comply with their contractual obligations to purchase excess or obsolete inventory back from us and we are unable to use or sell such inventory, our financial condition could be materially harmed.

      Some of our customers are in the telecommunications industry, an industry that in recent years has experienced declining revenue, large losses, negative cash flows, and several bankruptcies or defaults on borrowing arrangements. In the past, some of our customers have defaulted on their obligations to purchase inventory back from us. There is a risk that, in the future, these or other customers may not purchase inventory back from us despite contractual obligations, which could harm our financial condition if we are unable to sell the inventory at carrying value. In addition, enforcement of these supply agreements may result in material expenses, delays in payment for inventory and/or disruptions in our customer relationships.

      We are responsible for excess and obsolete inventory resulting from inventory purchases in excess of inventory needed to meet customer demand forecasts at the time the purchase commitments were made, as well as any inventory purchases not made pursuant to the customer’s responsibility under our supply agreements. For inventory which is not the customer’s responsibility, provisions are made when required to reduce any such excess or obsolete inventory to its estimated net realizable value, based on the quantity of such inventory on hand, our customers’ latest forecasts of production requirements, and our assessment of available disposition alternatives such as use of components on other programs, the ability and cost to return components to the vendor, and our estimates of resale values and opportunities. These assessments are necessarily based upon various assumptions and market conditions which are subject to rapid change, and/or which may ultimately prove to be inaccurate. Any material changes in our assumptions or market conditions could have a significant effect on our estimates of net realizable value, could necessitate material changes in our allowances for excess and obsolete inventory, and could have a material adverse impact on our financial condition. In addition, in the normal course of business, bona fide disagreements may arise over the amount and/or timing of such claims, and in order to avoid litigation expenses, collection risks, or disruption of customer relationships, we may elect to settle such disputes for lesser amounts than we believe we should be entitled to recover. In these instances, we must bear the economic loss of any such excess or obsolete inventory, which could have a material adverse impact on our financial condition. For example, we recorded a charge of $76 million related to excess and obsolete inventory during the second quarter of fiscal 2003, and there can be no assurance that similar charges at lesser or greater levels will not be necessary in future periods.

We could be adversely affected by an unfavorable outcome in certain existing lawsuits related to our obsolete inventory recognition in which we are defendants.

      We are currently defendants in certain existing lawsuits including purported lawsuits that allege securities law violations related to our obsolete inventory recognition, including the Northern District of California securities class action litigation entitled In re Solectron Corp. Securities Litigation, Case No. C-03-0986 CRB (originally filed in March 2003 as Abrams v. Solectron Corp., et. al.), and the consolidated shareholder derivative lawsuits entitled Lifshitz v. Cannon et. al., Case No. CV815693, filed in the Santa Clara County, California Superior Court in March 2003. We believe the plaintiff’s allegations in the litigations are without merit, and we have been defending ourselves and our officers and directors vigorously against these and other lawsuits in which we are engaged. However, there can be no assurance that the outcome of any of these lawsuits will be favorable to us and, if the outcome is unfavorable to us, they may have a material adverse effect on our business, financial condition and results of operations. In April 2004, we and the insurer resolved, under terms not material to us, the lawsuit entitled Ronald Sorisho v. Solectron Corporation, et. al., Santa Clara California Case No. CV811243, which previously had been disclosed in our SEC filings.

Our non-U.S. locations represent a significant portion of our net sales; we are exposed to risks associated with operating internationally.

      Approximately 73.5% and 65.6% of our net sales from continuing operations came from sites outside the United States during the third quarters of fiscal 2004 and 2003, respectively. As a result of our foreign sales and facilities, our operations are subject to a variety of risks and costs that are unique to international operations, including the following:

•	adverse movement of foreign currencies against the U.S. dollar in which our results are reported;

•	import and export duties, and value added taxes;

•	import and export regulation changes that could erode our profit margins or restrict exports and/or imports;

•	potential restrictions on the transfer of funds;

•	government and license requirements governing the transfer of technology and products abroad;

•	disruption of local labor supply and/or transportation services;

•	inflexible employee contracts in the event of business downturns;

•	the burden and cost of compliance with import and export regulations and foreign laws;

•	economic and political risks in emerging or developing economies; and

•	risks of conflict and terrorism that could disrupt our or our customers’ and suppliers’ businesses.

      We have been granted tax holidays, which are effective through 2011 subject to some conditions, for our Malaysian and Singapore sites. We have also been granted various tax holidays in China. These tax holidays are effective for various terms and are subject to some conditions. It is possible that the current tax holidays will be terminated or modified or that future tax holidays that we may seek will not be granted. If the current tax holidays are terminated or modified, or if additional tax holidays are not granted in the future or when our current tax holidays expire, our future effective income tax rate could increase.

We are exposed to general economic conditions, which could have a material adverse impact on our business, operating results and financial condition.

      As a result of the recent economic downturn in the U.S. and internationally, and reduced capital spending as well as end-market demand, our customers’ and therefore our sales have declined significantly from prior years. In particular, we depend on the telecommunications and computing industries, where the decline began in the second quarter of fiscal 2001. If there were to be continued or resumed weakness in these industries or any further deterioration in the business or financial condition of our customers, it could have a material adverse impact on our business, operating results and financial condition. In addition, if the economic conditions in the United States and the other markets we serve worsen, we may experience a material adverse impact on our business, operating results and financial condition.

Possible fluctuation of operating results from quarter to quarter and factors out of our control could affect the market price of our securities.

      Our quarterly earnings and/or stock price may fluctuate in the future due to a number of factors including the following:

•	differences in the profitability of the types of manufacturing services we provide. For example, high velocity and low complexity printed circuit boards and systems assembly services have lower gross margins than low volume/complex printed circuit boards and systems assembly services;

•	our ability to maximize the hours of use of our equipment and facilities is dependent on the duration of the production run time for each job and customer;

•	the amount of automation that we can use in the manufacturing process for cost reduction varies, depending upon the complexity of the product being made;

•	our customers’ demand for our products and their ability to take delivery of our products and to make timely payments for delivered products;

•	our ability to optimize the ordering of inventory as to timing and amount to avoid holding inventory in excess of immediate production needs;

•	our ability to offer technologically advanced, cost-effective, quick response, manufacturing services;

•	fluctuations in the availability and pricing of components;

•	timing of expenditures in anticipation of increased sales;

•	cyclicality in our target markets;

•	fluctuations in our market share;

•	expenses and disruptions associated with acquisitions and divestitures;

•	announcements of operating results and business conditions by our customers;

•	announcements by our competitors relating to new customers or technological innovation or new services;

•	economic developments in the electronics industry as a whole;

•	credit rating and stock analyst downgrades;

•	political and economic developments in countries in which we have operations; and

•	general market conditions.

      If our operating results in the future are below the expectations of securities analysts and investors, the market price of our outstanding securities could be harmed.

We may not be able to meet our cash requirements because of a number of factors, many of which are beyond our control.

      Our ability to meet our cash requirements (including our debt service obligations) is dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to meet our cash requirements from operations, we would be required to fund these cash requirements by alternative financings. The degree to which we may be leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes, could make us more vulnerable to industry downturns and competitive pressures, or could limit our flexibility in planning for, or reacting to, changes and opportunities in the electronics manufacturing industry, which may place us at a competitive disadvantage. There can be no assurance that we will be able to obtain alternative financing, that any such financing would be on acceptable terms, or that we would be permitted to do so under the terms of our existing financing arrangements. In the absence of such financing, our ability to respond to changing business and economic conditions, make future acquisitions, react to adverse operating results, meet our debt service obligations or fund required capital expenditures or increased working capital requirements may be adversely affected.

If we incur more restructuring-related charges than currently anticipated, our financial condition and results of operations may suffer.

      In furtherance of the continued implementation of the series of restructuring plans which we commenced in fiscal 2001, we expect to continue to incur restructuring-related charges in fiscal 2004, primarily to consolidate facilities and reduce our workforce in North America and Europe, although no certainty can be attributed to an amount or the timing of its recognition. We will continue to evaluate our cost structure relative to our revenue levels and may take additional restructuring charges in the future. If our estimates about future restructuring charges prove to be inadequate, our financial condition and results of operations may suffer. In addition, if we are unable to successfully move production from higher cost to lower cost facilities without experiencing degradation of quality or timeliness of our service to our customers, our business could be harmed.

We depend on limited or sole source suppliers for critical components. The inability to obtain sufficient components as required, and under favorable purchase terms, would cause harm to our business.

      We are dependent on certain suppliers, including limited and sole source suppliers, to provide key components used in our products. We have experienced, and may continue to experience, delays in component deliveries, which in turn could cause delays in product shipments and require the redesign of certain products. In addition, if we are unable to procure necessary components under favorable purchase terms, including at favorable prices and with the order lead-times needed for the efficient and profitable operation of our factories, our results of operations could suffer. The electronics industry has experienced in the past, and may experience in the future, shortages in semiconductor devices, including application-specific integrated circuits, DRAM, SRAM, flash memory, certain passive devices such as tantalum capacitors, and other commodities that may be caused by such conditions as overall market demand surges or supplier production capacity constraints. The inability to continue to obtain sufficient components as and when required, or to develop alternative sources as and when required, could cause delays, disruptions or reductions in product shipments or require product redesigns which could damage relationships with current or prospective customers, and increase inventory levels and costs, thereby causing harm to our business.

We potentially bear the risk of price increases associated with shortages in electronics components.

      At various times, there have been shortages of components in the electronics industry leading to increased component prices. One of the services that we perform for many customers is purchasing electronics components used in the manufacturing of the customers’ products. As a result of this service, we potentially bear the risk of price increases for these components if we are unable to purchase components at the pricing level anticipated to support the margins assumed in our agreements with our customers.

Our net sales could decline if our competitors provide comparable manufacturing services and improved products at a lower cost.

      We compete with different contract manufacturers, depending on the type of service we provide or the geographic locale of our operations, in an industry which is intensely competitive. These competitors may have greater manufacturing, financial, R&D and/or marketing resources than we have. In addition, we may not be able to offer prices as low as some of our competitors because those competitors may have lower cost structures as a result of their geographic location or the services they provide, or because such competitors are willing to accept business at lower margins in order to utilize more of their excess capacity. In that event, our net sales could decline. We also expect our competitors to continue to improve the performance of their current products or services, to reduce their current products or service sales prices and to introduce new products or services that may offer greater value-added performance and improved pricing. Any of these could cause a decline in sales, loss of market acceptance of our products or services and corresponding loss of market share, or profit margin compression.

We depend on the continuing trend of OEMs to outsource.

      A substantial factor in our past revenue growth was attributable to the transfer of manufacturing and supply-based management activities from our OEM customers. Future growth is partially dependent on new outsourcing opportunities. To the extent that these opportunities are not available, our future growth would be unfavorably impacted.

The agreements governing our existing and future debt contain and will contain various covenants that limit our discretion in the operation of our business.

      The agreements and instruments governing our existing and future debt and our secured credit facility contain and will contain various restrictive covenants that, among other things, require us to comply with or maintain certain financial tests and ratios and restrict our ability to:

•	incur debt;

•	incur or maintain liens;

•	redeem and/or prepay debt;

•	make acquisitions of businesses or entities;

•	make investments, including loans, guarantees and advances;

•	make capital expenditures;

•	engage in mergers, consolidations or certain sales of assets;

•	engage in transactions with affiliates;

•	pay dividends or engage in stock redemptions; and

•	enter into certain restrictive agreements.

      Our secured credit facility is secured by a pledge of all of the capital stock of our material domestic subsidiaries, 65% of the capital stock of certain of our material foreign subsidiaries, certain of our intercompany loans and certain additional assets, including inventory, accounts receivable and equipment of us and our domestic subsidiaries. The covenants governing our secured credit facility also restrict the operations of certain of our subsidiaries, including, in some cases, limiting the ability of our subsidiaries to make distributions to us.

      Our ability to comply with covenants contained in our secured credit facility and other indebtedness to which we are or may become a party may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our failure to comply with our debt-related obligations could result in an event of default which, if not cured or waived, could result in an acceleration of our indebtedness and cross-defaults under our other indebtedness, which could have a material adverse effect on our financial condition. We obtained amendments related to the minimum cash interest coverage ratio covenants applicable to various debt and lease agreements, and as a result of such waivers, we were in compliance with all applicable covenants as of May 28, 2004.

      Even if we are able to comply with all applicable covenants, the restrictions on our ability to operate our business in our sole discretion could harm our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities.

Our strategic relationships with major customers create risks.

      In the past several years, we completed several strategic transactions with OEM customers. Under these arrangements, we generally acquired inventory, equipment and other assets from the OEM, and leased (or in some cases acquired) their manufacturing facilities, while simultaneously entering into multi-year supply agreements for the production of their products. There has been strong competition among EMS companies for these transactions, and this competition may continue to be a factor in customers’ selection of their EMS providers. These transactions contributed to a significant portion of our past revenue growth, as well as to a significant portion of our more recent restructuring charges and goodwill and intangible asset impairments. While we do not anticipate our acquisitions of OEM plants and equipment in the near future to return to the levels at which they occurred in the recent past, there may be occasions on which we determine it to be advantageous to complete acquisitions in selected geographic and/or industry markets. As part of such arrangements, we would typically enter into supply agreements with the divesting OEMs, but such agreements generally do not require any minimum volumes of purchases by the OEM and the actual volume of purchases may be less than anticipated. Arrangements which may be entered into with divesting OEMs typically would involve many risks, including the following:

•	we may pay a purchase price to the divesting OEMs that exceeds the value we are ultimately able to realize from the future business of the OEM;

•	the integration into our business of the acquired assets and facilities may be time-consuming and costly;

•	we, rather than the divesting OEM, would bear the risk of excess capacity;

•	we may not achieve anticipated cost reductions and efficiencies;

•	we may be unable to meet the expectations of the OEM as to volume, product quality, timeliness and cost reductions; and

•	if demand for the OEM’s products declines, the OEM may reduce its volume of purchases, and we may not be able to sufficiently reduce the expenses of operating the facility or use the facility to provide services to other OEMs, and we might find it appropriate to close, rather than continue to operate, the facility, and any such actions would require us to incur significant restructuring and/or impairment charges.

      As a result of these and other risks, we may be unable to achieve anticipated levels of profitability under such arrangements and they may not result in material revenues or contribute positively to our earnings. Additionally, other OEMs may not wish to obtain logistics or operations management services from us.

If we are unable to manage our divestitures and any future acquisitions, and cost-effectively run our operations and dispose of non-strategic assets, our profitability could be adversely affected.

      While we may consider future acquisitions of companies and strategic assets on a selective basis, subject to compliance with any restrictions that may exist under certain of our financing instruments, we are presently focused on divestiture activity. We are in the process of divesting certain parts of our current operations that we do not believe to be strategic or synergistic to our primary business focus, and we believe such divestitures, if successfully and timely completed at the presently anticipated valuations and without undue disruption of operations, present us with the opportunity to improve our liquidity and reduce our interest and operating expenses.

      In order to achieve anticipated revenue and other financial performance targets, we must continue to manage our assets and operations efficiently while simultaneously preparing parts of our operations for divestiture. Our divestiture activities are expected to place a heavy strain on various personnel and management resources, and must be carefully managed in order to avoid or minimize disruptions in the business operations of the affected businesses, customer relations and cash flows, and to enable us to maximize the value which we may be able to realize from the divestitures. There can be no assurance that such divestiture activities will be able to be consummated without an adverse impact on the near-term operations of the affected businesses or on Solectron as a whole. Any failure to successfully manage and consummate the divestitures in a timely manner could harm our financial condition and results of operations, as well as adversely impact the realizable value of the divested operations. In addition, there can be no assurance that we will be successful in realizing the presently anticipated benefits from our divestiture activities, as such transactions involve significant risks and uncertainties with respect to valuation of the entities to be divested, particularly given the potential disruption of operations inherent in the divestiture process, and may result in significant costs, expenses and charges that may significantly reduce the value which we may realize in connection with the anticipated divestiture transactions. In the event we fail to consummate a divestiture, we may need to incur restructuring charges.

      Our ability to manage and integrate any future acquisitions will require successful integration of such acquisitions into our manufacturing and logistics infrastructure, and may require enhancements or upgrades of accounting and other internal management systems and the implementation of a variety of procedures and controls. We cannot guarantee that significant problems in these areas will not occur. Any failure to enhance or expand these systems and implement such procedures and controls in an efficient manner and at a pace consistent with our business activities could harm our financial condition and results of operations. In addition, we may experience inefficiencies from the management of geographically dispersed facilities and incur substantial infrastructure and working capital costs. We incurred approximately $5.5 million and $603.2 million of restructuring and impairment costs relating to continuing operations in the third quarter of fiscal 2004 and the fiscal year ended August 31, 2003, respectively. See also the Risk Factor entitled “If we incur more restructuring-related charges than currently anticipated, our financial condition and results of operations may suffer.”

Notwithstanding our divestiture of certain businesses, we will remain subject to certain indemnification obligations for a period of time after completion of the divestitures.

      The sale agreement for each of our divested businesses contains indemnification provisions under which we may be required to indemnify the buyer of the divested business for liabilities, losses, or expenses arising out of breaches of covenants and certain breaches of representations and warranties relating to the condition of the business prior to and at the time of sale. While we believe, based upon the facts presently known to us, that we have made adequate provision for any such potential indemnification obligations, it is possible that other facts may become known in the future which may subject us to claims for additional liabilities or expenses beyond those presently anticipated and provided for. Should any such unexpected liabilities or expenses be of a material amount, our finances could be adversely affected.

We are exposed to fluctuations in foreign currency exchange rates.

      We have currency exposure arising from both sales and purchases denominated in currencies other than the functional currency of our sites. Fluctuations in the rate of exchange between the currency of the exposure and the functional currency of our sites could seriously harm our business, operating results and financial condition. For example, if there is an increase in the rate at which a foreign currency is exchanged for U.S. dollars, it will require more of the foreign currency to equal a specified amount of U.S. dollars than before the rate increase. In such cases, and if we price our products and services in the foreign currency, we will receive less in U.S. dollars than we did before the rate increase went into effect. If we price our products and services in U.S. dollars and competitors price their products in local currency, an increase in the relative strength of the U.S. dollar could result in our prices being uncompetitive in markets where business is transacted in the local currency.

      We enter into foreign exchange forward contracts intended to reduce the short-term impact of foreign currency fluctuations on foreign currency cash, receivables, investments and payables. The gains and losses on the foreign exchange forward contracts are intended to offset the transaction gains and losses on the foreign currency cash, receivables, investments, and payables recognized in earnings. We do not enter into foreign exchange forward contracts for speculative purposes. Our foreign exchange forward contracts related to current assets and liabilities are generally three months or less in original maturity.

      As of May 28, 2004, we had outstanding foreign exchange forward contracts with a total notional amount of approximately $585.4 million related to continuing operations. The change in value of the foreign exchange forward contracts resulting from a hypothetical 10% change in foreign exchange rates would be offset by the remeasurement of the related balance sheet items, the result of which would not be significant.

      As of May 28, 2004, the majority of our foreign currency hedging contracts were scheduled to mature in approximately three months and there were no material deferred gains or losses. In addition, our international operations in some instances act as a natural hedge because both operating expenses and a portion of sales are denominated in local currency. In these instances, although an unfavorable change in the exchange rate of a foreign currency against the U.S. dollar will result in lower sales when translated to U.S. dollars, operating expenses will also be lower in these circumstances. Although approximately 29.1% of our net sales from continuing operations in the third quarter of fiscal 2004 were denominated in currencies other than the U.S. dollar, we do not believe our total exposure to be significant because of natural hedges.

We are exposed to interest rate fluctuations.

      The primary objective of our investment activities is to preserve principal, while at the same time maximize yields without significantly increasing risk. To achieve this objective, we maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including government and corporate obligations, certificates of deposit and money market funds. As of May 28, 2004, substantially our entire portfolio was scheduled to mature in less than three months. A hypothetical 10% change in interest rates would not have a material effect on the fair value of our investment portfolios.

      As of May 28, 2004, we had no cash equivalents and short-term investments that were subject to interest rate risk (defined as risk of loss of investment fair value due to interest rate movements). The fair value of our cash equivalents and short-term investments approximated the carrying value as of May 28, 2004.

      Interest on long-term debt instruments is payable at fixed rates. In addition, the amount of principal to be repaid at maturity is also fixed. During the third quarter of fiscal 2002, we entered into an interest rate swap transaction under which we pay variable rates and we receive fixed rates. The interest swap effectively converted $500 million of our long-term debt with fixed interest rates into debt with variable rates of interest. Our interest rate swap, which expires on February 15, 2009, has a total notional amount of $500 million and relates to our 9.625% $500 million senior notes. Under this swap transaction we pay an interest rate equal to the 3-month LIBOR rate plus a fixed spread. In exchange, we receive fixed interest rates of 9.625%. On November 15, 2002, the original swaps related to the senior notes were settled. This settlement resulted in cash received and a gain of approximately $26 million, which is being amortized over the remaining life of the senior notes. Also on November 15, 2002, Solectron entered into swaps with terms similar to the original swap transactions used to hedge the interest paid on the senior notes and designated the swaps as fair value hedges under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” In addition, we may enter into swaps or other hedging arrangements which would have the effect of increasing our exposure to interest rate fluctuations.

Failure to attract and retain key personnel and skilled associates could hurt our operations.

      Our continued success depends to a large extent upon the efforts and abilities of key managerial and technical associates. Losing the services of key personnel could harm us. Our business also depends upon our ability to continue to attract key executives and retain senior managers and skilled associates. Failure to do so could harm our business.

Failure to comply with environmental regulations could harm our business.

      As a company in the electronics manufacturing services industry, we are subject to a variety of environmental regulations, including those relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing process as well as air quality and water quality regulations, restrictions on water use, and storm water regulations. Although we have never sustained any significant loss as a result of non-compliance with such regulations, any failure by us to comply with environmental laws and regulations could result in liabilities or the suspension of production. In addition, these laws and regulations could restrict our ability to expand our facilities or require us to acquire costly equipment or incur other significant costs to comply with regulations.

      We own and lease some contaminated sites (for some of which we have been indemnified by third parties for required remediation), sites for which there is a risk of the presence of contamination, and sites with some levels of contamination for which we may be liable and which may or may not ultimately require any remediation. We have obtained environmental insurance to reduce potential environmental liability exposures posed by some of our operations and facilities. We believe, based on our current knowledge, that the cost of any groundwater or soil clean up that may be required at our facilities would not materially harm our business, financial condition and results of operations. Nevertheless, the process of remediating contamination in soil and groundwater at facilities is costly and cannot be estimated with high levels of confidence, and there can be no assurance that the costs of such activities would not harm our business, financial condition and results of operations in the future.

We may not be able to adequately protect or enforce our intellectual property rights and could become involved in intellectual property disputes.

      Our ability to compete effectively may be affected by our ability to protect our proprietary information. We (including companies included in discontinued operations) hold a number of patents and possess various other trade secrets and license rights. These patents, trade secrets, and license rights may not provide meaningful protection for our manufacturing processes and equipment innovations, which could result in litigation. Any resulting litigation could be lengthy and costly and could harm our financial condition.

      In the past we have been and may from time to time continue to be, notified of claims that we may be infringing patents, copyrights or other intellectual property rights owned by other parties. In the event of an infringement claim, we may be required to spend a significant amount of money to develop a non-infringing alternative, to obtain licenses, and/or to defend against the claim. We may not be successful in developing such an alternative or obtaining a license on reasonable terms, if at all. Any litigation, even where an infringement claim is without merit, could result in substantial costs and diversion of resources. Accordingly, the resolution or adjudication of intellectual property disputes could have a material adverse effect on our business, financial condition and results of operations.

Our rating downgrades make it more expensive for us to borrow money and could adversely effect the price of the debentures.

      On October 28, 2003 Standard and Poor’s downgraded our senior unsecured debt rating to “B+” with a stable outlook. On October 31, 2003 Moody’s downgraded our senior unsecured debt rating to “B1” with a stable outlook. Rating downgrades increase our cost of capital should we borrow under our revolving line of credit, and may make it more expensive for us to raise additional capital in the future. Such capital raising activities may be on terms that may not be acceptable to us or may otherwise not be available. A further negative change in our ratings could have an adverse effect on the price of the debentures.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      In addition to the other information contained or incorporated by reference in this remarketing prospectus supplement, investors should carefully consider the risk factors disclosed in this remarketing prospectus supplement in evaluating an investment in the debentures. The information contained in or incorporated by reference into this remarketing prospectus supplement includes forward-looking statements relating to matters including, but not limited to:

•	future sales and operating results;

•	future prospects and growth;

•	our ability to improve our gross profit margins;

•	the capabilities and capacities of our business operations;

•	any financial or other guidance, including interest expense savings;

•	our business strategy and our ability to execute on such strategy;

•	our ability to successfully divest certain operations;

•	the anticipated financial impact of recent and future acquisitions and divestitures;

•	the timing and amount of our planned restructuring activities and related estimated cost savings;

•	the expansion of our low-cost manufacturing capacity and redirection of our manufacturing operations to lower-cost facilities;

•	our ability to maintain a long-term cost structure to support improved operating efficiency and margins;

•	the anticipated production levels and revenues of manufacturing and supply agreements with customers;

•	the potential impact of, and our strategies for addressing, our current litigation and environmental liability exposure; and

•	various other forward-looking statements based on the expectations of our management as of the date of this remarketing prospectus supplement.

      Our forward-looking statements are based on current expectations, forecasts and assumptions and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed under the heading “Risk Factors” in this remarketing prospectus supplement and the documents incorporated by reference into this remarketing prospectus supplement. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by management. Words such as “intend,” “anticipate,” “believe,” “estimate,” “expect,” and similar words and statements are intended to identify forward-looking statements.

      Such risks, uncertainties and changes in condition, significance, value and effect could cause our actual results to differ materially from our anticipated outcomes. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. The inclusion of forward-looking information should not be regarded as a representation by any person that the future events, plans or expectations contemplated by us will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements contained in this remarketing prospectus supplement after its date or contained in the documents incorporated by reference into the remarketing prospectus supplement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

      We will not receive any of the proceeds from this remarketing.

      Proceeds will be used as follows:

•	to purchase a Treasury portfolio that will be delivered to holders of the Equity Security Units to (1) provide the consideration to fulfill stock purchase contracts on November 15, 2004 and (2) pay an amount of cash equal to the aggregate quarterly interest payment due on November 15, 2004, on each debenture which is included in an Equity Security Unit and which is participating in the remarketing. Additional details regarding the Treasury portfolio can be found in the prospectus supplement relating to the issuance of the Equity Security Units;

•	to pay the holders of separate debentures the full Treasury portfolio purchase price for their debentures;

•	to pay to the remarketing agent a remarketing fee of 0.50% of the total proceeds from the remarketing; and

•	any remaining proceeds will be remitted to the holders of the separate debentures and the Equity Security Units participating in the remarketing, on a pro rata basis.

CAPITALIZATION

      The table below sets forth our unaudited capitalization as of May 28, 2004. As we are not receiving any of the proceeds from the remarketing of the debentures, the remarketing of the debentures will not result in any material change to our unaudited capitalization.

      You should read this table in conjunction with our unaudited condensed consolidated financial statements and the schedules and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference into this remarketing prospectus supplement.

As of May 28, 2004

(in millions except
share data)
Cash, cash equivalents and short-term investments (excluding restricted cash)	$1,172.9
Restricted cash	39.2

Total cash, cash equivalents and short-term investments	$1,212.1

Short-term debt	$25.5
Long-term debt:
Senior secured credit facilities	—
7.25% Subordinated Debentures due 2006.	62.9
7.375% Senior Notes due 2006.	150.0
9.625% Senior Notes due 2009.	523.3
4.00% LYONs® due 2019.	0.7
2.75% LYONs® due 2020.	10.3
3.25% LYONs® due 2020.	3.0
0.50% Convertible Senior Notes due 2034.	450.0
Other long-term debt	27.3

Total long-term debt	1,227.5
Stockholders’ equity:
Preferred stock, 1.2 million shares authorized; none issued or outstanding	—
Common stock, 1.6 billion shares authorized; approximately 961.5 million shares issued and outstanding(1)	1.0
Additional paid-in capital	7,763.2
Accumulated deficit	(5,207.1)
Accumulated other comprehensive losses	(174.4)

Total stockholders’ equity	2,382.7

Total debt and stockholders’ equity	$3,635.7

(1)	Our outstanding common stock does not include (i) 54.0 million shares of common stock reserved for issuance under our stock option plans, under which options to purchase 50.4 million shares were outstanding as of May 28, 2004, at a weighted average exercise price of $13.35 per share, (ii) the common stock issuable upon conversion of our outstanding LYONs® and other convertible notes or (iii) the common stock to be issued upon settlement of the stock purchase contracts related to our outstanding Equity Security Units.

RATIO OF EARNINGS TO FIXED CHARGES

      The table below sets forth the ratio of earnings to fixed charges of Solectron and its consolidated subsidiaries on a historical basis for each of the periods indicated:

						Nine Months
						Ended
	Fiscal Year Ended
						May 30,	May 28,
	August 31, 1999	August 31, 2000	August 31, 2001	August 31, 2002	August 31, 2003	2003	2004

Ratio of earnings to fixed charges (1)	9.1x	7.8x	0.4x	—	—	—	—

(1)	“Earnings” consist of income from continuing operations before income taxes plus fixed charges and “fixed charges” consist of (i) interest on all indebtedness and amortization of debt discount and expense, (ii) capitalized interest and (iii) an interest factor attributable to rentals. The deficiency of earnings to fixed charges were $126.0 million, $3,519.8 million and $2,487.7 million for the fiscal years ended August 31, 2001, 2002 and 2003, respectively, and $2,326.1 million and $204.0 million for the nine months ended May 30, 2003 and May 28, 2004, respectively.

DESCRIPTION OF THE REMARKETED DEBENTURES

General

      The following description is a summary of the terms of the debentures being offered in this remarketing. The description is qualified in its entirety by reference to the Indenture dated as of December 27, 2001, as supplemented by a supplemental indenture between us and U.S. Bank National Association, as successor by merger to State Street Bank and Trust Company of California, N.A., as trustee.

      The debentures were initially issued in the aggregate principal amount of $1.1 billion as a component part of the Equity Security Units. Debentures in the aggregate principal amount of $64,269,950 remained outstanding on May 28, 2004. The aggregate principal amount of debentures to be remarketed pursuant to this remarketing prospectus supplement is $64,269,950.

      The debentures will mature on November 15, 2006. The debentures may not be redeemed prior to their stated maturity except as described below. The debentures are subordinated debt securities as described in the accompanying prospectus supplement. In addition to the debentures, we may issue from time to time other series of subordinated debt securities under the Indenture. Such other series will be separate from and independent of the debentures. The following description of the terms of the debentures supplements and modifies the description of the general terms of the debt securities set forth in the accompanying prospectus and the description of the debentures in the accompanying prospectus supplement, which we request that you read. References in this remarketing prospectus supplement to debentures refer to our remarketed debentures due November 15, 2006.

      The debentures will not be subject to a sinking fund provision. The debentures will mature and the entire principal amount will become due and payable, together with any accrued and unpaid interest, on that date.

      Remarketed debentures will be represented by one or more global certificates, which we refer to as global securities, registered in the name of the depositary or its nominee. Payments on the debentures issued as a global security will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the debentures. Principal and interest with respect to certificated notes will be payable, the transfer of the debentures will be registrable and the debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment. U.S. Bank National Association is the initial paying agent, transfer agent and registrar for the debentures. We may at any time designate additional transfer agents and paying agents with respect to the debentures, and may remove any transfer agent, paying agent or registrar for the notes. We will at all times be required to maintain a paying agent and transfer agent for the debentures in the Borough of Manhattan, The City of New York.

      Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any note and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us or released from trust, as applicable, and the holder of the note shall thereafter look, as a general unsecured creditor, only to us for the payment thereof.

      The indenture governing the debentures does not generally contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the debentures in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect those holders.

Denominations, Transfer and Exchange

      The debentures will be remarketed in registered form, without coupons, in denominations of $25 and integral multiples of $25, and may be transferred or exchanged without service charge, but upon payment of any taxes or other governmental charges payable in connection therewith.

Interest

      Each debenture bears interest at the reset rate of 7.97% per year, determined on August 16, 2004, from and including August 15, 2004, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, each an “interest payment date,” commencing November 15, 2004, to the person in whose name the debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding that interest payment date. If debentures shall not remain in book-entry only form, we shall have the right to select record dates, which shall be more than one business day but less than 60 business days prior to the interest payment date.

      The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the debentures is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

Ranking

      The debentures are our general, unsecured obligations and are subordinated in right of payment to all of our existing and future senior debt. As of May 28, 2004 Solectron Corporation had approximately $1.2 billion of senior debt outstanding.

      In addition, the debentures are structurally subordinated to any indebtedness of our subsidiaries to the extent of the assets of those subsidiaries. As of May 28, 2004, the aggregate amount of liabilities of our subsidiaries, principally trade payables, was approximately $2.4 billion (excluding intercompany liabilities).

      For a more detailed discussion of the ranking of the debentures, see the section entitled “Description of the Debentures — Overview” in the accompanying prospectus supplement.

Tax Event Redemption

      If a tax event occurs and is continuing, we may, at our option, redeem the debentures in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each debenture, the redemption amount referred to below, plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on the debentures which are due and payable on or prior to a redemption date will be payable to the holders of the debentures registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the debentures, the proceeds of the redemption will be payable in cash to the holders of the debentures.

      “Tax event” means the receipt by us of an opinion of nationally recognized tax counsel experienced in such matters (which may be Wilson Sonsini Goodrich & Rosati, Professional Corporation) to the effect that there is more than an insubstantial risk that interest on the debentures would not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this remarketing prospectus supplement, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this remarketing prospectus supplement.

      “Redemption amount” means, for each debenture, the product of the principal amount of the debenture and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of the debentures outstanding on the tax event redemption date.

      “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

      Solely for purposes of determining the Treasury portfolio purchase price in the case of a tax event redemption, “Treasury portfolio” shall mean a portfolio of zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to November 15, 2006 in an aggregate amount equal to the aggregate principal amount of the debentures outstanding on the tax event redemption date and with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the debentures outstanding on the tax event redemption date.

      “Quotation agent” means Banc of America Securities LLC or its successor or any other primary U.S. government securities dealer in New York City selected by us.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the debentures. In the event any debentures are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the debentures to be redeemed.

Book-Entry and Settlement

      Remarketed debentures will be issued in the form of one or more global securities registered in the name of the depositary or its nominee. Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

      The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

      In the event that

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or

•	the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

•	we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit any of the global security certificates to be exchangeable or an event of default under the indenture has occurred and is continuing, certificates for the debentures will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

      Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following discussion describes certain material United States federal income tax consequences of the ownership and disposition of the debentures acquired by you in the remarketing and held by you as capital assets. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules, such as, for example, certain financial institutions, insurance companies, dealers and certain traders in securities, persons holding the debentures as part of a “straddle,” “hedge,” “conversion” or similar transaction, holders of debentures that are being remarketed in the remarketing, U.S. holders (as defined below) whose functional currency is not the United States dollar, certain former citizens or residents of the United States, partnerships or other entities classified as partnerships for United States federal income tax purposes, and persons subject to the alternative minimum tax. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative pronouncements, and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. You are urged to consult your tax advisor with regard to the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

      If a partnership or other entity classified as a partnership for United States federal income tax purposes holds debentures, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the status of the partner. Partnerships acquiring debentures, and partners in such partnerships, should consult their tax advisors.

Classification of the Debentures

      In connection with the issuance of the debentures, Wilson Sonsini Goodrich & Rosati, Professional Corporation, our counsel, delivered an opinion that, under then-current law, based on certain representations, facts, and assumptions contained in that opinion, the debentures would be classified as indebtedness for United States federal income tax purposes. Generally, characterization of an obligation as indebtedness for United States federal income tax purposes is made at the time of the issuance of the obligation. Consistent with the opinion received from our counsel at the time of the issuance of the debentures, we have treated and will continue to treat the debentures as indebtedness for United States federal income tax purposes. An opinion of counsel is not binding on the IRS or any court, however, and it is possible that the IRS will successfully assert that the debentures were not properly treated as indebtedness prior to the remarketing, in which case your tax consequences from the ownership and disposition of the debentures may differ from those described below. By acquiring debentures in the remarketing, you will be deemed to have agreed to treat the debentures as indebtedness for United States federal income tax purposes.

      Because of the manner in which the interest rate on the debentures is reset, we have treated and will continue to treat the debentures as indebtedness subject to the contingent payment debt regulations. The proper application of the contingent payment debt regulations to the debentures following the remarketing is uncertain in a number of respects, however, and it is possible that the IRS will assert that the debentures should be treated in a different manner than as described below. A different treatment of the debentures could affect the amount, timing and character of income, gain or loss with respect to an investment in the debentures. Accordingly, you are urged to consult your tax advisor regarding the United States federal income tax consequences of owning the debentures.

      The remainder of this discussion assumes that the debentures will be treated as indebtedness subject to the contingent payment debt regulations as described above.

Tax Consequences to U.S. Holders

      The following summary applies to U.S. holders. The term “U.S. holder” means a holder that is (1) a person who is a citizen or resident of the United States; (2) a corporation, or other entity classified as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to

United States federal income taxation regardless of its source; or (4) a trust if (a) a court within the United States can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Interest Accruals Based on Comparable Yield and Projected Payment Schedule

      Under the contingent payment debt regulations (subject to the discussion below), regardless of your method of accounting for United States federal income tax purposes, you are required to accrue interest income on the debentures on a constant-yield basis at an assumed yield (the “comparable yield”) that was determined at the time of issuance of the debentures. The comparable yield for the debentures was based on the yield at which we could have issued, at the time of issuance of the debentures, a fixed-rate debt instrument with no contingent payments but with terms otherwise similar to those of the debentures. Solely for purposes of determining the amount of interest income that accrues on the debentures, we were required, at the time of issuance of the debentures, to construct a “projected payment schedule” in respect of the debentures representing a series of payments the amount and timing of which would produce a yield to maturity on the debentures equal to the comparable yield.

      For United States federal income tax purposes, you generally are required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule in determining interest accruals and adjustments in respect of a debenture, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS. However, there is uncertainty regarding the manner in which the contingent payment debt regulations apply to the remarketing and thereafter, including whether there should be a change in the projected payment schedule and the precise mechanics for determining the total amount and timing of the adjustments to the interest accruals. For our own reporting purposes, we intend not to change the original projected payment schedule created at the time of the issuance of the debentures. The following discussion assumes that you will use this original projected payment schedule as well.

      Furthermore, assuming that you report your income in a manner consistent with our position described below, the amount of income that you will recognize in respect of the debentures should correspond approximately to the economic accrual of income on the notes to you and the amount of income you would have recognized if the debentures were not subject to the contingent payment debt regulations. No assurance can be given that the IRS will agree with the application of the contingent payment debt regulations to the remarketing in the manner described below.

      The amount of interest on a debenture that accrues in an accrual period is the product of the comparable yield on the debenture (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debenture. The daily portions of interest in respect of a debenture are determined by allocating to each day in an accrual period the ratable portion of interest on the debenture that accrues in the accrual period. The adjusted issue price of a debenture acquired by you in the remarketing will initially equal $24.90 per $25 principal amount as of the date of the remarketing (the “initial adjusted issue price”). For any accrual period thereafter, the adjusted issue price will be (x) the sum of the initial adjusted issue price of the debenture and all interest previously accrued on such debenture starting from the remarketing date (disregarding any positive or negative adjustments described below, including the adjustments reflecting the actual reset rate and additional potential adjustments) minus (y) the total amount of the projected payments on the debenture for all previous accrual periods starting from the remarketing date.

      At the time of the issuance of the debentures, we determined that the comparable yield was 9.0% and the projected payment schedule for the debentures, per $25 principal amount, was $0.26 on February 15, 2002, $0.45 for each subsequent quarterly payment date ending on or prior to August 15, 2004, and $0.55 for each quarterly payment date ending after August 15, 2004. We also determined that the projected payment for the debentures, per $25 principal amount, at the maturity date was $25.55 (which included the stated principal amount of the debentures as well as the final projected interest payment). Based on the comparable yield of 9.0% and the initial adjusted issue price of $24.90 per $25 principal amount, you will be required (regardless of your accounting method) to accrue interest as the sum of the daily portions of interest on the debenture for each day in the taxable year on which you hold the debenture, adjusted as set forth below.

Adjustments Reflecting the Actual Reset Rate

      Based on the reset rate of 7.97%, actual payments on the debentures, per $25 principal amount, will be approximately $0.50 for each quarterly payment date ending after August 15, 2004. Because these payments will differ from the projected quarterly payments of $0.55, you and we will be required to account for these differences as negative adjustments to interest accrued based on the comparable yield of 9.0% in a reasonable manner over the period to which they relate. For our own reporting purposes, we intend to treat the difference of approximately $0.05 between the projected payment of $0.55 and the actual payment of approximately $0.50 on the debenture as a negative adjustment to the interest accrued (based on the 9.0% comparable yield) during each quarter. You are not required to use the same method to account for the differences between the actual payments and the projected payment schedule so long as you make these adjustments in a reasonable manner.

Adjusted Tax Basis of the Debentures; Additional Potential Adjustments

      Your initial adjusted tax basis in a debenture acquired by you in the remarketing will equal the amount that you pay for the debenture. Your adjusted tax basis in the debenture for any accrual period after the remarketing will equal (x) the sum of your initial adjusted tax basis in the debenture and any interest previously accrued on such debenture starting from the date of the remarketing (disregarding any positive or negative adjustments, other than those described in the next paragraph) minus (y) the total amount of the projected payments on the debenture for all previous accrual periods starting from the date of the remarketing.

      If your initial adjusted tax basis in a debenture acquired in the remarketing differs from the initial adjusted issue price in such debenture, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the debenture and the initial adjusted issue price of $24.90 per $25 principal amount by reasonably allocating this difference over the period to which it relates. If your initial adjusted tax basis in a debenture is greater than its initial adjusted issue price, you will take the difference into account as a negative adjustment to interest, and if your initial adjusted tax basis in a debenture is less than its initial adjusted issue price, you will take the difference into account as a positive adjustment to interest. The adjusted tax basis of a debenture will be decreased by any such negative adjustments and increased by any such positive adjustments.

      Upon accruing interest income based on the comparable yield of 9.0% and making positive and negative adjustments that reflect the actual reset rate as described in the immediately preceding subsection and the possible difference between your initial adjusted tax basis in the debenture and its initial adjusted issue price of $24.90 per $25 principal amount as described in this subsection, the amount of income that you will recognize in respect of the debentures should correspond approximately to the economic accrual of income on the notes to you and the amount of income you would have recognized if the debentures were not subject to the contingent payment debt regulations.

Sale, Exchange or Other Disposition of the Debentures

      Upon a sale, exchange or other disposition of a debenture (including a redemption), you will generally recognize gain or loss equal to the difference between the amount realized on the disposition and your adjusted tax basis in the debenture. Such gain or loss generally will be capital gain or loss (except to the extent of any positive adjustment that you have not yet accrued and included in income, which will be treated as interest income) and generally will be long-term capital gain or loss if you held the debenture for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Under recently promulgated Treasury regulations, if you sell a debenture at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

      The following applies to you if you are a holder of a debenture that is not a U.S. holder or a partnership. Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” or “foreign personal holding company” for United States federal income tax purposes. If you are such an entity, you should consult your tax advisor to determine the tax consequences that may be relevant to you.

      All payments on a debenture made to you and any gain realized on a sale, exchange or other disposition of a debenture will be exempt from United States federal income and withholding tax, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote,

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

•	you are not a bank receiving certain types of interest,

•	you have fulfilled the certification requirement described below,

•	such payments are not effectively connected with the conduct by you of a trade or business in the United States, and

•	in the case of gain realized on the sale, exchange or other disposition of a debenture, if you are a nonresident alien individual, you are not present in the United States for 183 or more days in the taxable year of the disposition where certain other conditions are met.

      The certification requirement referred to above will be fulfilled if you certify to us on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address.

      If you are engaged in a trade or business in the United States, and if payments on a debenture are effectively connected with the conduct of this trade or business, you will generally be taxed in the same manner as a U.S. holder (see “— Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership of the debentures, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

      Information returns may be filed with the IRS in connection with payments on the debentures and the proceeds from a sale or other disposition of the debentures. You may receive statements containing the information reflected on these returns. The amounts reported to you may not reflect the amounts that you will be required to include in income in respect of the debentures, even if you take adjustments into account in the manner described above. Please consult your tax advisor regarding calculating your taxable income from the debentures based on the amounts reported to you and other information available to you, including the information provided in this remarketing prospectus supplement.

      If you are a U.S. holder, you may be subject to United States backup withholding tax on these payments if you fail to provide your taxpayer identification number to the paying agent or do not comply with certification procedures or otherwise establish an exemption from backup withholding. If you are not a U.S. holder, you may be subject to United States backup withholding tax on these payments unless you comply with certification procedures to establish that you are not a United States person. The certification procedures required of you to claim the exemption from withholding tax on certain payments on the debentures described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

      The amount of any backup withholding from a payment will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

PLAN OF DISTRIBUTION

      The remarketing is being made under the terms and subject to the conditions contained in a remarketing agreement between Banc of America Securities LLC and us. This agreement requires Banc of America Securities LLC, as the remarketing agent, to use its commercially reasonable best efforts to remarket the debentures at an aggregate price of 100.5% of the Treasury portfolio purchase price. If, despite using its commercially reasonable best efforts, Banc of America Securities LLC is unable to remarket the debentures at a price equal to or greater than 100.5% of the Treasury portfolio purchase price, then the remarketing will have failed. Banc of America Securities LLC has no obligation to purchase any of the debentures.

      The specified portfolio of U.S. Treasury securities will consist of:

•	principal strips of U.S. Treasury securities that will pay on or prior to November 15, 2004, an amount of cash equal to $25, the principal amount of a debenture, for each debenture which is included in an Equity Security Unit and which is participating in the remarketing, and

•	principal strips of U.S. Treasury securities that will pay on or prior to November 15, 2004, an amount of cash equal to the aggregate interest, at the annual rate of 7.25%, that is scheduled to be paid on November 15, 2004, on each debenture which is included in an Equity Security Unit and which is participating in the remarketing.

      The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including delivery of legal opinions. We have agreed to indemnify Banc of America Securities LLC and its controlling persons against certain liabilities in connection with this remarketing, including liabilities under the Securities Act, and to contribute to payments that Banc of America Securities LLC may be required to make in respect thereof. The net proceeds of the remarketing of debentures comprising a part of Equity Security Units will be used to purchase the Treasury portfolio described above, which will be pledged to secure obligations of holders of Equity Security Units to purchase shares of our common stock under the purchase contracts.

      Pursuant to the remarketing agreement dated August 5, 2004, in the event of a successful remarketing, Banc of America Securities LLC may deduct, as a remarketing fee, an amount equal to 0.50% of the total proceeds from the remarketing from any amount of the proceeds in excess of the Treasury portfolio purchase price and the corresponding amount paid to holders of separate debentures that participate in the remarketing. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the Equity Security Units or separate debentures participating in the remarketing. Neither we nor the holders of Equity Security Units whose debentures are participating in this remarketing will otherwise be responsible for any remarketing fee or commission in connection with this remarketing.

      We have been advised that Banc of America Securities LLC currently intends to make a market in the debentures; however, Banc of America Securities LLC is not obligated to do so. Any such market-making may be discontinued at any time, for any reason and without notice. If Banc of America Securities LLC ceases to act as a market-maker for the debentures for any reason, there can be no assurance that another firm or person will make a market in the debentures. There can be no assurance that an active market for the debentures will develop or, if a market does develop, at what prices the debentures will trade.

      In connection with this remarketing and in compliance with applicable law, Banc of America Securities LLC may effect transactions which stabilize, maintain or otherwise affect the market price of the debentures at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the debentures or effecting purchases of the debentures for the purpose of pegging, fixing, or maintaining the price of the debentures for the purpose of reducing a short position created in connection with the remarketing. Banc of America Securities LLC is not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time. Neither we nor Banc of America Securities LLC makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debentures.

      Banc of America Securities LLC and certain of its affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to us and certain of our affiliates, for which they receive customary fees and expense reimbursement. These services include acting as financial advisor with respect to the early settlement offer of existing Equity Security Units in May 2004. Bank of America, N.A., an affiliate of Banc of America Securities LLC, serves as administrative agent and is a lender under our existing senior credit facility.

LEGAL MATTERS

      We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California in connection with the remarketing, and the remarketing agent is being represented by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

      The consolidated financial statements and financial statement schedule of Solectron Corporation as of August 31, 2003 and 2002, and for each of the years in the three-year period ended August 31, 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the August 31, 2003, consolidated financial statements refers to the company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” on September 1, 2001.

ADDITIONAL INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Reports, proxy and information statements, and other information filed electronically by us with the SEC are available to the public at the SEC’s website at www.sec.gov. However, information on the SEC’s Web site does not constitute a part of this remarketing prospectus supplement.

      In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC prior to the termination of the offering of the notes will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this remarketing prospectus supplement and until this offering is completed:

•	our annual report on Form 10-K for the fiscal year ended August 31, 2003, filed with the SEC on November 14, 2003;

•	our quarterly reports on Form 10-Q for the quarters ended November 30, 2003, February 28, 2004 and May 28, 2004, filed with the SEC on January 12, 2004, April 9, 2004 and July 2, 2004, respectively; and

•	our current report on Form 8-K, filed on February 9, 2004 containing, among other things, certain of our historical consolidated financial information reissued in an updated format, and our current reports on Form 8-K filed on February 13, 2004, May 7, 2004, May 25, 2004 and August 6, 2004.

      The information appearing in the Form 8-K filed on February 9, 2004, to the extent indicated therein, supersedes the information appearing in our annual report on Form 10-K.

      You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Solectron Corporation

847 Gibraltar Drive, Building 5
Milpitas, California 95035
Telephone: (408) 957-8500
Attn: Treasurer

      You should rely only on the information provided in this remarketing prospectus supplement or information incorporated by reference in this remarketing prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this remarketing prospectus supplement is accurate as of any date other than the date on the front of this remarketing prospectus supplement.

Prospectus Supplement to Prospectus dated August 29, 2001.

40,000,000 Units

7.25% Adjustable Conversion–Rate Equity Security Units

       This is an offering of Adjustable Conversion-Rate Equity Security Units of Solectron Corporation.

       Each equity security unit has a stated amount of $25 and will initially consist of (a) a contract to purchase, for $25, shares of common stock of Solectron on November 15, 2004 and (b) $25 principal amount of our 7.25% subordinated debentures due 2006. The debenture initially will be held as a component of your unit and pledged to secure your obligation to purchase our common stock under the related purchase contract.

       You will receive quarterly interest payments on the debenture at the initial annual rate of 7.25%. The debenture will be remarketed and, assuming a successful remarketing, the interest rate on the debenture will be reset, as described in this prospectus supplement. The debentures are our general, unsecured (except as described below) obligations and will initially rank subordinate in right of payment (except as described below) to all of our existing and future senior debt. Upon the occurrence of certain events, the debentures will automatically become our general, unsecured obligations ranking equally in right of payment with all our existing and future unsubordinated debt. We will pledge certain limited assets to secure, through and including the interest payment date occurring on November 15, 2003, our obligations to pay interest on and principal of the debentures to the extent described herein. The units will be sold in a minimum number of 40 units.

       On December 20, 2001, the last reported closing sale price of our common stock on the New York Stock Exchange was $9.81 per share.

       The units have been approved for listing on the New York Stock Exchange under the symbol “SLR PrS.”

       See “Risk Factors” beginning on page S-15 to read about certain factors you should consider before buying units.

       Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Initial public offering price	$25.00	$1,000,000,000
Underwriting discount	$0.75	$30,000,000
Proceeds, before expenses, to Solectron	$24.25	$970,000,000

       The initial public offering price set forth above does not include accrued interest on the debentures, if any. Interest on the debentures will accrue from the date of original issuance of the units, expected to be December 27, 2001.

       To the extent that the underwriters sell more than 40,000,000 units, the underwriters have the option to purchase up to an additional 4,000,000 units from Solectron at the initial public offering price less the underwriting discount.

       The underwriters expect to deliver the units in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York, on or about December 27, 2001.

Goldman, Sachs & Co.

Book-Running Lead Manager

Banc of America Securities LLC

Joint Lead Manager

JPMorgan

Joint Lead Manager

Morgan Stanley

       Prospectus Supplement dated December 20, 2001.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus supplement, the accompanying prospectus and the registration statement of which they are a part contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the anticipated financial impact of various acquisitions, including our recently completed C-MAC combination, and the timing of and our ability to consummate the additional financing transactions that we contemplate. We intend that these forward-looking statements be subject to the safe harbors created by those provisions. These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes to differ materially. These statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect” and other words and statements. These risks and uncertainties, which in some instances are beyond our ability to control, include:

•	the current global economic slowdown and declining customer demand for our services and products;

•	risks associated with the cyclical nature of the electronics industry;

•	our ability to continue to reduce the cost of our products;

•	our ability to compete successfully to win new business and customers and to retain existing customers;

•	the impact of our recent restructuring activities; and

•	our ability to integrate the operations of Shinei, NatSteel, C-MAC and our other acquisitions effectively.

       For more information about risks and uncertainties, see “Risk Factors.” Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or any other person that the future events, plans or expectations contemplated by Solectron will be achieved. Furthermore, past performance in operations and share price are not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

       This summary only highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before purchasing the equity security units. You should read the entire prospectus supplement, including the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information.” When used in this prospectus supplement, unless the context requires otherwise, the terms “we,” “our” and “us” refer to Solectron Corporation and its subsidiaries.

Solectron Corporation

       We provide electronics manufacturing services to original equipment manufacturers (OEMs) who design and sell networking equipment, mobile and land-based telecommunications equipment, computing equipment, including workstations, notebooks, desktops and peripherals, and other electronic equipment. These OEMs include Cisco Systems, Inc. (Cisco), Compaq Computer Corporation (Compaq), Ericsson Telecom AB (Ericsson), Hewlett-Packard Company (HP), International Business Machines Corporation (IBM), Nortel Networks Limited (Nortel) and Apple Computer Inc. (Apple). These companies contract with us to build their products for them or to obtain other related services from us.

       We furnish integrated supply-chain solutions that span the entire product life-cycle from technology solutions, to manufacturing and operations, to global services. Our range of services includes:

•	advanced building block design solutions;

•	product design and manufacturing;

•	new product introduction management;

•	materials purchasing and management;

•	prototyping;

•	printed circuit board (PCB) assembly (the process of placing components on an electrical printed circuit board that controls the processing functions of a personal computer or other electronic equipment);

•	system assembly (for example, building complete systems such as mobile telephones and testing them to ensure functionality);

•	distribution;

•	product repair; and

•	warranty services.

       Providing these services to our customers allows them to remain competitive by focusing on their core competencies of sales, marketing, and research and development. We have manufacturing facilities in the Americas, Europe and Asia/Pacific. This geographic presence gives our customers access to manufacturing services in the locations close to their markets for faster product delivery.

       Solectron was originally incorporated in California in August 1977. In February 1997, Solectron was reincorporated in Delaware. Our principal executive offices are located at 777 Gibraltar Drive, Milpitas, California 95035. Our telephone number is (408) 957-8500 and our Internet address is www.solectron.com. The information contained or incorporated in our website is not a part of this prospectus.

RECENT DEVELOPMENTS

Acquisition of C-MAC

       On December 3, 2001, we completed our combination with C-MAC. Under the terms of the combination agreement and plan of arrangement, we issued 1.755 shares of our common stock or 1.755 shares of our subsidiary, Solectron Global Services Canada Inc., or a combination thereof, in exchange for each C-MAC common share outstanding. The shares of our subsidiary are exchangeable at any time on a one-for-one basis for shares of our common stock. Based on our common stock’s closing price immediately preceding the completion of the combination, the transaction was valued at approximately $2.3 billion, including the assumption of C-MAC debt.

       We currently estimate that the combination with C-MAC will be mildly accretive to earnings per share in the short term. The actual impact of the acquisition on our earnings will depend on a number of factors, including, but not limited to, our actual results, including the results of the recently acquired C-MAC business during the period following the acquisition and the estimated amounts and timing of synergies and integration costs. These forward-looking statements involve risks and uncertainties, such as our ability to integrate effectively or operate the business of C-MAC, and our actual results may differ materially from these statements.

THE OFFERING

       As used in this prospectus supplement, “debentures” means the 7.25% subordinated debentures due 2006 which are our general, unsecured (except to the extent set forth under “Description of the Debentures — Security”) obligations that will initially rank subordinate in right of payment to all of our existing and future senior debt, as defined in the prospectus (but unsubordinated in right of payment in an amount equal to the value of certain limited pledged assets), and subject to the occurrence of certain events described in this prospectus supplement, will become our general, unsecured obligations that rank equally in right of payment with all of our existing and future unsubordinated debt.

The Units

       Each unit will have a stated amount of $25 and initially will consist of:

       (1) a purchase contract, under which you agree to purchase, for $25, shares of our common stock on November 15, 2004, which we refer to as the “stock purchase date,” the number of which shares will be determined by us based on the average trading price of our common stock at that time, calculated in the manner described below; and

       (2) $25 principal amount of our debentures which will initially bear interest at a rate of 7.25% per year as specified below.

       The interest payments on the debentures will be made quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing February 15, 2002.

       The debenture that is a component of each unit will be owned by you but it initially will be pledged to U.S. Bank, N.A., as collateral agent, for our benefit to secure your obligations under the purchase contract. If the debentures are successfully remarketed or a tax event redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in certain U.S. treasury securities (discussed below) will replace the debenture as a component of each unit and will be pledged to the collateral agent to secure your obligations to us under the related purchase contract.

       We refer to each purchase contract, together with the pledged debenture (or, after a successful remarketing or tax event redemption, the applicable specified U.S. treasury securities), as a “normal unit.” Each holder of a normal unit may elect to withdraw the pledged debenture or pledged treasury securities underlying the normal unit, and thereby create a “stripped unit.” A holder might consider it beneficial either to hold the debentures directly or to realize proceeds from their sale. These investment choices are facilitated by creating stripped units.

       To create a stripped unit, the holder must substitute, as the pledged security, a zero-coupon U.S. treasury security that will pay $25 on November 15, 2004, which will be the amount then due under the purchase contract. The pledged debenture or, after a successful remarketing or a tax event redemption, the pledged applicable ownership interest in zero-coupon U.S. treasury securities, will then be released from the security interest created by the pledge agreement and delivered to the holder. Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make this substitution only in integral multiples of 40 normal units.

       A stripped unit will have a stated amount of $25 and will consist of:

•	a purchase contract; and

•	an undivided beneficial ownership interest in the zero-coupon U.S. treasury security described in the paragraph above.

       Stripped units will not generate cash payments to the holder. In addition, original issue discount will accrue on the pledged zero-coupon treasury securities. See “Certain United States Federal Income Tax Consequences — Treasury Securities — Original Issue Discount.”

       Holders of debentures separated from the units will continue to receive quarterly interest payments on the debentures.

       After you have created stripped units, you may recreate normal units by re-substituting debentures you have withdrawn or, following a successful remarketing or a tax event redemption, by delivering other treasury securities for the treasury securities underlying the stripped units.

The Purchase Contracts

       The purchase contract underlying each unit obligates you to purchase, and us to sell, for $25, on November 15, 2004, a number of newly issued shares of our common stock equal to the settlement rate described below.

       We will determine the number of shares you will receive by the settlement rate described below, based on the average closing price of the common stock during a specified period prior to the stock purchase date. We will not make any contract fee payments to holders under the purchase contracts.

The Debentures

       The debentures will be our general, unsecured (except to the extent set forth under “Description of the Debentures — Security”) obligations and initially will be subordinate in right of payment to all of our existing and future senior debt (but unsubordinated in right of payment in an amount equal to the value of certain limited pledged assets). The debentures will mature on November 15, 2006. Each debenture initially will bear interest at the rate of 7.25% per year, payable quarterly. In the event of a successful remarketing, the applicable interest rate on the debentures outstanding on and after August 15, 2004 will be reset as described below. If, at the time of a successful remarketing, Solectron receives ratings by Standard & Poor’s and Moody’s Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, then the subordination provisions of the debentures will no longer be applicable and the debentures will automatically become our general, unsecured obligations ranking equally in right of payment with all our existing and future unsubordinated debt.

       The debentures are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances described in this prospectus supplement. Following any such redemption of the debentures prior to August 15, 2004, investors that own normal units will own the applicable ownership interest of a treasury portfolio as a component of their normal units.

The Purchase Contract Settlement Rate

       The settlement rate is the number of newly issued shares of our common stock that we are obligated to sell and you are obligated to buy upon settlement of a purchase contract on November 15, 2004.

       The settlement rate for each purchase contract will be as follows, subject to adjustment under the terms of the purchase contract:

•	if the applicable market value of our common stock is equal to or greater than $11.58, the settlement rate will be 2.1597 shares of our common stock per purchase contract;

•	if the applicable market value of our common stock is less than $11.58 but greater than $9.81, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract; and

•	if the applicable market value of our common stock is less than or equal to $9.81, the settlement rate will be 2.5484 shares of our common stock per purchase contract.

       The “applicable market value” means the average of the closing price, as defined in this prospectus supplement, per share of our common stock on each of the twenty consecutive trading days, as defined in this prospectus supplement, ending on the third trading day preceding November 15, 2004.

Payments to Holders of the Normal Units, Stripped Units and Debentures

Normal Units

       If you hold normal units, you will receive quarterly interest payments on the debentures, at the annual rate of 7.25% of the principal amount of $25 per debenture, commencing February 15, 2002 through and including August 15, 2004. On November 15, 2004, the stock purchase date, you will receive the same quarterly payment which will consist of a cash payment on the pledged treasury securities, if there has been either a successful remarketing or a tax event redemption, or a payment from us on the debenture, if there has not been either a successful remarketing or a tax event redemption.

Stripped Units

       Stripped units will not generate cash payments to the holder. In addition, original issue discount will accrue on the pledged zero-coupon treasury securities. See “Certain United States Federal Income Tax Consequences — Treasury Securities — Original Issue Discount.”

Debentures

       If you hold debentures separate from the units, you will receive the quarterly interest payments on the debentures.

       Each debenture, whether held separately from or as part of a unit, will initially entitle its holder to payments of interest at the annual rate of 7.25% of the principal amount of $25 per debenture for the quarterly interest payments on and before August 15, 2004. On and after August 15, 2004, assuming a successful remarketing, each debenture will entitle its holder to payments of interest at the reset rate described below. This new rate will be effective for the interest accruing from August 15, 2004, assuming a successful remarketing on that date, to the maturity of the debentures. If, on a remarketing date, the reset agent cannot establish a reset rate meeting the requirements described in this prospectus supplement, the reset agent will not reset the interest rate at that time. Instead, the reset rate will continue to be the initial annual rate of 7.25% until the reset agent can establish such a reset rate meeting the requirements described in this prospectus supplement on a later remarketing date on or prior to the third business day immediately preceding November 15, 2004. If the reset agent cannot remarket the debentures on the later remarketing dates, the interest rate will not be reset.

       The reset rate will apply to interest on all debentures outstanding after the successful remarketing date. However, the reset of the interest rate on the debentures will not change the amount of payments to be received by holders of the normal units, which, as described above, will remain at the initial annual rate of 7.25% of $25 for the last quarterly payment payable on November 15, 2004.

Security

       Concurrently with the initial issuance of the units, we will use approximately $133 million of the proceeds from the sale of the units, or approximately $147 million if the underwriters fully exercise their overallotment option, to purchase and deposit with State Street Bank and Trust Company of California, N.A., as pledge trustee, for the benefit of the holders of the debentures an aggregate amount of U.S. treasury securities (including principal and coupon amounts) sufficient to provide for payment in full when due of the scheduled interest payments on the debentures due on or before November 15, 2003, which will secure, through the interest payment date occurring on November 15, 2003, our obligations to pay interest and principal under the debentures. Upon each interest payment date through November 15, 2003, if we direct the collateral agent to do so, the collateral agent will use the proceeds from the U.S. treasury securities in the pledge account to satisfy our interest obligations on the debentures. The collateral in the pledge account will be reduced over time by at least the amount of each interest payment made. The debentures will not otherwise be secured.

Remarketing of the Debentures

       We will enter into a remarketing agreement with a nationally recognized investment banking firm. The investment banking firm will agree to use its commercially reasonable best efforts to sell debentures included in normal units at a price equal to 100.5% of the remarketing value, as defined below. The remarketing is to occur on August 15, 2004 or a later remarketing date, as described in this prospectus supplement. A normal unit holder may elect not to participate in a remarketing.

       The remarketing agent will use the proceeds from the sale of the debentures to purchase specified U.S. treasury securities, which the participating normal unit holders will pledge to secure their obligations under the related purchase contracts. After a successful remarketing, a normal unit will consist of a purchase contract and the specified pledged U.S. treasury securities.

       After a successful remarketing, we will use the cash payments from the pledged treasury securities underlying the normal units to satisfy the obligations of holders to purchase our common stock on November 15, 2004. We have set the remarketing date to be August 15, 2004, which is the date on which the last quarterly payment is made before the stock purchase date, unless the remarketing agent delays the remarketing to a later date as described below.

       The “remarketing value” will be equal to the sum of:

(a) the value at the remarketing date of the amount of U.S. treasury securities that will pay, on or prior to the quarterly payment date falling on the stock purchase date, an amount of cash equal to the aggregate interest that is scheduled to be payable on that quarterly payment date on each debenture which is included in a normal unit and which is participating in the remarketing (we will assume for this purpose, even if not true, that the interest rate on the debentures remains at the initial rate); and

(b) the value at the remarketing date of the amount of U.S. treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each debenture included in a normal unit which is participating in the remarketing.

       The remarketing agent will use the proceeds from the sale of debentures in a successful remarketing to purchase, in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described in (a) and (b) above. It will deliver these treasury securities through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the unit holders whose debentures participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not to exceed 50 basis points (.50%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, to the holders of the normal units participating in a remarketing.

       Alternatively, a holder of normal units may elect not to participate in a remarketing. The holder may retain the debentures underlying those units by delivering the treasury securities described in (a) and (b) above, in the amount and types specified by the remarketing agent, applicable to the holder’s debentures, to the purchase contract agent on the fourth business day prior to August 15, 2004. If the remarketing agent fails to sell any debentures on the remarketing date, the treasury securities will be promptly returned to the holder of a normal unit who does not participate in the remarketing.

       Holders of debentures that are not part of normal units may elect to have their debentures included in a remarketing in the manner described in “Description of the Units — Description of the Purchase Contracts — Optional Remarketing of Debentures Not Included in Normal Units.” The remarketing agent will use its commercially reasonable best efforts to remarket the separately held debentures in the remarketing on the remarketing date at a price equal to 100.5% of the remarketing value, determined on the basis of the separately held debentures being remarketed.

       After deducting the remarketing fee, an amount not to exceed 50 basis points (.50%) of the total proceeds from the remarketing, the remaining portion of the proceeds, if any, will be remitted to the holders whose separate debentures were sold in the remarketing. If a holder of debentures that are not part of normal units elects to have its debentures remarketed but the remarketing agent fails to sell the debentures on any remarketing date, the separately held debentures will be promptly returned to the holder.

The Reset Rate and Subsequent Remarketings

       In order to facilitate a remarketing of debentures, we will appoint a nationally recognized investment banking firm to act as the reset agent. The reset agent and the remarketing agent may be the same firm. The reset agent will reset the interest rate on the debentures for the quarterly interest payments on and after November 15, 2004, assuming a successful remarketing. The reset rate will become the new interest rate on the debentures, on and after August 15, 2004, assuming a successful remarketing.

       The reset rate will be the rate sufficient to cause the then current aggregate market value of the debentures to be equal to 100.5% of the remarketing value described above. The reset agent will assume for this purpose, even if not true, that all of the debentures will be remarketed.

       Resetting the interest rate of the debentures at this rate is intended to enable the remarketing agent to sell the debentures in a remarketing and purchase the treasury securities described in the section above. The cash generated by these treasury securities will be applied to the settlement of the purchase contracts and to the quarterly payment on the normal units due on November 15, 2004.

       The reset agent will determine the reset rate on August 15, 2004. If the reset agent cannot establish a reset rate on the initial remarketing date that will be sufficient to cause the then current aggregate market value of all the outstanding debentures to be equal to 100.5% of the remarketing value, and the remarketing agent cannot sell the debentures offered for remarketing on the initial remarketing date at a price equal to 100.5% of the remarketing value, the interest rate will not be reset but will continue to be the initial interest rate on the debentures. However, the reset agent may thereafter attempt to establish a new reset rate meeting these requirements, and the remarketing agent may attempt to remarket the debentures on each of the four consecutive business days ending on October 1, 2004 and on the third business day immediately preceding the stock purchase date. Any such remarketing will be at a price equal to 100.5% of the remarketing value, determined on the basis of the debentures being remarketed. If a reset rate meeting the above requirements cannot be established by the third business day immediately preceding the stock purchase date, then a remarketing will not occur, the interest rate on the debentures outstanding after November 15, 2004 will not be reset, and we will be entitled to exercise our rights as a secured party on that date and, subject to applicable law, retain the securities pledged as collateral or sell them in one or more private sales or otherwise.

       The resetting of the interest rate on the debentures, if any, will not change the interest received by holders of the normal units. The interest rate on normal units will remain at the initial annual rate of 7.25% of $25 for the quarterly payment payable on November 15, 2004. The reset rate, if any, will apply to interest on all debentures outstanding on and after the date of a successful remarketing.

Alternative Settlement of Holders’ Obligations Under the Purchase Contract

       You may also satisfy your obligations under the purchase contract:

•	if you have created stripped units or elected not to participate in a remarketing by delivering U.S. treasury securities in substitution for the debentures, through the application of the cash payments received on the pledged treasury securities;

•	through the early delivery of cash to the purchase contract agent in the manner described in “Description of the Units — Description of the Purchase Contracts — Early Settlement”; and

•	if we are involved in a merger or consolidation prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, through an early settlement of the purchase contract as described in “Description of the Units — Description of the Purchase Contracts — Early Settlement upon Merger.”

       In addition, the purchase contracts, our related rights and obligations and those of the holders of the units, including their obligations to purchase common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization. Upon such a termination of the purchase contracts, the pledged debentures or treasury securities will be released and distributed to you in accordance with applicable law.

Certain United States Federal Income Tax Consequences Related

to the Units and the Debentures

       If you purchase units in the offering, you will be treated for United States federal income tax purposes as having acquired the debentures and purchase contracts constituting those units. You must allocate the purchase price of the units between those debentures and purchase contracts in proportion to their respective fair market values, which will establish your initial tax basis. We expect to report the fair market value of each debenture as $23.90 and the fair market value of each purchase contract as $1.10.

       For United States federal income tax purposes, the debentures will be classified as contingent payment debt instruments subject to the “noncontingent bond method” of accruing original issue discount. As discussed more fully under “Certain United States Federal Income Tax Consequences — Debentures — Original Issue Discount,” the effects of this method will be (1) to require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the debentures, (2) possibly to require the accrual of interest income by you in excess of distributions actually received by you for all accrual periods and (3) generally to result in ordinary rather than capital treatment of all or a portion of any gain or loss on the sale, exchange or disposition of the debentures or the units to the extent attributable to the debentures. See “Certain United States Federal Income Tax Consequences.”

       An investment in the units involves certain tax-related risks. As there is no statutory, judicial or administrative authority directly addressing the tax treatment of units or instruments similar to units, you are urged to consult your own tax advisor concerning the tax consequences of an investment in units. See “Risk Factors.”

Listing of Units and Debentures

       The normal units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol “SLR PrS.”

       Neither the stripped units nor the debentures initially will be listed. If, however, either of the stripped units or the debentures are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to cause those securities to be listed on the exchange on which the normal units are then listed.

The Offering — Explanatory Diagrams

       The following diagrams demonstrate some of the key features of the purchase contracts, normal units, stripped units and debentures, and the transformation of normal units into stripped units and debentures.

Purchase Contracts

       Normal units and stripped units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the stock purchase date. We will not make any contract fee payments to holders under the purchase contract.

       (1) For each of the percentage categories shown, the percentage of shares to be delivered at maturity to a holder of normal units or stripped units is determined by dividing (a) the related number of shares to be delivered, as indicated in the footnote for each such category, by (b) an amount equal to $25, the stated amount of the unit, divided by the reference price. The maximum number of shares of our common stock that you could receive on the stock purchase date is 2.5484, subject to any anti-dilution adjustments.

       (2) If the applicable market value of our common stock is less than or equal to $9.81, the number of shares to be delivered will be calculated by dividing the stated amount by the reference price. The “applicable market value” means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day preceding November 15, 2004.

       (3) If the applicable market value of our common stock is between $9.81 and $11.58, the number of shares to be delivered will be calculated by dividing the stated amount by the applicable market value.

       (4) If the applicable market value of our common stock is equal to or greater than $11.58, the number of shares to be delivered will be calculated by dividing the stated amount by the threshold appreciation price.

       (5) The “reference price” is $9.81.

       (6) The “threshold appreciation price” is equal to $11.58, which is 118% of the reference price.

Normal Units

•	A normal unit consists of two components as described below:

•	After a successful remarketing or a tax event redemption, the normal units will include specified U.S. treasury securities in lieu of the debentures.

•	The holder owns the debentures and, after a successful remarketing or tax event redemption, specified U.S. treasury securities. The holder will pledge them to us to secure its obligations under the purchase contract.

•	If you hold a normal unit, you may also substitute a specified amount of U.S. treasury securities for the debentures if you decide not to participate in the remarketing.

Stripped Units

•	A stripped unit consists of two components as described below:

       The holder owns the zero-coupon U.S. treasury security. The holder will pledge it to us to secure its obligations under the purchase contract. The treasury security is a zero-coupon U.S. treasury security (CUSIP No. 912803AB9) that matures on November 15, 2004.

Debentures

•	Debentures have the terms described below:

•	The debentures will be our general, unsecured (except to the extent set forth under “Description of the Debentures — Security”) obligations and initially will be subordinate in right of payment to all of our existing and future senior debt (but unsubordinated in right of payment in an amount equal to the value of certain limited pledged assets). If, at the time of a successful remarketing, Solectron receives ratings by Standard & Poor’s and Moody’s Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, then the subordination provisions of the debentures will no longer be applicable and the debentures will automatically become our general, unsecured obligations ranking equally in right of payment with all of our existing and future unsubordinated debt.

•	The holder of a debenture that is a component of a normal unit has the option either to:

•	allow the debenture to be included in the remarketing process. The proceeds of the debentures sold in the remarketing will be used to purchase specified U.S. treasury securities, the proceeds of which will be applied to settle the purchase contract; or

•	elect not to participate in a remarketing by delivering specified U.S. treasury securities in substitution for the debenture. The proceeds of the delivered treasury securities will be applied to settle the purchase contract.

•	The holder of a debenture that is separate and not a component of a normal unit has the option either to:

•	continue to hold the debenture whose rate has been reset (assuming a successful remarketing) for the quarterly distributions payable on and after November 15, 2004; or

•	deliver the debenture to the remarketing agent to be included in a remarketing.

•	Debentures may be redeemed by us upon the occurrence of a tax event, as described in this prospectus supplement.

Transforming Normal Units into Stripped Units and Debentures

•	To create a stripped unit, the holder combines the purchase contract with the specified zero coupon U.S. treasury security that matures on November 15, 2004.

•	The holder owns the zero-coupon U.S. treasury security but will pledge it to the collateral agent for our benefit to secure the holder’s obligations under the purchase contract.

•	The zero-coupon U.S. treasury security together with the purchase contract constitutes a stripped unit. The debenture (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities), which was previously a component of the normal unit, is tradeable separately.

•	After remarketing, the normal units will include specified U.S. treasury securities in lieu of debentures.

•	The holder can also transform stripped units and debentures (or, after a successful remarketing or a tax event redemption, specified U.S. treasury securities) into normal units. Following that transformation, the specified zero coupon U.S. treasury security, which was previously a component of the stripped units, will be tradable as a separate security.

       The transformation of normal units into stripped units and debentures (or, after a successful remarketing or a tax event redemption, specified U.S. treasury securities), and the transformation of stripped units and debentures (or, after a successful remarketing or a tax event redemption, specified U.S. treasury securities) into normal units, requires minimum amounts of securities, as more fully described in this prospectus supplement.

Other Transactions

       Solectron and Goldman Sachs Credit Partners L.P. (“GSCP”) have entered into a commitment letter prior to consummation of this transaction, pursuant to which GSCP has committed to providing Solectron with a $250 million senior 364-day revolving credit facility and a $250 million senior three-year revolving credit facility. Availability under each facility is subject to various conditions set forth in the commitment letter, including (i) no occurrence of a material adverse change in the financial markets or capital markets, generally, or in the market for loan syndications in particular, (ii) ratings by Standard & Poor’s and Moody’s Investors Service for the Company’s senior unsecured debt of not lower than BB+ and Ba1, respectively, (iii) the issuance of at least $1 billion of mandatory convertible subordinated debt and at least $500 million of other fixed rate unsecured debt securities, and (iv) the receipt by the Company of any required consents of certain of its existing lenders. The senior credit facilities are expected to be guaranteed by all material domestic subsidiaries of Solectron, and to be secured by a pledge of all the capital stock of our domestic material subsidiaries and 65% of the capital stock of certain of our foreign material subsidiaries. The senior credit facilities will replace our existing credit agreement with Bank of America National Trust and Savings Associate as agent (the “Bank of America credit facility”), dated April 30, 1997, as amended. The proceeds of the facilities are expected to be used to (i) repay outstanding amounts, if any, under the Bank of America credit facility and (ii) meet working capital and general corporate requirements (including to finance acquisitions, if any) of Solectron and its subsidiaries. No assurances can be given that we will successfully negotiate and consummate the transactions contemplated by the commitment letter or a similar transaction or transactions. The sale of the units is a condition precedent to a closing under the credit facilities.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

       The following table sets forth summary consolidated financial data for each of the fiscal years in the five-year period ended August 31, 2001.

       When you read the following summary consolidated financial data, it is important that you read it along with the historical consolidated financial statements and related notes.

	Fiscal Year Ended August 31,

	1997	1998	1999	2000	2001

	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$4,408.5	$6,102.2	$9,669.2	$14,137.5	$18,692.3
Operating income (loss)	303.2	368.6	516.1	704.2	(98.6)
Income (loss) before taxes and cumulative effect of change in accounting principle	307.5	375.5	514.5	739.5	(157.7)
Net income (loss)	203.7	251.3	350.3	497.2	(123.5)
Basic net income (loss) per share(1)	0.42	0.49	0.65	0.83	(0.19)
Diluted net income (loss) per share(1)	0.40	0.47	0.61	0.80	(0.19)

	As of August 31,

	1997	1998	1999	2000	2001

Consolidated Balance Sheet Data:
Net working capital	$1,137.5	$1,278.1	$3,162.7	$5,411.4	$6,014.8
Total assets	2,209.9	2,843.7	5,420.5	10,375.6	12,930.4
Long-term debt	386.2	386.8	922.7	3,319.5	5,027.5
Total stockholders’ equity	1,150.2	1,475.4	3,166.9	3,802.1	5,150.7

(1)	All net income (loss) per share amounts have been adjusted to reflect stock splits to date.

RISK FACTORS

       In considering whether to purchase the units and their component parts, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, which supersede the risk factors described in the accompanying prospectus and the documents incorporated by reference prior to the date hereof. Because a unit consists of a purchase contract to acquire shares of our common stock and a debenture issued by us, you are making an investment decision with regard to our common stock and debentures, as well as the units. You should carefully review the information in this prospectus supplement and the accompanying prospectus about all of these securities.

Risks Relating to the Units

As a result of this transaction, we will be required to obtain waivers, consents or amendments with respect to our compliance with certain of our financial instruments or we will be required to pre-pay those obligations.

       We and our subsidiaries are parties to various financial instruments, including credit facilities and synthetic leases. Some of the agreements evidencing these obligations contain financial covenants with which we must be in compliance at the end of each fiscal quarter, with the next compliance date being March 2, 2002. If certain of these financial covenants were measured immediately after the issuance of the units, we would not be in compliance with them. The total obligations outstanding under financial instruments containing such covenants as of August 31, 2001 was approximately $284 million, which does not include approximately $85 million under a loan agreement entered into subsequent to August 31, 2001. We intend to seek waivers, consents, amendments, or any combination of the foregoing, from the lenders or lessors under these financial instruments with respect to these covenants. There can be no assurance, however, that we will be able to obtain such waivers, consents or amendments on a timely basis, if at all. If we are unable to obtain such waivers, consents or amendments on a timely basis with respect to any particular credit facility or synthetic lease, we intend to work out some other accommodation or exercise our right under such facility and/ or lease to pre-pay all of our obligations thereunder (which could require us to apply up to approximately $369 million of cash to such pre-payments). If we pre-pay those obligations, that particular credit facility or synthetic lease will be cancelled.

       If we do not obtain the waivers, consents or amendments described above and we do not work out some other accommodation or pre-pay the obligations referred to above, then the lenders or lessors, as the case may be, under those financing instruments could accelerate our obligations and declare all amounts thereunder then due and payable. This acceleration, or the fact that we are in default under those agreements, could in turn cause cross-defaults with respect to other indebtedness we have outstanding or have a material adverse effect on our financial condition.

You will bear the entire risk of a decline in the price of our common stock.

       The market value of the shares of our common stock you will receive on the stock purchase date may be materially different from the effective price per share paid by you on the stock purchase date. If the average trading price of our common stock on the stock purchase date is less than $9.81 per share, you will, on the stock purchase date, be required to purchase shares of common stock at a loss. Accordingly, a holder of units assumes the entire risk that the market value of our common stock may decline. Any such decline could be substantial.

You will receive only a portion of any appreciation in our common stock price.

       The number of shares of common stock that we will issue upon settlement may decline by up to 15.25% as the market value of our common stock increases. Therefore, your opportunity for equity appreciation will be less than if you invested directly in common stock. In addition, if the average trading price of our common stock on the stock purchase date exceeds $9.81 but is less than $11.58 per share, you will receive no equity appreciation on our common stock.

The trading price for our common stock and the general level of interest rates and our credit quality will directly affect the trading price for the units and their component parts.

       The trading prices of our common stock, the general level of interest rates and our credit quality will directly affect the trading prices of the units and their component parts in the secondary market. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our common stock and the debentures. In addition, market conditions can affect the capital markets generally, therefore affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common stock in the market after the offering of the units or the perception that those sales could occur and could negatively impact the trading prices for the units. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock underlying the purchase contracts and of the other components of the units. The arbitrage could, in turn, negatively affect the trading prices of the units, the debentures and our common stock. The credit ratings assigned by Standard & Poor’s and Moody’s Investors Service to our senior unsecured debt have recently been downgraded to BB+ and Ba1, respectively, each with a negative outlook. Any further downgrade would negatively impact the trading prices of the units and our ability to enter into currently contemplated and any future financing transactions on terms acceptable to us.

You may suffer dilution of our common stock issuable upon settlement of your purchase contract.

       The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions. The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as employee stock option grants, offerings of common stock for cash, or in connection with acquisitions or other transactions which may adversely affect the price of our common stock. The terms of the units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the units in engaging in any such offering or transaction.

You do not have the same rights as holders of our common stock.

       Until you acquire shares of our common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including, but not limited to, voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of common stock only as to actions for which the record date occurs after the date on which you purchase the common stock underlying the purchase contract.

Your pledged securities will be encumbered.

       Although holders of units will be beneficial owners of the underlying debentures or pledged treasury securities, the holders will pledge those securities with the collateral agent to secure their obligations under the related purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed to withdraw their pledged debentures or treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement.

The purchase contract agreement will not be qualified under the Trust Indenture Act; the obligations of the purchase contract agent will be limited.

       The purchase contract agreement relating to the units will not be qualified under the Trust Indenture Act. The purchase contract agent under the purchase contract agreement, who will act as the agent and the attorney-in-fact for the holders of the units, will not be qualified as a trustee under the Trust Indenture Act. Accordingly, holders of the units will not have the benefits of the protections of the Trust Indenture Act other than to the extent applicable to a debenture included in a unit. Under the terms of the purchase contract agreement, the purchase contract agent will have only limited obligations to the holders of the units.

       If a security is issued under an indenture, you as a holder would generally have the following protections: (1) the disqualification of the indenture trustee for “conflicting interests” defined in the Trust Indenture Act; (2) provisions that prevent a trustee which is also a creditor of the issuer from improving its own credit position at the expense of you as the security holder immediately before or after an indenture default; and (3) the requirement that the indenture trustee deliver reports at least once a year with respect to the indenture trustee and the securities issued under the indenture.

The secondary market for the units and their component parts may be illiquid.

       We are unable to predict how the units and their component parts will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the units or their component parts. The normal units have been approved for listing on the New York Stock Exchange subject to notice of issuance. We will not initially list either the stripped units or the debentures; however, in the event that either of these securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will attempt to list those securities on the exchange on which the normal units are then listed. We have been advised by the underwriters that they presently intend to make a market for the normal units; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any market that may develop for the normal units, the stripped units or the debentures, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of normal units are converted to stripped units, the liquidity of normal units could be adversely affected. We cannot provide assurance that a listing application for stripped units or debentures will be accepted, and we cannot provide assurance that the normal units, or, if accepted, the stripped units or debentures, will not be delisted from the New York Stock Exchange or that trading in the normal units, stripped units or debentures will not be suspended as a result of elections to create stripped units or recreate normal units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

       If no successful remarketing occurs by the stock purchase date, we will exercise our rights as a secured creditor and, subject to applicable law, retain the securities pledged as collateral or sell them in one or more private sales or otherwise. As a result, the only debentures that will thereafter be outstanding and publicly tradeable will be those debentures that were not part of normal units on the stock purchase date. In such a case, since the aggregate principal amount of such remaining debentures may be significantly lower than the initial aggregate principal amount of the debentures, and since the interest rate on the debentures will not be reset, the market liquidity of such remaining debentures may be significantly reduced as compared to the case in which a successful remarketing occurs, the interest rate on the debentures is reset, and all of the initial aggregate principal amount of the debentures are expected to be outstanding and publicly tradeable.

Holders of the debentures have only limited rights of acceleration.

       Holders of the debentures may accelerate payment of the principal and accrued and unpaid interest on the debentures only upon the occurrence and continuation of an event of default. An event of default is generally limited to payment defaults, breaches of specific covenants and specific events of bankruptcy, insolvency and reorganization relating to us.

The United States federal income tax consequences of the purchase, ownership and disposition of the units are unclear.

       No statutory, judicial or administrative authority directly addresses the treatment of the units or instruments similar to the units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of units are not entirely clear. In addition, all or a portion of any gain on the disposition of a debenture will generally be treated as ordinary interest income; thus, the ability to offset such interest with a loss, if any, on a purchase contract, may be limited. You should contact your own advisor with respect to U.S. federal income tax consequences of an investment in the units, including the potential application of U.S. withholding taxes, as well as the purchase, ownership and disposition of units, debentures and shares of common stock. For additional tax-related risks, see “Certain United States Federal Income Tax Consequences.”

The debentures will rank below our existing and future senior debt and will rank effectively below debt and liabilities of our subsidiaries, and if the debentures become senior debt, such debt will rank effectively below our existing and future senior secured debt and will effectively rank below debt and liabilities of our subsidiaries.

       The debentures will be unsecured (except to the extent set forth under “Description of the Debentures — Security”) and will rank subordinate in right of payment to all of our existing and future senior debt (but unsubordinated in right of payment in an amount equal to the value of certain limited pledged assets). In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets will be available to satisfy obligations of our senior debt before any payment may be made on the debentures (other than to the extent of the value of the limited collateral in the pledge account). In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the debentures.

       If, at the time of a successful remarketing, Solectron receives ratings by Standard & Poor’s and Moody’s Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, then the debentures will cease to be subordinated debt, and will rank equally in right of payment with all of our then existing and future unsubordinated debt. However, the debentures will be unsecured obligations as all of the certain limited pledged assets will have been released from the pledge account and, therefore, will be effectively subordinated to all of our existing and future senior secured debt to the extent of the value of the assets securing such debt. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets will be available to satisfy obligations of our senior secured debt before any payment may be made on the debentures. In addition, to the extent that such assets cannot satisfy in full our senior secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment (or effectively senior if the debt were issued by a subsidiary) with the debentures. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the debentures.

       In addition, the debentures, whether or not they are secured by certain limited pledged assets or subordinated, will be effectively subordinated to existing and future liabilities of our subsidiaries. Our right to receive assets of any subsidiaries upon their liquidation or reorganization, and the rights of the holders of the debentures to share in those assets, would be subject to the satisfaction of claims of the subsidiaries’ creditors. Consequently, the debentures will be effectively subordinate to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue. As a result, we expect the debentures to be junior to substantially all of our future liabilities.

       The debentures will be our obligations exclusively. The indenture and the purchase contracts do not limit our ability to incur senior or secured debt, or our ability or that of any of our presently existing or future subsidiaries, to incur other indebtedness and other liabilities. We may have difficulty paying our obligations under the debentures if we, or any of our subsidiaries, incur additional indebtedness or liabilities.

       As of August 31, 2001, we had approximately $5,028 million of senior debt outstanding (none of which was secured) including the aggregate amount of indebtedness of our subsidiaries of approximately $69.8 million (excluding intercompany liabilities). In connection with our combination with C-MAC on December 3, 2001, we assumed an additional $341 million of debt of our C-MAC subsidiary.

We may be unable to repay the debentures.

       At maturity, the entire outstanding principal amount of any outstanding debentures will become due and payable by us. We cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay the principal amount due. Any future borrowing arrangements or agreements relating to senior debt to which we become a party may contain restrictions on, or prohibitions against, our repayment of the debentures. In the event that the maturity date occurs at a time when we are prohibited from repaying the debentures, we could attempt to obtain the consent of the lenders under those arrangements to purchase the debentures or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repay the debentures. In that case, our failure to repay the debentures at maturity would constitute an event of default under the indenture. Any such default, in turn, may cause a default under the terms of our other indebtedness some of which may rank or may effectively rank senior to the debentures.

Delivery of the securities under the pledge agreement is subject to potential delay if we become subject to a bankruptcy proceeding.

       Notwithstanding the automatic termination of the purchase contracts, if we become the subject of a case under the U.S. bankruptcy code, imposition of an automatic stay under Section 362 of the U.S. bankruptcy code may delay the delivery to you of your securities being held as collateral under the pledge arrangement (as well as, if applicable, any assets held as collateral in the pledge account for the benefit of the holders of the debentures) and such delay may continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

We may redeem the debentures upon the occurrence of a tax event.

       We have the option to redeem the debentures on not less than 30 days nor more than 60 days prior written notice, in whole but not in part, at any time if a tax event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the debentures at the redemption price (described later in this prospectus supplement) plus accrued and unpaid interest, if any. If we redeem the debentures, we will pay the redemption price in cash to the holders of the debentures. If the tax event redemption occurs prior to the successful remarketing of the debentures, the redemption price payable to you as a holder of the normal units will be distributed to the collateral agent, who in turn will use the redemption price to purchase a specific portfolio of zero-coupon U.S. treasury securities on your behalf, and the treasury securities will be substituted for the debentures as collateral to secure your obligations under the purchase contracts related to the normal units. If your debentures are not components of normal units, you, rather than the collateral agent, will receive redemption payments. There can be no assurance as to the effect on the market prices for the normal units if we substitute the treasury securities as collateral in place of any debenture so redeemed. A tax event redemption will be a taxable event to the holders of the debentures.

Because the debentures will be issued with original issue discount, you will have to include interest in your taxable income before you receive cash.

       Because the debentures will be treated as contingent payment debt instruments, original issue discount will accrue from the issue date of the debentures and will be included in your gross income for U.S. federal income tax purposes before you receive a cash payment to which the income is attributable and in an amount greater than the interest payable on the debenture at least until the date on which the interest rate on the debentures is reset.

The trading price of the debentures may not fully reflect the value of their accrued but unpaid interest.

       The debentures may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your debentures between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the debentures disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

Risks Relating to Our Business

We are exposed to general economic conditions, which could have a material adverse impact on our business, operating results and financial condition.

       As a result of unfavorable economic conditions and reduced capital spending, our sales have declined in the second half of fiscal 2001 compared to the first half of fiscal 2001. In particular, sales to OEMs in the telecommunications, workstation and server equipment manufacturing industry worldwide were impacted during the second half of fiscal 2001. If the economic conditions in the United States and the other markets we serve worsen, we may experience a material adverse impact on our business, operating results and financial condition.

We have significant debt leverage and debt service obligations; if we are unable to service these debt obligations, our business, operating results and financial condition could be materially adversely impacted.

       Our ratio of earnings to fixed charges for fiscal 2001 was 0.23x as compared to 8.38x for fiscal 2000. This decline in the ratio is primarily due to interest expense growing at a greater rate than income during fiscal 2001. As of August 31, 2001, we had approximately $5,028 million in senior indebtedness. In addition, on December 3, 2001 we assumed approximately $341 million of indebtedness, which is structurally senior to the debentures, in connection with our acquisition of C-MAC. The degree to which we may be leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

       We will require substantial amounts of cash to fund scheduled payments of principal and interest on our outstanding indebtedness, as well as future capital expenditures and any increased working capital requirements. In addition, we may require substantial amounts of cash in connection with our obligations to purchase our Liquid Yield Option™ Notes (“LYONs”). On January 28, 2002, holders of our 4% LYONs due 2019 have the option to require us to repurchase their notes in an amount of $510.03 per $1,000 principal amount at maturity for a total of up to approximately $845 million as of August 31, 2001 (approximately $314 million of which was repurchased through November 30, 2001). On May 8, 2003, holders of our 2.75% LYONs due 2020 have the option to require us to repurchase their notes in an amount of $628.57 per $1,000 principal amount at maturity for a total of up to approximately $2,530 million as of August 31, 2001. On May 20, 2004, holders of our 3.25% LYONs due 2020 have the option to require us to repurchase their notes in an amount of $587.46 per $1,000 principal amount at maturity for a total of approximately $1,704 million as of August 31, 2001. Instead of repurchasing the LYONs with cash, we may elect to offer holders our common stock or a combination of our cash and common stock. See “— Our low stock price may reduce our diluted earnings per share.”

       If we are unable to meet our cash requirements out of cash flow from operations, there can be no assurance that we will be able to obtain alternative financing, that any such financing would be on favorable terms, or that we will be permitted to do so under the terms of our existing financing arrangements, or our financing arrangements in effect in the future. In the absence of such financing, our ability to respond to changing business and economic conditions, make future acquisitions, experience adverse operating results or fund required capital expenditures or increased working capital requirements may be adversely affected.

Most of our net sales come from a small number of customers; if we lose any of these customers, our net sales could decline significantly.

       Most of our annual net sales come from a small number of our customers. Our ten largest customers accounted for approximately 70% of net sales in fiscal 2001 and approximately 72% and 74%, of net sales in fiscal 2000 and 1999, respectively. Since we are dependent upon continued net sales from our ten largest customers, any material delay, cancellation or reduction of orders from these or other major customers could cause our net sales to decline significantly. Some of these customers individually account for more than ten percent of our annual net sales. We cannot guarantee that we will be able to retain any of our ten largest customers or any other accounts. In addition, our customers may materially reduce the level of services ordered from us at any time. This could cause a significant decline in our net sales and we may not be able to reduce the accompanying expenses at the same time. Moreover, our business, financial condition and results of operations will continue to depend in significant part on our ability to obtain orders from new customers, as well as on the financial condition and success of our customers. Therefore, any adverse factors affecting any of our customers or their customers could have a material adverse effect on our business, financial condition and results of operations.

We may encounter significant delays or defaults in payments owed to us by customers for products we have manufactured or components that are unique to particular customers.

       We structure our agreements with customers to minimize our risks related to obsolete or unsold inventory. However, enforcement of these contracts may result in material expense and delay in payment for inventory. If any of our significant customers become unable or unwilling to purchase such inventory, our business may be materially harmed.

Our long-term contracts generally do not include minimum purchase requirements.

       Although we have long-term contracts with a few of our top ten customers, including Ericsson and Nortel, under which these customers are obligated to obtain services from us, only Nortel is obligated to purchase any minimum amount of services. As a result, we cannot guarantee that we will receive any net sales from these contracts. In addition, the customers with whom we have long-term contracts may materially reduce the level of services ordered at any time. This could cause a significant decline in our net sales, and we may not be able to reduce our accompanying expenses at the same time.

Possible fluctuation of operating results from quarter to quarter could affect the market price of our securities.

       Our quarterly earnings may fluctuate in the future due to a number of factors including the following:

•	differences in the profitability of the types of manufacturing services we provide. For example, high velocity and low complexity printed circuit boards and systems assembly services have lower gross margins than low volume/complex printed circuit boards and systems assembly services;

•	our ability to maximize the hours of use of our equipment and facilities is dependent on the duration of the production run time for each job and customer;

•	the amount of automation that we can use in the manufacturing process for cost reduction varies, depending upon the complexity of the product being made;

•	our customers’ ability to take delivery of our products and to make timely payments for delivered products;

•	our ability to optimize the ordering of inventory as to timing and amount to avoid holding inventory in excess of immediate production needs;

•	fluctuations in demand for our services or the products being manufactured;

•	fluctuations in the availability and pricing of components;

•	timing of expenditures in anticipation of increased sales;

•	cyclicality in our target markets; and

•	expenses associated with acquisitions.

       Therefore, our operating results in the future could be below the expectations of securities analysts and investors. If this occurs, the market price of our common stock could be harmed.

We depend upon the electronics industry, which continually produces technologically advanced products with short life cycles; our inability to continually manufacture such products in a cost effective manner would harm our business, financial condition and results of operations.

       Most of our net sales are to companies in the electronics industry, which is subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, our customers’ products could become obsolete and the demand for our services could decline significantly. If we are unable to offer technologically advanced, cost effective, quick response manufacturing services to customers, demand for our services will also decline. In addition, a substantial portion of our net sales is derived from our ability to offer complete service solutions for our customers. For example, if we fail to maintain high-quality design and engineering services, our net sales would significantly decline.

       For our technology solutions business, we have experienced, and may in the future experience, delays from time to time in the development and introduction of new products. Moreover, we cannot assure that we will be successful in selecting, developing, manufacturing and marketing new products or enhancements. We cannot assure that defects or errors will not be found in our products after commencement of commercial shipments, which could result in the delay in market acceptance of such products. The inability to introduce new products or enhancements could harm our business, financial condition and results of operations.

We depend on limited or sole source suppliers for critical components. The inability to obtain sufficient components as required would cause harm to our business.

       We are dependent on certain suppliers, including limited and sole source suppliers, to provide key components used in our products. We have experienced, and may continue to experience, delays in component deliveries, which could cause delays in product shipments and require the redesign of certain products. Also for our technology solutions business, we are dependent upon certain limited or sole source suppliers for critical components used for our memory module, communications card and embedded computer products. The electronics industry has experienced in the past, and may experience in the future, shortages in semiconductor devices, including DRAM, SRAM, Flash memory, tantalum capacitors and other commodities that may be caused by such conditions as overall market demand surges or supplier production capacity constraints. Except for certain commodity parts, we generally have no written agreements with our suppliers. We cannot give any assurance that we will receive adequate component supplies on a timely basis in the future. The inability to continue to obtain sufficient components as required, or to develop alternative sources as required, could cause delays, disruptions or reductions in product shipments or require product redesigns which could damage relationships with current or prospective customers, thereby causing harm to our business.

We potentially bear the risk of price increases associated with potential shortages in the availability of electronics components.

       At various times, there have been shortages of components in the electronics industry. One of the services that we perform for many customers is purchasing electronics components used in the manufacturing of the customers’ products. As a result of this service, we potentially bear the risk of price increases for these components because we are unable to purchase components at the pricing level anticipated to support the margins assumed in our agreements with our customers.

Our net sales could decline if our competitors provide comparable manufacturing services and improved products at a lower cost.

       We compete with different contract manufacturers, depending on the type of service we provide or the geographic locale of our operations. The memory module, communications card and embedded computer subsystem industries are also intensely competitive. These competitors may have greater manufacturing, financial, R&D and/or marketing resources than we have. In addition, we may not be able to offer prices as low as some of our competitors because those competitors may have lower cost structures as a result of their geographic location or the services they provide. Our inability to provide comparable or better manufacturing services at a lower cost than our competitors could cause our net sales to decline. We also expect our competitors to continue to improve the performance of their current products or services, to reduce their current products or service sales prices and to introduce new products or services that may offer greater performance and improved pricing. Any of these could cause a decline in sales, loss of market acceptance of our products or services, or profit margin compression.

We depend on the memory module product market.

       Most of our technology solutions net sales are derived from memory modular products. The market for these products is characterized by frequent transitions in which products rapidly incorporate new features and performance standards. A failure to develop products with required feature sets or performance standards or a delay as short as a few months in bringing a new product to market could reduce our net sales which may materially harm our business, financial condition and results of operations. In addition, the market for semiconductor memory devices has been cyclical. The industry has experienced significant economic downturns at various times including at the present time, characterized by diminished product demand, accelerated erosion of average selling prices and excess production. In the past, there have been significant declines in the prices for DRAM, SRAM and flash memory. Similar occurrences will reduce our profit.

We depend on the continuing trend of OEMs to outsource.

       A substantial factor in our revenue growth is attributable to the transfer of manufacturing and supply base management activities from our OEM customers. Future growth is partially dependent on new outsourcing opportunities. To the extent that these opportunities are not available, our future growth would be unfavorably impacted. These outsourcing opportunities may include the transfer of assets such as facilities, equipment and inventory.

If we are unable to manage our rapid growth, our profitability could decline.

       We have experienced rapid growth over many years. Our historical growth may not continue. In recent years, we have established operations in different locations throughout the world. For example, in fiscal 1998, we opened offices, acquired facilities or commenced manufacturing operations in nine foreign locations. Furthermore, through acquisitions in fiscal 1998 and 1999, we acquired or expanded our capabilities in six domestic facilities.

       In fiscal 2000, we completed acquisitions of AMERICOM, SMART and Bluegum. Through additional acquisitions, we also acquired facilities in fourteen foreign locations. During fiscal 2001, we completed acquisitions of NEL, Shinei, Centennial, MCC-Sequel, and Sony’s manufacturing facilities in Japan and Taiwan as well as IBM’s repair center in the Netherlands. Thus far in fiscal 2002, we have completed acquisitions of Stream International, Iphotonics, Inc. and C-MAC Industries.

       In order to achieve anticipated revenue and other financial performance targets, we must manage our assets and operations efficiently. Our expansion and growth place a heavy strain on our personnel and management, manufacturing and other resources. Our ability to manage the expansion to date, as well as any future expansion, will require progressive increases in manufacturing infrastructure, as well as enhancements or upgrades of accounting and other internal management systems and the implementation of a variety of procedures and controls. We cannot assure you that significant problems in these areas will not occur. Any failure to enhance or expand these systems and implement such procedures and controls in an efficient manner and at a pace consistent with our business activities could harm our financial condition and results of operations. In addition, should we continue to expand geographically, we may experience inefficiencies from the management of geographically dispersed facilities.

       As we manage and continue to expand new operations, we may incur substantial infrastructure and working capital costs. If we do not achieve sufficient growth to offset increased expenses associated with rapid expansion, our profitability will decline.

We need to integrate our acquisitions successfully to maintain profitability.

       We may pursue additional acquisitions over time. These acquisitions involve risks, including:

•	integration and management of the operations;

•	retention of key personnel;

•	integration of purchasing operations and information systems;

•	retention of the customer base of acquired businesses;

•	management of an increasingly larger and more geographically disparate business; and

•	diversion of management’s attention from other ongoing business concerns.

       Our profitability will suffer if we are unable to successfully integrate and manage recent or pending acquisitions including, in particular, the NEL, Shinei, MCC-Sequel, Centennial, and C-MAC transactions, as well as any future acquisitions that we might pursue, or if we do not achieve sufficient revenue to offset the increased expenses associated with these acquisitions.

Our non-U.S. locations represent a significant and growing portion of our net sales; we are increasingly exposed to risks associated with operating internationally.

       In fiscal 2001, approximately 51% of net sales came from sites outside the United States, while approximately 41% of net sales came from sites outside the United States in fiscal 2000. As a result of our foreign sales and facilities, our operations are subject to a variety of risks that are unique to international operations, including the following:

•	adverse movement of foreign currencies against the U.S. dollar in which our results are reported;

•	import and export duties, and value added taxes;

•	import and export regulation changes that could erode our profit margins or restrict exports;

•	potential restrictions on the transfer of funds;

•	inflexible employee contracts in the event of business downturns; and

•	the burden and cost of compliance with foreign laws.

       In addition, we have operations in several locations in emerging or developing economies that have a potential for higher risk. The risks associated with these economies include but are not limited to currency volatility, and other economic or political risks. In the future, these factors may harm our results of operations. Solectron locations in emerging or developing economies include Mexico, Brazil, China, Malaysia, Hungary and Romania. As of August 31, 2001, we recorded $259.4 million in cumulative foreign exchange translation losses on our balance sheet which was primarily due to the devaluation of the Brazilian real. While, to date, these factors have not had a significant adverse impact on our results of operations, we cannot give any assurance that there will not be such an impact. Furthermore, while we may adopt measures to reduce the impact of losses resulting from volatile currencies and other risks of doing business abroad, we cannot assure that such measures will be adequate.

       The Malaysian government adopted currency exchange controls, including controls on its currency, the ringgit, held outside Malaysia, and established a fixed exchange rate for the ringgit against the U.S. dollar. The fixed exchange rate provides a stable rate environment when applied to local expenses denominated in ringgit. The long-term impact of such controls is not predictable due to dynamic economic conditions that also affect or are affected by other regional or global economies.

       We have been granted a tax holiday which is effective through 2011, subject to some conditions, for our Malaysian and Singapore sites. We have also been granted various tax holidays in China. These tax holidays are effective for various terms and are subject to some conditions. It is possible that the current tax holidays will be terminated or modified or that future tax holidays that we may seek will not be granted. If the current tax holidays are terminated or modified, or if additional tax holidays are not granted in the future, our effective income tax rate would likely increase.

We are exposed to fluctuations in foreign currency exchange rates.

       We do not use derivative financial instruments for speculative purposes. Our policy is to hedge our foreign currency denominated transactions in a manner that substantially offsets the effects of changes in foreign currency exchange rates. Presently, we use foreign currency borrowings and foreign currency forward contracts to hedge only those currency exposures associated with certain assets and liabilities denominated in non-functional currencies. Corresponding gains and losses on the underlying transaction generally offset the gains and losses on these foreign currency hedges.

       As of August 31, 2001, the majority of the foreign currency hedging contracts were scheduled to mature in less than three months and there were no material deferred gains or losses. In addition, our international operations in some instances act as a natural hedge because both operating expenses and a portion of sales are denominated in local currency. In these instances, including our experience involving the devaluation of the Brazilian real, although an unfavorable change in the exchange rate of a foreign currency against the U.S. dollar will result in lower sales when translated to U.S. dollars, operating expenses will also be lower in these circumstances. Also, since less than 13% of our net sales in fiscal 2001 were denominated in currencies other than U.S. dollar, we do not believe our total exposure to be significant.

       We have currency exposure arising from both sales and purchases denominated in currencies other than the functional currency of our sites. Fluctuations in the rate of exchange between the currency of the exposure and the functional currency of our site could seriously harm our business, operating results and financial condition. For example, if there is an increase in the rate at which a foreign currency is exchanged for U.S. dollars, it will require more of the foreign currency to equal a specified amount of U.S. dollars than before the rate increase. In such cases, and if we price our products and services in the foreign currency, we will receive less in U.S. dollars than we did before the rate increase went into effect. If we price our products and services in U.S. dollars and competitors price their products in local currency, an increase in the relative strength of the U.S. dollar could result in our prices being uncompetitive in markets where business is transacted in the local currency.

We are exposed to interest rate fluctuations.

       The primary objective of our investment activities is to preserve principal, while at the same time, maximize yields without significantly increasing risk. To achieve this objective, we maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including both government and corporate obligations, certificates of deposit and money market funds. As of August 31, 2001, approximately 97% of our total portfolio was scheduled to mature in less than six months. In addition, our investments are diversified and of relatively short maturity. A hypothetical 10% increase in interest rates would not have a material effect on our investment portfolios.

       The following table presents the amounts of our cash equivalents and short-term investments that are subject to interest rate risk by calendar year of expected maturity and weighted average interest rates as of August 31, 2001:

					Fair
	2001	2002	2003	Total	Value

Cash equivalents and short-term investments (in millions)	$649.0	$135.1	$21.8	$805.9	$805.9
Average interest rate	3.98%	3.98%	6.30%

       We have entered into an interest rate swap transaction under which we pay a fixed rate of interest hedging against the variable interest rates implicit in the rent charged by the lessor for the facility lease at Milpitas, California. The interest rate swap expires June 3, 2002, which coincides with the maturity date of the lease term. As we intend to hold the interest rate swap until the maturity date, we are not subject to market risk. In substance, such interest rate swap has fixed the interest rate for the facility lease, thus reducing interest rate risk.

       Our long-term debt instruments are subject to fixed interest rates. In addition, the amount of principal to be repaid at maturity is also fixed. In the case of the convertible notes, such notes are based on fixed conversion ratios into common stock. Therefore, we are not exposed to variable interest rates related to our long-term debt instruments, but we may become exposed if there were to be material borrowings under the facility.

We may not be able to adequately protect or enforce our intellectual property rights; and we could become involved in intellectual property disputes.

       Our ability to effectively compete may be affected by our ability to protect our proprietary information. We hold a number of patents and other license rights. These patent and license rights may not provide meaningful protection for our manufacturing processes and equipment innovations. In the past, third parties have asserted infringement claims against us or our customers and are likely to do so in the future. In the event of a successful infringement claim, we may be required to spend a significant amount of money to develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining a license on reasonable terms, if at all. In addition, any such litigation could be lengthy and costly and could harm our financial condition.

Failure to comply with environmental regulations could harm our business.

       As a company in the electronics manufacturing services industry, we are subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing process. Although we have never sustained any significant loss as a result of non-compliance with such regulations, any failure by us to comply with environmental laws and regulations could result in liabilities or the suspension of production. In addition, these laws and regulations could restrict our ability to expand our facilities or require us to acquire costly equipment or incur other significant costs to comply with regulations. The addition of numerous production and manufacturing service facilities as a result of our recent acquisition of C-MAC could generate additional risks that we have been unable to fully evaluate as of this time.

       The investigations of the C-MAC facilities to date indicate that there are some contaminated sites for which C-MAC has been indemnified by third parties with respect to any required remediation, sites for which there is a risk of the presence of contamination, and sites with some levels of contamination for which C-MAC may be liable and which may or may not ultimately require any remediation. We have obtained environmental insurance to mitigate certain environmental liabilities posed by C-MAC’s operations and facilities. We believe, based on our current knowledge, that the cost of any groundwater or soil clean-up that may be required at C-MAC facilities would not materially harm our business, financial condition and results of operations. Nevertheless, the process of remediating contamination in soil and groundwater at the facilities is costly, and there can be no assurance that the costs of such activities would not harm our business, financial condition and results of operations in the future.

Our administrative facilities and principal business operations are located in California, and any disruption in the available power supply in California could disrupt our operations, reduce our revenues, and increase our expenses.

       A substantial portion of our operating activities and facilities, including our headquarters and principal administrative facilities, as well as certain of our third party service providers are located in California. During acute power shortages, California has implemented, and may in the future continue to implement, rolling blackouts throughout the state. The rolling blackouts that have occurred to date have not materially disrupted the operations of our facilities. Should these blackouts continue or increase in severity, however, they could materially disrupt the operations of one or more of our facilities. We currently do not have a backup generator or long-term alternate sources of power in the event of a blackout. If blackouts interrupt our power supply, we would be temporarily unable to continue operations at our affected facilities. Our current insurance does not provide coverage for any damages we or our customers may suffer as a result of any interruption in our power supply. Consequently, any interruption in our ability to continue operations at our facilities could damage our reputation, harm our ability to retain existing customers and to obtain new customers, and could result in lost revenue, any of which would substantially harm our business and results of operations.

       In addition, the utility deregulation program instituted in 1996 by the California government deregulated wholesale prices while continuing to regulate the retail prices charged by the electrical utilities. While wholesale prices have increased dramatically, retail prices have, until recently, not increased at a comparable rate. Our business is substantially dependent on the availability and price of electricity. If retail electricity prices rise dramatically, we would expect our expenses to increase, our operating results to be harmed, and the possible decline of our stock price.

Our stock price may be volatile due to factors outside of our control.

       Our stock price could fluctuate due to the following factors, among others:

•	announcements of operating results and business conditions by our customers;

•	announcements by our competitors relating to new customers or technological innovation or new services;

•	economic developments in the electronics industry as a whole;

•	downgrades of our securities by rating agencies;

•	political and economic developments in countries in which we have operations; and

•	general market conditions.

Our low stock price may reduce our diluted earnings per share.

       On May 8, 2003, we may become obligated to purchase, at the option of the holders, all or a portion of the outstanding 2.75% LYONs at a price of $628.57 per note and on May 20, 2004, we may become obligated to purchase, at the option of the holders, all or a portion of the outstanding 3.25% LYONs at a price of $587.46 per note. We have the option to pay the purchase price of LYONs in cash or common stock or any combination thereof. If we elect to pay the purchase price, in whole or part, in shares of our common stock, the number of shares of common stock to be delivered shall equal the purchase price divided by the average of the sale prices of the common stock for the five trading day period ending on the third business day prior to May 8, 2003 or May 20, 2004, as the case may be. On each respective repurchase date, the 2.75% LYONs or the 3.25% LYONs are convertible into common stock at a price of $50.98 per share or 12.3309 shares per LYON in the case of the 2.75% LYONs or at a price of $49.84 per share or 11.7862 shares per LYON, in the case of the 3.25% LYONs. In the event that our stock price remains below $50.98 per share at May 8, 2003 or below $49.84 per share at May 20, 2004, as the case may be, we may have to issue additional shares to the holders. Accordingly, our earnings per share and stock may be reduced.

Failure to retain key personnel and skilled associates could hurt our operations.

       Our continued success depends to a large extent upon the efforts and abilities of key managerial and technical associates. Losing the services of key personnel could harm us. Our business also depends upon our ability to continue to attract and retain senior managers and skilled associates. Failure to do so could harm our operations.

Our anti-takeover defense provisions may deter potential acquirors and may depress our stock price.

       Our certificate of incorporation, bylaws and stockholder rights plan contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Solectron. These provisions allow us to issue preferred stock with rights senior to those of our common stock and impose various procedural and other requirements that could make it more difficult for our stockholders to effect certain corporate actions.

Our holding company structure makes us dependent on cash flow from our subsidiaries to meet our obligations.

       Most of our operations are conducted through, and most of our assets are held by, our subsidiaries, and, therefore, we are dependent on the cash flow of our subsidiaries to meet our debt obligations, including our obligations under certain securities described in this prospectus. Except to the extent we may ourself be a creditor with recognized claims against our subsidiaries, all claims of creditors and holders of preferred stock, if any, of the subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of certain securities described in this prospectus.

ACCOUNTING TREATMENT

       The net proceeds from the sale of the units will be allocated between the purchase contracts and the debenture in our financial statements based on the underlying fair value of each instrument. We expect to report the fair market value of each debenture as $23.90 and the fair market value of each purchase contract as $1.10.

       The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive $25 on that purchase contract and will issue the requisite number of shares of our common stock. The $25 we receive will be credited to stockholders’ equity and allocated between our common stock and additional paid-in-capital accounts.

       Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $11.58.

USE OF PROCEEDS

       The net proceeds from this offering are expected to be approximately $969 million (approximately $1,066 million if the underwriters fully exercise their overallotment option) after deduction of estimated underwriting discounts and commissions and the estimated expenses of the offering. The net proceeds will be used to fund the further expansion of our business and for:

•	the purchase of certain limited pledged assets to be deposited with the collateral agent for the benefit of the holders of debentures, the purchase price of which is estimated at approximately $133 million, or approximately $147 million if the underwriters fully exercise their overallotment option;

•	repurchase of our 4% LYONs due 2019 in the manner described below;

•	repayment of up to approximately $369 million of outstanding obligations under certain of our financial instruments to the extent the requisite waivers, consents or amendments with respect to our compliance with certain financial covenants contained in such instruments are not timely obtained;

•	possible repayments and repurchases of our other debt obligations or securities not set forth above;

•	additional working capital;

•	capital expenditures; and

•	general corporate purposes.

       On January 28, 2002, holders of our 4% LYONs due 2019, have the option to require us to repurchase their notes in an amount of $510.03 per $1,000 principal amount at maturity, of which approximately $1,040 million aggregate principal amount at maturity was outstanding as of November 30, 2001. We have elected to satisfy our obligation to repurchase these notes with cash. Pending the application of the net proceeds, we expect to invest the net proceeds from the sale of the units in short-term interest-bearing securities.

PRICE RANGE OF COMMON STOCK

       Our common stock is listed on the New York Stock Exchange under the symbol “SLR.” The following table shows the high and low per share sale prices of our common stock as reported by the New York Stock Exchange for the periods indicated. The stock prices set forth below are adjusted to reflect each of the two-for-one stock splits effected on February 24, 1999 and March 8, 2000.

	High	Low

Fiscal Year Ended August 31, 2000
First Quarter	45.000	33.063
Second Quarter	49.000	30.281
Third Quarter	49.500	28.250
Fourth Quarter	48.375	30.938
Fiscal Year Ended August 31, 2001
First Quarter	52.625	28.000
Second Quarter	41.938	24.531
Third Quarter	30.688	16.063
Fourth Quarter	23.344	13.438
Fiscal Year Ended August 31, 2002
First Quarter	15.500	9.910
Second Quarter (through December 20, 2001)	16.450	9.730

       The last reported sale price of our common stock on the New York Stock Exchange as of a recent date is set forth on the cover page of this prospectus supplement. As of December 20, 2001 there were approximately 820,705,382 shares of our common stock outstanding.

DIVIDEND POLICY

       We have never paid cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

OTHER TRANSACTIONS

       Solectron and GSCP have entered into a commitment letter prior to consummation of this transaction, pursuant to which GSCP has committed to providing Solectron with a $250 million senior 364-day revolving credit facility and a $250 million senior three-year revolving credit facility. Availability under each facility is subject to various conditions set forth in the commitment letter, including (i) no occurrence of a material adverse change in the financial markets or capital markets, generally, or in the market for loan syndications in particular (ii) ratings by Standard & Poor’s and Moody’s Investors Service for the Company’s senior unsecured debt of not lower than BB+ and Ba1, respectively, (iii) the issuance of at least $1 billion of mandatory convertible subordinated debt and at least $500 million of other fixed rate unsecured debt securities, and (iv) the receipt by the Company of any required consents of certain of its existing lenders. The senior credit facilities are expected to be guaranteed by all material domestic subsidiaries of Solectron, and to be secured by a pledge of all the capital stock of our domestic material subsidiaries and 65% of the capital stock of certain of our foreign material subsidiaries. The senior credit facilities will replace our existing credit agreement with Bank of America National Trust and Savings Associate as agent (the “Bank of America credit facility”), dated April 30, 1997, as amended. The proceeds of the facilities are expected to be used to (i) repay outstanding amounts, if any, under the Bank of America credit facility and (ii) meet working capital and general corporate requirements (including to finance acquisitions, if any) of Solectron and its subsidiaries. No assurances can be given that we will successfully negotiate and consummate the transactions contemplated by the commitment letter or a similar transaction or transactions. The sale of the units is a condition precedent to a closing under the credit facilities.

CAPITALIZATION

       The following table sets forth our unaudited capitalization as of August 31, 2001, (1) on a historical basis, (2) pro forma to give effect as of August 31, 2001 to the C-MAC combination which was completed on December 3, 2001, and (3) pro forma as adjusted to give effect to the C-MAC combination and issuance and sale of the units offered hereby, net of our estimated offering expenses and underwriting discounts. You should read this table together with our financial statements and notes thereto and other financial and operating data included elsewhere in this prospectus supplement or in the prospectus or incorporated by reference into this prospectus supplement or the prospectus.

	At August 31, 2001

			Pro Forma
	Actual	Pro Forma	as Adjusted(2)

	(in millions, except share data)
Short-term debt	$306.2	$308.9	$308.9
Long-term liabilities
7 3/8% Senior Notes due 2006	149.8	149.8	149.8
LYONs due 2019	831.3	831.3	831.3
LYONs due 2020	2,416.1	2,416.1	2,416.1
LYONs due 2020	1,560.5	1,560.5	1,560.5
7.25% Debentures included in units offered hereby	—	—	956.0
Other long-term liabilities	132.7	507.8	507.8

Total long-term liabilities	5,090.4	5,465.5	6,421.5
Stockholders’ equity
Preferred Stock, 1,200,000 shares authorized; none issued and outstanding	—	—	—
Common Stock, 1,600,000,000 shares authorized; 658,234,129 shares issued and outstanding(1)	0.7	0.8	0.8
Additional paid-in capital	3,877.6	6,427.8	6,470.6
Retained earnings	1,531.6	1,531.6	1,531.6
Accumulated other comprehensive losses	(259.2)	(259.2)	(259.2)
Deferred compensation	—	(6.1)	(6.1)

Total stockholders’ equity	5,150.7	7,694.9	7,737.7

Total capitalization	$10,547.3	$13,469.3	$14,468.1

(1)	On December 3, 2001, in connection with the C-MAC combination, we issued 98,795,122 shares of our common stock, 52,494,493 exchangeable shares of Solectron Global Services Canada Inc., which are exchangeable on a one-to-one basis for our common stock and one share of our Series B preferred stock. Our outstanding common stock does not include options outstanding as of August 31, 2001 to purchase approximately 47.9 million shares of our common stock issued under the Company’s stock option plans. As of August 31, 2001 these options had an average weighted exercise price of $22.61.

(2)	The pro forma as adjusted information does not include (i) the revolving credit facility for which we and GSCP have entered into a commitment letter, or (ii) the repurchase of any of our 4% Liquid Yield Option Notes due 2019 that we may be required to repurchase at the option of holders thereof.

SELECTED CONSOLIDATED FINANCIAL DATA

       The following table sets forth summary consolidated financial data for each of the fiscal years in the five-year period ended August 31, 2001.

       When you read the following summary consolidated financial data, it is important that you read it along with the historical consolidated financial statements and related notes.

	Fiscal Years Ended August 31,

	1997		1998		1999		2000		2001

	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$4,408.5		$6,102.2		$9,669.2		$14,137.5		$18,692.3
Operating income (loss)	303.2		368.6		516.1		704.2		(98.6)
Income (loss) before taxes and cumulative effect of change in accounting principle	307.5		375.5		514.5		739.5		(157.7)
Net income (loss)	203.7		251.3		350.3		497.2		(123.5)
Basic net income (loss) per share(1)	0.42		0.49		0.65		0.83		(0.19)
Diluted net income (loss) per share(1)	0.40		0.47		0.61		0.80		(0.19)
Other Data:
Ratio of earnings to fixed charges(2)	10.10	x	11.07	x	8.70	x	8.38	x	0.23	x
Pro forma ratio of earnings to fixed charges(3)									0.09	x

	As of August 31,

	1997	1998	1999	2000	2001

Consolidated Balance Sheet Data:
Net working capital	$1,137.5	$1,278.1	$3,162.7	$5,411.4	$6,014.8
Total assets	2,209.9	2,843.7	5,420.5	10,375.6	12,930.4
Long-term debt	386.2	386.8	922.7	3,319.5	5,027.5
Stockholders’ equity	1,150.2	1,475.4	3,166.9	3,802.1	5,150.7

(1)	All net income (loss) per share amounts have been adjusted to reflect stock splits to date.

(2)	We have computed the ratio of earnings to fixed charges by dividing earnings available for fixed charges by fixed charges. These computations include us and our consolidated subsidiaries. For these ratios, “earnings” represents (1) income before taxes and before adjustment for minority interests in consolidated subsidiaries, (2) fixed charges (excluding capitalized interest), and (3) amortization of previously capitalized interest. Fixed charges consist of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest, and (3) an interest factor attributable to rentals.

(3)	We have computed the pro forma ratio of earnings to fixed charges by dividing earnings available for fixed charges by fixed charges. Interest on indebtedness and amortization of debt discount and expense have been adjusted to reflect the application of a portion of the proceeds from this offering to the repurchase of our 4% LYONs due 2019.

BUSINESS

Overview

       We provide electronics manufacturing services to original equipment manufacturers (OEMs) who design and sell networking equipment, mobile and land-based telecommunications equipment, computing equipment, including workstations, notebooks, desktops and peripherals, and other electronic equipment. These OEMs include Cisco Systems, Inc. (Cisco), Compaq Computer Corporation (Compaq), Ericsson Telecom AB (Ericsson), Hewlett-Packard Company (HP), International Business Machines Corporation (IBM), Nortel Networks Limited (Nortel) and Apple Computer Inc. (Apple). These companies contract with us to build their products for them or to obtain other related services from us.

       We furnish integrated supply-chain solutions that span the entire product life-cycle from technology solutions, to global manufacturing, to global services. Our range of services includes:

•	advanced building block design solutions;

•	product design and manufacturing;

•	new product introduction management;

•	materials purchasing and management;

•	prototyping;

•	printed circuit board assembly (the process of placing components on an electrical printed circuit board that controls the processing functions of a personal computer or other electronic equipment);

•	system assembly (for example, building complete systems such as high-end routers and servers, and testing them to ensure functionality);

•	distribution;

•	product repair; and

•	warranty services.

       Providing these services to our customers allows them to remain competitive by focusing on their core competencies of sales, marketing, and research and development. We have manufacturing facilities in the Americas, Europe and Asia/Pacific. This geographic presence gives our customers access to manufacturing services in the locations close to their markets for faster product delivery.

       We were originally incorporated in California in August 1977. In February 1997, we were reincorporated in Delaware.

Industry Overview

       We are well recognized for our printed circuit board (PCB) assembly business. We continue to lead in this industry and have grown into a global supply-chain facilitator, expanding our capabilities across the entire product cycle to include: product design, pre-production planning, New Product Introduction (NPI) management, manufacturing, distribution, and end-of-life product service and support. We are benefiting from increased worldwide market acceptance of, and reliance upon, the use of outsourcing manufacturing services by many electronics OEMs. We expect the trend toward outsourcing manufacturing to continue for many reasons including the following:

       Faster Time to Market. Due to intense competitive pressures in the electronics industry, OEMs are facing increasingly shorter product life-cycles and therefore have a growing need to reduce the time required to bring a product to market. OEMs can reduce the time to market by using our manufacturing expertise and infrastructure. OEMs can further reduce the time to market by partnering with us at the stages of product design and product improvement to expedite the transition into large volume production in our manufacturing centers.

       Reduce Investment. As electronic products have become more technologically advanced and are shipped in greater unit volumes, the necessary investment required for internal product design, manufacturing, and end-of-life support services by OEMs has increased significantly for working capital, capital equipment, labor, systems and infrastructure. Solectron, a global supply-chain facilitator, enables OEMs to gain access to our worldwide advanced technology facilities including NPI centers, manufacturing and depot repair facilities. As a result, OEMs can substantially reduce their overall resource requirements.

       Focus Resources. The electronics industry is experiencing greater levels of competition and more rapid technological change. Many OEMs increasingly are seeking to focus their resources on activities and technologies that add the greatest value. By offering comprehensive electronics assembly and related manufacturing services, we allow OEMs to focus on their own core competencies such as next-generation product development, sales and marketing.

       Access to Leading Manufacturing Technology. Electronic products and electronics manufacturing technology have become increasingly sophisticated and complex, making it difficult for OEMs to maintain the necessary technological expertise to manufacture products internally. OEMs are motivated to work with us to gain access to our expertise in interconnect, test and process technologies.

       Improve Inventory Management and Purchasing Power. Electronics industry OEMs are faced with increasing difficulties in planning, procuring and managing their inventories efficiently due to frequent design changes, short product life-cycles, large investments in electronic components, component price fluctuations and the need to achieve economies of scale in materials procurement. OEMs can reduce production costs by using our volume procurement capabilities. In addition, our expertise in inventory management can provide better control over inventory levels and increase the OEMs’ return on assets.

       Access to Worldwide Manufacturing Capabilities. OEMs are increasing their international activities in an effort to lower costs and access foreign markets. With our worldwide capabilities, we offer OEMs a variety of manufacturing location options to better address their objectives, including cost containment, compliance with local content regulations, and the elimination of expensive freight costs, tariffs and time-consuming customs clearances.

Strategy

Our goal is to offer our customers significant competitive advantages of electronics outsourcing, such as access to design and product improvement, advanced manufacturing technologies, reduced overall cost, faster product time-to-market, effective asset utilization, and refined end-of-life product support services. To achieve this goal, we emphasize the following key elements:

       Quality. We believe product quality is a critical success factor in the electronics manufacturing market. We strive to continuously improve our processes and have adopted a number of quality improvement and measurement techniques to monitor our performance. We have received numerous superior service and quality awards, including:

•	Malcolm Baldrige National Quality Award in 1991 and again in 1997;

•	named one of the World’s Best Performers on the Information Technology 100 Listing by Business Week June 2001;

•	ranked No. 2 in Semiconductors and Other Electronic Components on the Fortune 500 by Fortune April 2001;

•	3Com Supplier Appreciation Award;

•	Cisco Supplier of the Year-Subcontractor/Distributor Award;

•	Sun Microsystems Fiscal year 2000 supplier Performance Award In Recognition of Improving and Maintaining Overall Scorecard;

•	Hewlett-Packard Outstanding Supplier;

•	AFC Appreciation award for the Highest Standard of Customer Service and Product Quality;

•	Agilent- In recognition of outstanding support through dedication to teamwork and quality service for E-module Transfer Project;

•	Intermec Key Supplier Award;

•	NDS Supplier Partner Award;

•	Qualcomm Key Supplier Appreciation Award; and

•	other numerous awards from our customers.

       All of our manufacturing facilities are certified under ISO-9000 standards, which are international quality standards for design, manufacturing and distribution management systems.

       Partnerships. An important element of our strategy is to establish partnerships with major and emerging OEM leaders in diverse segments across the electronics industry. Our customer base consists of leaders in industry segments such as networking, telecommunications, workstations, personal computers, computer peripherals, instrumentation, semiconductor equipment and avionics. Due to the costs inherent in supporting customer relationships, we focus our efforts on customers with high potential for long-term business partnerships. Our goal is to deliver a total product life cycle solution to our customers. We offer OEMs NPI management, which includes design and layout, concurrent engineering, test development and prototype engineering. We continue the cycle to provide solutions in manufacturing and distribution, including just-in-time delivery on low- to medium-volume and high-volume turn-key, price-sensitive, and projects that require more value-added services. Additionally, we serve OEMs that need end-of-life services such as product repair and warranty services.

       Turn-key Capabilities. Another element of our strategy is to provide a complete range of manufacturing management and value-added services, including materials management, board design, concurrent engineering, assembly of complex PCB and other electronic assemblies, test engineering, software manufacturing, accessory packaging and post-manufacturing services. We believe that as manufacturing technologies become more complex and as product life-cycles shorten, OEMs will increasingly contract for manufacturing on a turn-key basis as they seek to reduce their products’ time-to-market, capital asset and inventory costs. A substantial portion of our revenue is from our turn-key business. We believe that our ability to manage and support large turn-key projects is a critical success factor. In addition, we believe that due to the difficulty and long lead-time required to change manufacturers, turn-key projects generally increase an OEM’s dependence, resulting in greater stability of our customer base and in closer working relationships. We also have been successful in establishing sole-source positions for certain products with many of our customers.

       Advanced Manufacturing Process Technology. We intend to continue to offer our customers the most advanced manufacturing process technologies, including launching new designs in the NPI cycle. Our involvement during early design stage helps to reduce time to market, and improve manufacturing ability to quickly ramp to volume. We have developed common tools for electrical, mechanical design and design for manufacturing applications to reduce design cycle and maintain cost effectiveness. Our key initiatives in the test area include standardizing on a single functional test platform for the majority of the printed circuit assemblies we produce, and enhancing test capability of non-contacting structural test methods. Platform standardization enables us to develop and install test processes rapidly into manufacturing and to transfer production around the globe quickly to meet our customers’ needs. We also have developed methods for handling, processing and re-flow of high I/O ball grid array (BGA), lead-less and chip-scale packages. In addition, we have built effective processes for splicing of single mode, multi-mode and polarization maintaining fibers, and connectorization. Our efforts continue in design of optical functions that need to be incorporated into modules or at the board level.

       Diverse Geographic Operations. An additional element of our strategy is to establish production facilities in areas of high customer density or where manufacturing efficiencies and reduced unit costs can be achieved. We currently have operations throughout the Americas, Europe and Asia/Pacific. We believe that our facilities in these diverse geographic locations enable us to better address our customers’ requirements such as cost containment, compliance with local content regulations, and the elimination of expensive freight costs, tariffs and time-consuming customs clearances. We intend to expand our operations continually as necessary to serve our existing customers and to develop new business.

Global Manufacturing Capability

       To achieve excellence in manufacturing, we combine advanced manufacturing technology, such as computer-aided manufacturing and testing, with manufacturing techniques including just-in-time manufacturing, total quality management, statistical process control and continuous flow manufacturing. Just-in-time manufacturing is a production technique to minimize work-in-process inventory and manufacturing cycle time while enabling us to deliver products to customers in the quantities and time frame required. Total quality management is a management philosophy that seeks to impart high levels of quality in every operation of Solectron and is accomplished by setting quality objectives for every operation, tracking performance against those objectives, identifying work flow and policy changes required to achieve higher quality levels and a commitment by executive management to support changes required to deliver higher quality. Statistical process control is a set of analytical and problem-solving techniques based on statistics and process capability measurements through which we track process inputs and resulting quality and determine whether a process is operating within specified limits. The goal is to reduce variability in the process, as well as to eliminate deviations that contribute to quality below the acceptable range of each process performance standard.

       In order to successfully implement these management techniques, we have developed the ability to collect and utilize large amounts of data in a timely manner. We believe this ability is critical to a successful assembly operation and represents a significant competitive factor, especially in large turn-key projects. To manage this data, we use sophisticated computer systems for material resource planning, shop floor control, work-in-process tracking and statistical process control.

       To offer our customers the significant competitive advantage of electronics outsourcing, we have production facilities in areas of high customer density or where manufacturing efficiencies and reduced unit costs can be achieved. In fiscal 2001, approximately 51% of our sales were from operations outside of the United States.

Americas

       North America. Our headquarters and one of our largest manufacturing operations are located in Silicon Valley, principally in Milpitas, California, in the midst of one of the largest concentrations of OEM electronics manufacturers. Our subsidiary, SMART Modular Technologies, Inc. (SMART), located in Fremont, California designs and manufactures memory modules and memory cards, embedded computers and I/O products. Our manufacturing facility in Everett, Washington helps to serve our customers in the Pacific Northwest. We established a manufacturing facility in Hillsboro, Oregon during the second quarter of fiscal 2001 through the acquisition of NatSteel Electronics Ltd (NEL).

       We believe our facility in Austin, Texas, is situated in a geographic region with strong growth of electronics OEMs that will allow us to better service our existing customers and to attract new ones.

       Our manufacturing facility in Westborough, Massachusetts, near Boston, in the center of a geographic region with a large concentration of electronics OEMs, provides a full range of integrated solutions across the entire product life cycle from pre-production planning to manufacturing. We further expanded our manufacturing capability in the region during fiscal 2001 through the acquisition of Centennial Technologies Inc. (Centennial).

       We also have operations in Charlotte, North Carolina and Columbia, South Carolina. We believe these facilities allow us to better pursue new business opportunities with new and existing customers, in particular, because of Charlotte’s status as a transportation hub and its relative proximity to major Southeastern United States electronics markets. We further expanded our manufacturing facilities by the acquisition of manufacturing assets of Nortel in North Carolina.

       We established a manufacturing facility in Calgary, Canada through the acquisition of Nortel’s manufacturing assets. This site provides a full range of PCB assembly services to our low to mid-volume customers. As a result of our acquisition of C-MAC, we also acquired approximately 50 facilities, the majority of which are located in Canada and the United States.

       Puerto Rico. We established a manufacturing facility in Aguadilla, Puerto Rico, through the acquisition of Alcatel’s manufacturing business. This site provides our customers with a full range of manufacturing services and high-volume PCB assembly.

Latin America

       Our site in Guadalajara, Mexico, provides a full range of PCB assembly and systems-build manufacturing services. This site offers our customers a low-cost, high-volume manufacturing center for PCB assembly, build-to-order and configure-to-order systems assembly for the Americas. Our manufacturing capacity in Mexico was expanded by the acquisition of manufacturing assets of Nortel in Monterrey, Mexico, in fiscal 2000.

       Our site in Sao Jose dos Campos, Brazil, provides a full range of capabilities across the product life cycle, including systems-build capabilities, PCB and flex assembly, custom packaging and distribution services, primarily to multinational customers seeking access to the Latin American market. This manufacturing facility in Brazil was expanded as a result of the acquisition of IBM’s manufacturing operations in Sao Paulo, Brazil.

Europe

       We have manufacturing operations in Bordeaux, France; Herrenberg, Germany; Dublin, Ireland; Timisoara, Romania; and Dunfermline, Scotland. Each of these sites provides a full range of manufacturing capabilities to a multinational customer base. In addition, each site is developing an area of specific expertise to offer to all customers. The France and German sites offer low-volume, high-mix manufacturing services. The Romania site serves as our full-service, high-volume, low-cost manufacturing hub for our rapidly growing European customer base. The Scotland site specializes in building PCB assemblies, subassemblies and systems for multinational customers in the European market.

       During fiscal 2000, we expanded our European presence into Longuenesse, France; Ostersund, Sweden; and Monkstown, Northern Ireland, through the acquisition of Nortel’s manufacturing assets and of Ericsson’s manufacturing assets of telecommunications infrastructure equipment operations. In addition, we expanded our presence in Scotland through an asset acquisition of IBM’s Netfinity server operations in Greenock, Scotland.

Asia/Pacific and Other

       Our Southeast Asia manufacturing operations are located in Penang and Johor, Malaysia. The operations in Southeast Asia were established to better serve the needs of OEMs requiring price-sensitive, high-volume production capabilities and to provide more efficient manufacturing services to customers in Southeast Asia. These facilities currently provide electronics assembly, materials management and other services to customers in Malaysia, Singapore, Japan, the United States and other locations. Our facility in Suzhou, China, currently provides a full range of low-cost high volume manufacturing services.

       During fiscal 2000, we expanded our manufacturing presence in Malaysia and Australia, and established a site in India through the acquisitions of SMART and Bluegum Group. During fiscal 2001, our low-cost high volume manufacturing capability was further expanded in Shenzen and Shanghai China; Singapore; Penang, Malaysia; Batam, Indonesia; Kaohsiung, Taiwan and Miyagi, Japan through the acquisitions of NEL, and certain of Sony Corporation’s manufacturing facilities. We offer our customers manufacturing and systems assembly capabilities in Liverpool, New South Wales; Melbourne, Victoria; and have program offices in Sydney and North Melbourne, Australia. We also completed our acquisition of Singapore Shinei Sangyo Pte Ltd (Shinei) during fiscal 2001. Shinei is an independently operated subsidiary within our newly formed Power, Packaging and Cooling unit, and continues to market its services to other companies separately. The acquisition of Shinei brings us a global company providing customer-focused solutions for metal stamping, contract manufacturing and OEM assembly with full product-design capabilities.

New Product Introduction Centers

       We have NPI centers in the United States, Brazil, Puerto Rico, France, Sweden, Germany, Northern Ireland, Scotland, Malaysia, Japan, Singapore and Australia. These NPI centers offer a full range of electronics product development services, including design and layout, concurrent engineering, test development and prototype engineering. We believe our NPI services will shorten our customers’ product development cycles by offering full design and development services to complement our customers’ in-house capabilities. We partner with our customers as early as possible in the new product development process to optimize their products’ design for volume manufacturing.

Technology Solutions

       Fine Pitch in Fremont, California provides extensive prototype services for electronics OEMs, further enhancing our ability to address the needs of design teams who require almost immediate availability of highly complex prototype assemblies. Through the acquisition of NEL, Fine Pitch recently opened another NPI center in Morgan Hill, California.

       Force Computers, Inc. (Force) in San Jose, California specializes in system design, board design and system integration for open, scalable system and board-level embedded computer platforms for the communications, industrial and command and control markets.

       SMART designs and manufactures specialty and standard memory modules, flash memory cards, embedded computers and input/output products to leading and emerging OEMs. During fiscal 2001, we strengthened our technology solutions business unit through the acquisition of Centennial.

Global Services

       We offer a full range of integrated solutions from the time a product is designed until it is removed from the market. These services include product repair, upgrades, re-manufacturing and maintenance through factory and fast-hub service centers located around the world; help-desk support through customer call centers for end-users; logistics and parts management; returns processing; warehousing; engineering change management; and end-of-life manufacturing. These services give our customers improved speed from the service pipeline by taking direct receipt responsibility for returns from the end user and making sure that various buffer stock and inventory mechanisms are established. These services also minimize shipping costs and time by handling repairs at our various international locations. In addition, our data collection system can provide invaluable information to analyze product design reliability. As a result, OEMs can focus their efforts on developing next-generation products.

       We have global service sites in the United States, Canada, Mexico, France, Northern Ireland, Brazil, Sweden, United Kingdom and Japan. The Memphis, Tennessee hub offers integrated call management, remote failure diagnostics, air express dispatch, systems repair, component level repair, configuration and upgrades, returns processing and administration, refurbishment and redistribution services. Wireless handset repair and refurbishment and outsourcing technical customer support services are performed in Los Angeles, California; Louisville, Kentucky; Baltimore, Maryland; and Dallas, Texas.

       We established a repair service site in Vaughn, Canada, by acquiring repair operations of IBM’s NULOGIX Technical Services (NULOGIX). NULOGIX provides a complete range of technology repair, re-manufacturing and refurbishment services for a large variety of electronics products. As a result of this transaction, we are now able to provide the Canadian market a full range of value-added support service solutions. These services include: product repair, upgrades, re-manufacturing and maintenance through factory and fast-hub service centers located around the world; help-desk support through customer call-in centers for end-users; logistics and parts management; returns processing; warehousing; engineering change management and end-of-life manufacturing.

       As part of our acquisitions of Nortel and Ericsson manufacturing assets, global service sites were established in Calgary, Canada; Research Triangle Park, North Carolina; Monterrey, Mexico; Cwmcarn, Wales; Longuenesse, France; Ostersund, Sweden; and Monkstown, Northern Ireland. During fiscal 2001, we expanded our service capability in Amsterdam, Netherlands through the acquisition of IBM’s European repair, refurbishment and asset recovery operation. On October 26, 2001, we completed our acquisition of Stream International, Inc., a global customer relationship management outsourcing and support services provider. The acquisition increases the capabilities of our global services business and enhances our total service offerings.

       We established a dedicated after-sales service facility in Japan through the acquisition of MCC-Sequel, a provider of repair, recycling and manufacturing services for electronics products.

Electronics Assembly and Other Services

       Our electronics assembly activities consist primarily of the placement and attachment of electronic and mechanical components on printed circuit boards and flexible cables. We also assemble higher-level sub-systems and systems incorporating printed circuit boards and complex electromechanical components, in some cases manufacturing and packaging products for shipment directly to our customers’ distributors. In addition, we provide other manufacturing services, including refurbishment and re-manufacturing. We manufacture on a turn-key basis, directly procuring some or all of the components necessary for production and on a consignment basis, where the OEM customer supplies all or some components for assembly.

       In conjunction with our assembly activities, we also provide computer-aided testing of printed circuit boards, sub-systems and systems, which contributes significantly to our ability to consistently deliver high-quality products. We have developed specific strategies and routines to test board and system-level assemblies. In-circuit tests verify that all components have been properly inserted and that the electrical circuits are complete. Functional tests determine if the board or system assembly is performing to customer specifications. We either design and procure test fixtures and develop our own test software, or we utilize our customers’ test fixtures and test software. In addition, we provide environmental stress tests of the board or system assembly.

       We provide turn-key manufacturing management to meet our customers’ requirements, including procurement and materials management and consultation on board design and manufacturability. Individual customers may select various services from among our full range of turn-key capabilities.

       Procurement and materials management consists of the planning, purchasing, expediting, warehousing, preparing and financing of the components and materials required to assemble a printed circuit board or electronic system. OEMs have increasingly used electronic manufacturing specialists like Solectron to purchase all or some components directly from component manufacturers or distributors and to finance and warehouse the components. Another service we provide to our customers is assisting in evaluating board designs for manufacturability. We evaluate the board design for ease and quality of manufacture and, when appropriate, recommend design changes to reduce manufacturing costs or lead times or to increase the quality of finished assemblies. Board design services consist of the engineering and design associated with the arrangement and interconnection of specified components on printed circuit boards to achieve an OEM’s desired level of functionality.

       We also offer application specific integrated circuit (ASIC) design services. Our ASIC product design services include the embedded computer, memory modules and memory cards, and I/O products.

Sales and Marketing

       Our sales and marketing are integrated processes involving direct salespersons and project managers, as well as our senior executives. Our sales resources are directed at multiple management and staff levels within targeted accounts. We also use independent sales representatives in certain geographic areas. We receive unsolicited inquiries resulting from advertising and public relations activities, as well as referrals from current customers. These opportunities are evaluated against our customer selection criteria and are assigned to direct salespersons or independent sales representatives, as appropriate. Historically, we have had substantial recurring sales from existing customers.

       Approximately 99% of our net sales during fiscal 2001 were derived from customers that were also customers during the same period of fiscal 2000. Although we seek to diversify our customer base, a small number of customers currently are responsible for a significant portion of our net sales.

       Our top ten customers accounted for approximately 70% of net sales in fiscal 2001, 72% of net sales in fiscal 2000, and 74% of net sales in fiscal 1999. Several customers each accounted for more than 10% of net sales during these periods. Ericsson accounted for 14% of net sales; and Cisco and Nortel accounted for 12% of net sales in fiscal 2001. Ericsson and Cisco represented 13% and 12% of net sales, respectively, in fiscal 2000. Cisco and Compaq represented 11% and 12% of net sales, respectively in fiscal 1999.

Backlog

       Backlog consists of contracts or purchase orders with delivery dates scheduled within the next twelve months. At August 31, 2001, our backlog was approximately $2.2 billion. The backlog was approximately $4.9 billion at August 31, 2000. Because customers may cancel or reschedule deliveries, backlog is not a meaningful indicator of future financial results.

Competition

       The electronic manufacturing services industry comprises a large number of companies, several of which have achieved substantial market share. We also face competition from current and prospective customers that evaluate our capabilities against the merits of manufacturing products internally. We compete with different companies depending on the type of service or geographic area. Certain competitors may have greater manufacturing, financial, research and development and marketing resources than Solectron. We believe that the primary basis of competition in our targeted markets is manufacturing technology, quality, responsiveness, the provision of value-added services and price. To remain competitive, we must continue to provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price. We may be at a competitive disadvantage as to price, compared with manufacturers with lower cost structures, particularly manufacturers with facilities where labor costs are lower.

Associates

       As of August 31, 2001, we employed approximately 60,000 associates worldwide, including approximately 6,000 temporary associates. Our international operations employed approximately 43,000 associates.

Patents and Trademarks

       We have a number of United States patents related to the process and equipment used in our surface mount technology. SMART holds one patent related to memory module technology. Force also holds a number of patents related to Versa Module Eurocard (VME) technology. In addition, as part of our acquisition of IBM-ECAT’s manufacturing assets, we have access to a number of IBM patents and license rights. We also have registered trademarks in the United States and many countries throughout the world. These patents and trademarks are considered valuable to us.

       Although we do not believe that our trademarks, manufacturing processes, SMART’s and Force’s technology or the IBM patents and license rights to which we have access infringe on the intellectual property rights of third parties, we cannot assure that third parties will not assert infringement claims against us in the future. If such an assertion were to be made, it may become necessary or useful for us to enter into licensing arrangements or to resolve such an issue through litigation. However, we cannot assure that such license rights would be available to us on commercially acceptable terms or that any such litigation would be resolved favorably. Additionally, such litigation could be lengthy and costly and could materially harm our financial condition regardless of the outcome of such litigation.

Environmental Matters

       We are required to comply with numerous local, state and federal and international environmental laws and regulations relating to the treatment, storage, use, discharge, emission and disposal of hazardous materials used in our manufacturing processes, as well as laws and regulations relating to occupational safety and health, and product take back and product content and labeling. The failure to comply with present and future laws and regulations could restrict our ability to expand facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with environmental regulations. Moreover, to the extent we are found to be in non-compliance with any such laws and regulations, we may incur substantial fines and penalties. We are committed to maintaining compliance in all of our facilities and to continuously improving our environmental practices.

       We are also required to obtain and maintain environmental permits for many of our facilities. These permits must be renewed periodically and are subject to revocation in the event of violations of environmental laws. There can be no assurance that violations will not occur as a result of equipment failure, human error or other causes. In the event of such a violation of environmental laws, we could be held liable for damages, fines, costs of remedial actions, and we could be subject to revocation of permits. Any such revocation could require us to cease or limit production at one or more of our facilities, thereby having an adverse impact on our results of operations.

       We have obtained a large number of facilities through the acquisition of C-MAC and other companies and assets. It is possible that some of the facilities could have soil or groundwater contamination, or contamination of the interior of such facilities, that requires remediation. We endeavor to investigate acquired facilities and to remediate them when such contamination is discovered. We believe, based on our current knowledge, that the cost of any groundwater or soil clean-up that may be required at C-MAC facilities or any of the other facilities we have acquired would not materially harm our business, financial condition and results of operations. Nevertheless, the process of remediating contamination at the facilities is costly, and there can be no assurance that the costs of such activities would not harm our business, financial condition and results of operations in the future. In addition, we have been, and in the future may be held liable for remediation of sites where our hazardous materials (or those of companies we have acquired) have been disposed. To date, none of these liabilities have been substantial or material to our business, financial condition and results of operations.

DESCRIPTION OF THE UNITS

       The following is a summary of the principal documents relating to the offering of the units. Copies of those documents are on file with the Securities and Exchange Commission as part of our registration statement. See “Available Information” for information on how to obtain copies. Although we believe the material provisions of these documents have been accurately summarized, you should read the provisions of each of the underlying agreements.

Principal Terms of the Units

       Each unit will have a stated amount of $25 and will initially consist of:

       (1) a purchase contract, under which you agree to purchase, for $25, shares of our common stock on the stock purchase date of November 15, 2004. The number of shares that you will receive upon the settlement of your purchase contract will be determined by the settlement rate described below under “— Settlement Rate”; and

       (2) a debenture with a principal amount of $25, with the terms described below.

       The debentures will initially be pledged to U.S. Bank, N.A., as collateral agent, for our benefit to secure your obligations under the purchase contract. We refer to the purchase contracts, together with the pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) as the “normal units.” Each holder of normal units may elect to create “stripped units.” To do this, a holder has to withdraw the pledged debentures or U.S. treasury securities underlying the normal units by substituting, as pledged securities, zero-coupon U.S. treasury securities that will pay $25 on November 15, 2004, the amount then due under the purchase contract. See “— Creating Stripped Units and Recreating Normal Units.”

       As a beneficial owner of the units, you will be deemed by your acceptance of the units to have:

•	irrevocably agreed to be bound by the terms of the purchase contract agreement, pledge agreement and purchase contract for so long as you remain a beneficial owner of such units; and

•	appointed the purchase contract agent under the purchase contract agreement as your agent and attorney-in-fact to enter into and perform the purchase contract on your behalf.

       In addition, as a beneficial owner of the units, you will be deemed by your acceptance of the units to have agreed to treat for all tax purposes:

•	yourself as the owner of the related debentures, or the treasury securities, as the case may be; and

•	the debentures as indebtedness that we have issued.

       At the closing of the offering of the units, the underwriters will purchase the units. The purchase price of each unit will be allocated by us between the purchase contract and the related debenture. We expect to report the fair market value of each debenture as $23.90 and the fair market value of each purchase contract as $1.10. The underwriters will fund their purchase of the units by selling the units to the initial investors. The debentures will then be pledged to the collateral agent initially to secure the obligations owed to us under the purchase contracts.

       We will enter into:

•	a purchase contract agreement with State Street Bank and Trust Company of California, N.A., as purchase contract agent, governing the appointment of the purchase contract agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units; and

•	a pledge agreement with U.S. Bank, N.A., as collateral agent, custodial agent and securities intermediary creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts.

Creating Stripped Units and Recreating Normal Units

       If a holder of normal units elects to withdraw the pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) and substitute certain U.S. treasury securities (specified below) as pledged securities, the pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) will be released from the pledge agreement and delivered to the holder. The normal units would then become “stripped units.” Holders of stripped units may recreate normal units by resubstituting the debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) for the treasury securities underlying the stripped units.

       Holders who elect to create stripped units or recreate normal units shall be responsible for any related fees or expenses.

Creating Stripped Units

       Each holder of normal units may create stripped units. To do this, a holder must withdraw the pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) underlying the normal units and substitute, as pledged securities, the zero-coupon U.S. treasury securities described below that will pay $25 on November 15, 2004, which is the amount then due on the stock purchase date. Holders of normal units may create stripped units at any time on or before the fourth business day prior to the stock purchase date, except that they may not create stripped units during the period from four business days prior to any remarketing date until the expiration of three business days after that date.

       A holder might consider it beneficial either to hold the debentures directly or to realize income from their sale. These investment choices are facilitated by creating stripped units.

       A stripped unit will have a stated amount of $25 and will consist of:

•	the purchase contract, described under “— Principal Terms of the Units” above; and

•	an undivided beneficial ownership interest in the zero-coupon U.S. treasury securities described in the following paragraph.

       In order to create stripped units, a treasury security holder must substitute, as pledged securities, zero-coupon U.S. treasury securities (CUSIP No. 912803AB9) which mature on November 15, 2004. These zero-coupon treasury securities will be pledged with the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the purchase contract. The pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) underlying the normal units will be released from the pledge agreement and delivered to the holder. Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make the substitution only in integral multiples of 40 normal units. However, after a remarketing of the debentures or a tax event redemption has occurred, the holders may make the substitution only in integral multiples of normal units such that both the treasury securities to be deposited and the zero-coupon treasury securities to be released are in integral multiples of $1,000.

       To create stripped units:

•	deposit with the collateral agent the zero-coupon treasury securities described above, which will be substituted for the pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) underlying your normal units and pledged with the collateral agent to secure your obligation to purchase our common stock under the purchase contract;

•	transfer the normal units to the purchase contract agent; and

•	deliver a notice to the purchase contract agent stating that you have deposited the zero-coupon treasury securities specified above with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) underlying the normal units.

       Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged debentures or treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

•	cancel the normal units;

•	transfer to you the underlying pledged debentures or treasury securities; and

•	deliver the stripped units to you.

       Any debentures released to you will be tradeable separately from the resulting stripped units. Interest on the debentures will continue to be payable in accordance with their terms.

Recreating Normal Units

       Each holder of stripped units may recreate normal units by substituting, as pledged securities, debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) for the zero-coupon treasury securities underlying the stripped units. Holders may recreate normal units at any time on or before the fourth business day prior to the stock purchase date, except that they may not recreate normal units during the period from four business days prior to any remarketing date until the expiration of three business days after that date.

       Upon recreation of the normal units, the debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) will be pledged with the collateral agent to secure the holder’s obligation to purchase our common stock under the purchase contract, and the zero-coupon treasury securities underlying the stripped units will be released. Because treasury securities are issued in integral multiples of $1,000, holders of stripped units may make the substitution only in integral multiples of 40 stripped units. However, after a successful remarketing of the debentures or a tax event redemption has occurred, the holder may make the substitution only in integral multiples of stripped units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

       To recreate normal units from stripped units, you must:

•	deposit with the collateral agent:

•	if the substitution occurs prior to a successful remarketing of the debentures, debentures having an aggregate principal amount equal to the aggregate stated amount of your stripped units; and

•	if the substitution occurs after a successful remarketing of the debentures or after a tax event redemption, the applicable specified U.S. treasury securities then constituting a part of the normal units;

•	transfer the stripped units to the purchase contract agent; and

•	deliver a notice to the purchase contract agent stating that you have deposited the debentures or treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the applicable specified U.S. treasury securities underlying those stripped units.

       The debentures or treasury securities will be substituted for the treasury securities underlying your stripped units and will be pledged with the collateral agent to secure your obligation to purchase our common stock under your purchase contract.

       Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

•	cancel the stripped units;

•	transfer to you the underlying treasury securities; and

•	deliver to you the normal units.

Periodic Payments

Normal Units

       If you hold normal units, you will receive total payments of 7.25% of the stated amount per year, consisting of quarterly interest payments on the debentures, at the annual rate of 7.25% of the principal amount of $25 per debenture to August 15, 2004. On November 16, 2004, you will receive a quarterly payment, consisting of a cash payment on the applicable specified U.S. treasury securities, at the same annual rate.

       We will not make any contract fee payments to holders under the purchase contracts. The purchase contracts do not limit the incurrence or issuance of secured or unsecured debt by us or our subsidiaries.

Stripped Units

       Stripped units will not generate cash payments to the holder. In addition, original issue discount will accrue on the pledged zero-coupon treasury securities. See “Certain United States Federal Income Tax Consequences—Treasury Securities—Original Issue Discount.”

Debentures

       If you hold debentures separated from the units, you will receive the quarterly cash interest payments on the debentures.

       Interest on all debentures, whether held separately or as part of units, will accrue initially at the annual rate of 7.25% of the principal amount of $25 per debenture. The interest rate on the debentures will be reset for the quarterly interest payments made on and after November 15, 2004, and interest payments on the debentures will be made at the reset rate from that date to November 15, 2006, assuming a successful remarketing. However, if the reset rate meeting the requirements described in this prospectus supplement cannot be established, the interest rate will not be reset. In this case, the reset rate will continue to be the initial annual rate of 7.25% until a reset rate meeting the requirements described in this prospectus supplement can be established on a later remarketing date on or prior to the third business day preceding November 15, 2004. If no remarketing occurs prior to such date, the initial annual rate will be the interest rate to November 15, 2006.

       The reset rate will apply to interest on all debentures outstanding on or after the successful remarketing date. However, the reset of the interest rate on the debentures will not change the amount of payments to be received by holders of the normal units, which will remain at the initial annual rate of 7.25% of $25 for the last quarterly payment payable on November 15, 2004.

Description of the Purchase Contracts

       Each purchase contract underlying a unit, unless earlier terminated, or earlier settled at your option or upon specified mergers and other transactions described below, will obligate you to purchase, and us to sell, for $25, on the stock purchase date of November 15, 2004, a number of newly issued shares of our common stock equal to the settlement rate, as defined below.

Settlement Rate

       The “settlement rate” is the number of newly issued shares of our common stock that we are obligated to sell and you are obligated to buy upon settlement of a purchase contract on November 15, 2004. The settlement rate for each purchase contract depends on the applicable market value, as defined below, and will be as follows, subject to adjustment as described under “— Anti-Dilution Adjustments”:

•	If the applicable market value of our common stock (as defined below) is equal to or greater than the threshold appreciation price of $11.58, which is 18% above $9.81, then the settlement rate, which is equal to $25, divided by $11.58, will be 2.1597 shares of our common stock per purchase contract. Accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for our common stock increases to an amount that is higher than $11.58, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will be higher than $25, and if the market price equals $11.58, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25;

•	If the applicable market value of our common stock is less than $11.58 but greater than $9.81, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract. Accordingly, if the market price for our common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured but that market price is less than $11.58, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will equal $25; and

•	If the applicable market value of our common stock is less than or equal to $9.81, the settlement rate, which is equal to $25, divided by $9.81, will be 2.5484 shares of our common stock per purchase contract. Accordingly, if the market price for our common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that the market value is the same as the applicable market value of our common stock, will be less than $25, and if the market price stays the same, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

       The “applicable market value” means the average of the closing price, as defined below, per share of our common stock, if applicable, on each of the twenty consecutive trading days, as defined below, ending on the third trading day preceding November 15, 2004.

       For purposes of determining the applicable market value for common stock, the “closing price” of our common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of our common stock on the New York Stock Exchange on that date. If our common stock is not listed for trading on the New York Stock Exchange on any date, the closing price of our common stock on any date of determination means the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is so listed, or if the common stock is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if our common stock is not so reported, the last quoted bid price for our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

       A “trading day” is a day on which our common stock:

•	is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

Settlement

       Settlement of the purchase contracts will occur on the stock purchase date. We will be obligated to sell to you, and you will be obligated to purchase from us, common stock, unless:

•	you have settled the related purchase contract prior to the stock purchase date through the early delivery of cash to the purchase contract agent, in the manner described in “— Early Settlement” below;

•	we are involved in a merger prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, and you have settled the related purchase contract through an early settlement as described in “— Early Settlement upon Merger” below; or

•	an event described under “— Termination of Purchase Contracts” below has occurred.

       The settlement of the purchase contracts on the stock purchase date will occur as follows:

•	for the stripped units or normal units which include pledged treasury securities, the cash payments on the treasury securities will automatically be applied to satisfy in full your obligation to purchase common stock under the purchase contracts; and

•	for the normal units in which the related debentures remain a part of the normal units because of a failed remarketing, we will exercise our rights as a secured party to dispose of the debentures in accordance with applicable law.

       In either event, our common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the units, if the units are held in certificated form, and payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you.

       Prior to the date on which shares of common stock are issued in settlement of purchase contracts, the common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the purchase contracts.

       No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In place of fractional shares otherwise issuable you will be entitled to receive an amount of cash equal to the fractional share, calculated on an aggregate basis in respect of the purchase contracts you are settling, multiplied by the applicable market value.

Remarketing

       We will enter into a remarketing agreement with a nationally recognized investment banking firm. The investment banking firm will agree, as remarketing agent, to use its commercially reasonable best efforts to sell the debentures included in normal units on August 15, 2004, at a price equal to 100.5% of the remarketing value.

       In order to provide the holders of normal units with the necessary collateral to be applied in the settlement of their purchase contract obligations, the debentures held by each normal unit holder will be sold in a remarketing, unless the holder elects not to participate in the remarketing. The proceeds of the remarketing will be used to purchase U.S. treasury securities, which the participating normal unit holders will pledge to secure their obligations under the related purchase contracts. We will use the cash payments from the pledged treasury securities underlying the normal units to satisfy the obligation of a participating holder to purchase our common stock on November 15, 2004.

       Unless (i) a holder of normal units decides not to participate in the remarketing and delivers treasury securities in a kind and amount designated by the remarketing agent, or (ii) the remarketing agent delays the remarketing to a later date as described below, the debentures that are included in the normal units will be remarketed on the remarketing date. The remarketing date will be August 15, 2004, the last quarterly payment date before the stock purchase date.

       The “remarketing value” will be equal to the sum of:

(a) the value at the remarketing date of the amount of U.S. treasury securities that will pay, on or prior to the quarterly payment date falling on the stock purchase date, an amount of cash equal to the aggregate interest that is scheduled to be payable on that quarterly payment date, on each debenture which is included in a normal unit and which is participating in the remarketing. We will assume for this purpose, even if not true, that the interest rate on the debentures remains at the initial rate; and

(b) the value at the remarketing date of the amount of U.S. treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each debenture included in a normal unit which is participating in the remarketing.

       For purposes of (a) and (b) above, the value on the remarketing date of the treasury securities will (1) be based on treasury securities that are highly liquid treasury securities maturing on or within 35 days prior to the stock purchase date (as determined in good faith by the remarketing agent in a manner intended to minimize the value of the treasury securities) and (2) be set based on the ask-side price of those treasury securities at a time between 9:00 a.m. and 11:00 a.m. New York City time, selected by the remarketing agent, on the remarketing date (as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the remarketing agent), plus accrued interest to that date.

       The remarketing agent will use the proceeds from the sale of debentures in a successful remarketing to purchase, in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described in (a) and (b) above. It will deliver these treasury securities through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the unit holders whose debentures participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not exceeding 50 basis points (.50%) of the total proceeds from the remarketing. The remarketing agent will remit any remaining portion of the proceeds for the benefit of the holders of the normal units participating in the remarketing.

       Alternatively, a holder of normal units may elect not to participate in the remarketing. The holder may retain the debentures underlying those units by delivering the treasury securities described in (a) and (b) above in the amount and types specified by the remarketing agent applicable to the holder’s debentures, to the purchase contract agent on the fourth business day prior to August 15, 2004. If the remarketing agent fails to sell any debentures on the remarketing date, the treasury securities will be promptly returned to the holder of a normal unit who does not participate in the remarketing.

       The purchase contract agent will give holders notice of remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders of normal units that elect not to participate in the remarketing, on the seventh business day prior to August 15, 2004. A holder electing not to participate in the remarketing must notify the purchase contract agent and deliver the specified treasury securities to the purchase contract agent not later than 10:00 a.m. on the fourth business day prior to August 15, 2004. A holder that does not so deliver the treasury securities will be deemed to have elected to participate in the remarketing. On the stock purchase date, the purchase contract agent will apply the cash payments received on the pledged treasury securities to pay the purchase price under the purchase contracts.

       The applicable interest rate on the debentures outstanding on and after August 15, 2004 will be reset on August 15, 2004, assuming a successful remarketing on that date. This new rate will be effective for interest accrued from August 15, 2004 to November 15, 2006, as described in “— Description of the Debentures — Interest Rate Reset.”

       If the reset agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of the debentures to be equal to 100.5% of the remarketing value (assuming, even if not true, that all of the debentures are held as components of normal units and will be remarketed), and the remarketing agent cannot remarket the debentures offered for remarketing on the remarketing date at a price equal to 100.5% of the remarketing value (determined on the basis of the debentures being remarketed), the reset agent may thereafter attempt to establish a new reset rate, and the remarketing agent may attempt to remarket the debentures, on each of the four consecutive business days ending on October 1, 2004 and the third business day immediately preceding the stock purchase date.

       Any subsequent remarketing will be at a price equal to 100.5% of the remarketing value (determined on the basis of the debentures being remarketed) on the subsequent remarketing date. The purchase contract agent will give holders notice of the subsequent remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders that elect not to participate on the seventh business day prior to the subsequent remarketing date. A holder of normal units may elect not to participate in the subsequent remarketing. The holder may retain the debentures underlying those units by delivering the treasury securities described above to the purchase contract agent not later than 10:00 a.m. on the fourth business day preceding the subsequent remarketing date.

       If the remarketing agent fails to remarket the debentures underlying normal units at that price prior to the stock purchase date, we will be entitled to exercise our rights as a secured party on the stock purchase date and, subject to applicable law, retain the securities pledged as collateral or sell them in one or more private sales or otherwise.

       The obligation of a holder of units to pay the purchase price for our common stock under the underlying purchase contracts on the stock purchase date is a non-recourse obligation payable solely out of the proceeds of the debentures or treasury securities pledged as collateral to secure the purchase obligation. In no event will a holder be liable for any deficiency between such proceeds and the purchase price for the common stock under the purchase contracts.

Optional Remarketing of Debentures Not Included in Normal Units

       Under the remarketing agreement, on or prior to the fourth business day immediately preceding August 15, 2004 or any subsequent remarketing date, holders of debentures not held as part of normal units may elect to have their debentures included in the remarketing. To do this, holders must deliver their debentures along with a notice to the custodial agent prior to the remarketing date, but no earlier than the payment date immediately preceding August 15, 2004 and no later than the fourth business day preceding August 15, 2004. The custodial agent will hold these debentures in an account separate from the collateral account in which the debentures pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of debentures electing to have their debentures remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding August 15, 2004.

       On the fourth business day immediately prior to August 15, 2004, the custodial agent will deliver these separate debentures to the remarketing agent for remarketing. The remarketing agent will use its commercially reasonable best efforts to remarket the separately held debentures included in the remarketing on the remarketing date at a price equal to 100.5% of the remarketing value, determined on the basis of the separately held debentures being remarketed. After deducting as the remarketing fee an amount not to exceed 50 basis points (.50%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.

       If the remarketing agent cannot remarket the debentures on the remarketing date, the remarketing agent will promptly return the debentures to the custodial agent for release to the holders. Holders of debentures that are not components of normal units may elect to have their debentures remarketed on any subsequent remarketing date as described above.

Early Settlement

       At any time not later than 10:00 a.m. on the seventh business day prior to November 15, 2004, a holder of units may settle the related purchase contracts by delivering to the purchase contract agent immediately available United States dollars in an amount equal to $25 multiplied by the number of purchase contracts being settled.

       No later than the third business day after an early settlement, we will issue, and the holder will be entitled to receive, 2.1597 shares of our common stock for each unit (regardless of the market price of our common stock prior to, on, or after the date of early settlement), subject to adjustment under the circumstances described under “— Anti-Dilution Adjustments” below. The holder will also receive the debentures or other securities underlying those units.

Early Settlement Upon Merger

       Prior to the stock purchase date, if we are involved in a merger in which we are not the surviving entity and in which at least 30% of the consideration for our all of common stock consists of cash or cash equivalents (“cash merger”), on or after the date of the cash merger each holder of the units has the right to accelerate and settle the related purchase contract. We refer to this right as the “early settlement right.” We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be not less than 20 nor more than 30 days after the date of the notice, on which the optional early settlement will occur, which we refer to as the merger early settlement date, and a date by which each holder’s early settlement right must be exercised. The notice will set forth, among other things, the cash merger settlement rate, as described below, and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the early settlement right, you must deliver to the purchase contract agent, on or one business day before the merger early settlement date, the certificate evidencing your units, if the units are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier’s check. If you exercise the early settlement right, we will deliver to you on the merger early settlement date such other cash, securities or other consideration instead of our common stock. In such event, on the merger early settlement date, the settlement rate in effect immediately before a cash merger will be applied to the value of the cash, securities or other consideration you would have received if you had held the shares covered by the purchase contract when the cash merger occurred. You will also receive the debentures or other securities underlying those units. If you do not elect to exercise your early settlement right, your units will remain outstanding and you will receive on the stock purchase date such other cash, securities or other consideration instead of our common stock. In such event, on the stock purchase date, the settlement rate then in effect will be applied to the value of the cash, securities or other consideration you would have received if you had held the shares covered by the purchase contract when the cash merger occurred (taking into account any subsequent mergers or changes in the cash, securities or other consideration that would have been received).

       The formula used to determine the cash merger settlement rate in effect immediately before a cash merger will be identical to the formula used to determine the settlement rate on the stock purchase date, except that the applicable market value used to determine the cash merger settlement rate in effect immediately before a cash merger will be the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the consummation of the cash merger.

Anti-Dilution Adjustments

       The formula for determining the settlement rate and the number of shares of our common stock to be delivered upon an early settlement may be adjusted if certain events occur, including:

(1) the payment of a stock dividend or other distribution on our common stock in our common stock;

(2) the issuance to all holders of our common stock of rights or warrants, other than any dividend reinvestment or share purchase or similar plans, entitling them to subscribe for or purchase common stock at less than the current market price (as defined below);

(3) subdivisions, splits and combinations of our common stock (including an effective subdivision of our common stock through reclassification of our common stock);

(4) distributions to all holders of our common stock of evidences of our indebtedness, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above or as discussed below with respect to spin-offs and any dividend or distribution paid exclusively in cash);

(5) distributions consisting exclusively of cash to all holders of our common stock in an aggregate amount that, when combined with (a) other all-cash distributions made within the preceding 12 months and (b) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration paid in respect of a tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization (such aggregate market capitalization being the product of the current market price of our common stock multiplied by the number of shares of common stock then outstanding) on the date fixed for the determination of stockholders entitled to receive such distribution; and

(6) the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock which involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the date of expiration of such tender or exchange offer.

       The “current market price” per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock trades without the right to receive the issuance or distribution.

       In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of units, become a contract to purchase, on the stock purchase date, such other securities, cash or property instead of our common stock. In such event, on the stock purchase date, the settlement rate then in effect will be applied to the value of such other securities, cash or property you would have received if you had held the shares covered by the purchase contract when the applicable transaction occurred (taking into account any subsequent mergers or changes in the cash, securities or other property that would have been received). Holders have the right to settle their obligations under the purchase contracts early in the event of certain cash mergers as described under “— Early Settlement” and “— Early Settlement Upon Merger” above.

       If at any time we make a distribution of property to our holders of common stock which would be taxable to the holders of common stock as a dividend for U.S. federal income tax purposes (that is, distributions, evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for common stock), and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may be deemed to be the receipt of taxable income to holders of units. See “Certain United States Federal Income Tax Consequences — Purchase Contracts — Adjustment to Settlement Rate.”

       If we pay a dividend or other distribution on our common stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the settlement rate in effect immediately before the close of business on the record date fixed for determination of which of our stockholders will be entitled to receive that distribution will be increased by multiplying:

•	the settlement rate by

•	a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of those shares of common stock or similar equity interests so distributed applicable to one share of common stock and the denominator of which is the current market price of our common stock.

       The adjustment to the settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•	the tenth trading day following the effective date of the spin-off and

•	the date of the securities being offered in the initial public offering, if any, of the distributed securities, if that initial public offering is effected simultaneously with the spin-off.

       For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

       If there is a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to our common shareholders means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

       If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price of such securities, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

       In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

       Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

       We will be required, within 10 business days following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the holders of units of the occurrence of that event. We will also be required to deliver a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

       Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract.

Pledged Securities and Pledge Agreement

       The debentures (or, after a successful remarketing or a tax event redemption, the applicable specified U.S. treasury securities) underlying the normal units and the zero-coupon treasury securities underlying the stripped units will be pledged to the collateral agent for our benefit. According to the pledge agreement, the pledged securities will secure the obligations of holders of units to purchase our common stock under the purchase contracts. A holder of a unit cannot separate or separately transfer the purchase contract from the pledged securities underlying the unit. Your rights to the pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the units from the pledge arrangement, except:

•	to substitute zero-coupon treasury securities for the related pledged debentures or other pledged treasury securities upon creation of a stripped unit;

•	to substitute debentures or specified treasury securities for the related pledged zero-coupon treasury securities upon the recreation of a normal unit;

•	upon delivering specified treasury securities when electing not to participate in a remarketing; or

•	upon the termination or early settlement of the purchase contracts.

       Subject to our security interest and the terms of the purchase contract agreement and the pledge agreement:

•	each holder of units that include debentures will retain beneficial ownership of the debentures and will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the debentures, including distribution, voting, redemption, repayment and liquidation rights; and

•	each holder of units that include treasury securities will retain beneficial ownership of the treasury securities.

       We will have no interest in the pledged securities other than our security interest.

Quarterly Payments on Pledged Securities

       Except as described in “— Description of the Purchase Contracts,” the collateral agent, upon receipt of quarterly interest payments or distributions on the pledged securities underlying the normal units, will distribute those payments to the purchase contract agent, which will, in turn, distribute that amount to the holders of normal units on the record date for the payment. As long as the units remain in book-entry only form, the record date for any payment will be one business day before the payment date.

       Holders of stripped units will not receive quarterly payments on the units. In addition, original issue discount will accrue on the pledged zero-coupon U.S. treasury securities. See “Certain United States Federal Income Tax Consequences — Treasury Securities — Original Issue Discount.”

Termination of Purchase Contracts

       The purchase contracts, our related rights and obligations and those of the holders of the units, including their obligations to purchase our common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

       Upon such a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, such a delay may occur as a result of the automatic stay under the bankruptcy code and continue until the automatic stay has been lifted.

The Purchase Contract Agreement

       Distributions on the units (consisting of interest payments on the debentures) will be payable, purchase contracts will be settled and transfers of the units will be registrable at the office of, the purchase contract agent, in the Borough of Manhattan, The City of New York. In addition, if the units do not remain in book-entry form, payment of distributions on the units may be made, at our option, by check mailed to the address of the persons shown on the unit register.

       If any quarterly payment date or the stock purchase date is not a business day, then any payment required to be made on that date must be made on the next business day (and so long as the payment is made on the next business day, without any interest or other payment on account of any such delay), except that if the next business day is in the next calendar year, the payment or settlement will be made on the prior business day with the same force and effect as if made on the payment date. A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

       If, on the stock purchase date, you fail to surrender the certificate evidencing your units, if your units are held in certificated form, to the purchase contract agent, the shares of common stock issuable in settlement of the related purchase contracts will be registered in the name of the purchase contract agent. These shares, together with any distributions on them, will be held by the purchase contract agent as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

       If the purchase contracts have terminated prior to the stock purchase date, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders and you fail to surrender the certificate evidencing your units, if your units are held in certificated form, to the purchase contract agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the purchase contract agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

       The purchase contract agent will not be required to invest or to pay interest on any amounts held by it before distribution.

       No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

Modification

       The purchase contract agreement, the pledge agreement and the purchase contracts may be amended with the consent of the holders of a majority of the units at the time outstanding. However,

no modification may, without the consent of the holder of each outstanding unit affected by the modification:

•	change any payment date;

•	change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any units to receive distributions on the pledged securities underlying the units or otherwise adversely affect the holder’s rights in or to pledged securities;

•	change the place or currency of payment for any amounts payable in respect of the units, increase any amounts payable by holders in respect of the units or decrease any other amounts receivable by holders in respect of the units;

•	impair the right to institute suit for the enforcement of any purchase contract;

•	reduce the number of shares of common stock purchasable under any purchase contract, increase the price to purchase shares of common stock on settlement of any purchase contract, change the stock purchase date or otherwise adversely affect the holder’s rights under any purchase contract; or

•	reduce the above stated percentage of outstanding units the consent of whose holders is required for the modification or amendment of the provisions of the purchase contract agreement, the pledge agreement or the purchase contracts.

Consolidation, Merger, Sale or Conveyance

       We will agree in the purchase contract agreement that we will not merge into or consolidate with any other person, in a transaction in which we are not the surviving corporation or transfer, lease or convey our properties and assets substantially as an entirety to any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor expressly assumes our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts and the remarketing agreement; and

•	Solectron or such successor is not, immediately after such merger, consolidation, transfer, lease or conveyance, in default in the performance of any of its obligations under the purchase contract agreement, the pledge agreement, the purchase contracts or the remarketing agreement.

Title

       We, the purchase contract agent and the collateral agent may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Governing Law

       The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Book-Entry System

       The information in this section concerning The Depository Trust Company (“DTC”) and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

       The units will be issued only as fully-registered securities registered in the name of DTC or Cede & Co., DTC’s nominee. One or more fully-registered global security certificates, representing the total aggregate number of units, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Investors may elect to hold interests in the global security certificates through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (the “Euroclear System”), in Europe, if they are participants of such systems, or indirectly through organizations, which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

       The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the units so long as the units are represented by global security certificates.

       DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that institutions having accounts with DTC (its “participants”) deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

       In the event that

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after such notice,

•	an event of default under the purchase contract agreement or the indenture has occurred and is continuing, or

•	we elect to terminate the book-entry system through DTC with respect to the units,

certificates for the units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for units certificates registered in the names directed by DTC. We expect that these instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security certificates.

       As long as DTC or its nominee is the registered owner of the global security certificates, DTC or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all units represented by these certificates for all purposes under the units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

•	will not be entitled to have such global security certificates or the units represented by those certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of units certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any units represented by these certificates for any purpose under the units or the purchase contract agreement.

All payments on the units represented by the global security certificates and all transfers and deliveries of related debentures, treasury securities and common stock will be made to DTC or its nominee, as the case may be, as the holder of the securities.

       Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on November 15, 2004 or upon early settlement will be governed by arrangements among DTC, participants and persons that may hold beneficial interests through participants, designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the purchase contract agent or any agent of ours or the purchase contract agent will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests. Transfers between participants in Clearstream, Luxembourg or the Euroclear System will be effected in the ordinary way in accordance with their respective rules and operating procedures.

       Cross-market transfers between the participants in DTC, on the one hand, and Clearstream, Luxembourg or the Euroclear System participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Clearstream, Luxembourg or the Euroclear System, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Clearstream, Luxembourg or the Euroclear System, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Clearstream, Luxembourg or the Euroclear System, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and the Euroclear System participants may not deliver instructions directly to the depositaries for Clearstream, Luxembourg or the Euroclear System.

       Because of time zone differences, the securities account of a Clearstream, Luxembourg or the Euroclear System participant purchasing an interest in global security certificates from a participant in DTC will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg or the Euroclear System participant, during the securities settlement processing day (which must be a business day for Clearstream, Luxembourg and the Euroclear System) immediately following the settlement date of DTC. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales in interest in global security certificates by or through a Clearstream, Luxembourg or the Euroclear System participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day for Clearstream, Luxembourg or the Euroclear System following DTC’s settlement date.

       Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures to facilitate transfers of interests in the global security certificates among DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discounted at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Clearstream, Luxembourg or the Euroclear System or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Replacement of Unit Certificates

       If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the purchase contract agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the purchase contract agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

       We are, however, not required to issue any certificates representing units on or after the business day immediately preceding the earlier of the stock purchase date or the date the purchase contracts have terminated. In place of the delivery of a replacement certificate following the stock purchase date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the units evidenced by the certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities related to the units evidenced by the certificate.

Information Concerning the Purchase Contract Agent

       State Street Bank and Trust Company of California, N.A., will initially act as purchase contract agent. The purchase contract agent will act as the agent and attorney-in-fact for the holders of units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary authority in connection with a default under the terms of the purchase contract agreement, the pledge agreement and the purchase contracts, or the pledged securities.

       The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement of the purchase contract agent will be effective upon appointment of a successor.

       The purchase contract agent is one of a number of banks with which we and our subsidiaries maintain ordinary banking and trust relationships.

Information Concerning the Collateral Agent

       U.S. Bank, N.A. will initially act as collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

       The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent would be effective upon the appointment of a successor.

       The collateral agent is one of a number of banks with which we and our subsidiaries maintain ordinary banking and trust relationships.

Miscellaneous

       The purchase contract agreement will provide that we will pay fees and expenses related to:

•	the offering of the units;

•	the retention of the purchase contract agent;

•	the enforcement by the purchase contract agent of the rights of the holders of the units; and

•	with certain exceptions, stock transfer and similar taxes attributable to the initial issuance and delivery of the common stock upon settlement of the purchase contracts.

       Should you elect to create stripped units or recreate normal units, you will be responsible for any fees or expenses payable in connection with the substitution of the applicable pledged securities, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE DEBENTURES

       The debentures will be issued as a separate series of debt securities referred to as the 7.25% subordinated debentures due 2006 according to the terms of an indenture qualified under the Trust Indenture Act, dated as of December 27, 2001, as supplemented, between us and State Street Bank and Trust Company of California, N.A., as the indenture trustee. The terms of the indenture will be those provided in the indenture and those made part of the indenture by the Trust Indenture Act. The following description of the terms of the debentures supplements and modifies the description of the debt securities set forth in the prospectus.

Overview

       The debentures will be unsecured (except to the extent set forth under “— Security” below) and will rank subordinated in right of payment to all of our existing and future senior debt (but unsubordinated in right of payment in an amount equal to the value of certain limited pledged assets). The debentures will be issued as a separate series of debt securities under the indenture, limited to $1,000,000,000 (or up to $1,100,000,000, if the underwriters’ option to purchase additional units is exercised in full) in aggregate principal amount. If, at the time of a successful remarketing, Solectron receives ratings by Standard & Poor’s and Moody’s Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, then the subordination provisions of the debentures will no longer be applicable and the debentures will automatically become our general, unsecured obligations ranking equally in right of payment with all of our existing and future unsubordinated debt.

       The debentures will not be subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 15, 2006.

       The indenture does not limit the incurrence or issuance of other secured or unsecured debt by us, including senior debt.

       Under specific limited circumstances, debentures may be issued in certificated form in exchange for a global security. In the case that debentures are issued in certificated form, these debentures will be in denominations of $25 and integral multiples of $25 and may be transferred or exchanged at the offices described below. Payments on debentures issued as a global security will be made to the depositary, a successor depositary or, in the case that no depositary is used, to a paying agent for the debentures. In the case that debentures are issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the trustee in New York, New York. However, at our option, payment of interest may be made by check mailed to the address of the entitled holder or by wire transfer to an account appropriately designated by the entitled holder.

       The indenture does not contain provisions that afford holders of the debentures protection in case we are involved in a highly leveraged transaction or other similar transaction that may adversely affect those holders.

       A holder of stripped units that does not also hold debentures separately will not receive interest payments on the debentures.

       Subject to the following paragraph, the debentures will be unsecured (except as described below under “— Security”) and will rank subordinated in right of payment to all of our existing and future senior debt (but unsubordinated in right of payment in an amount equal to the value of certain limited pledged assets). In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets (other than to the extent of the value of the limited collateral in the pledge account) will be available to satisfy obligations of our senior debt before any payment may be made on the debentures. We may not have sufficient assets remaining to pay amounts on any or all of the debentures.

       If, at the time of a successful remarketing, Solectron receives ratings by Standard & Poor’s and Moody’s Investors Service on its senior unsecured debt of at least BBB- and Baa3, respectively, each with an outlook of stable or better, then the debentures will cease to be subordinated debt, and will rank equally in right of payment to all of our then existing and future unsubordinated debt. However, the debentures will then be unsecured obligations as all of the certain limited pledged assets will have been released from the pledge account and, therefore, will be effectively subordinated to all of our existing and future senior secured debt to the extent of the value of the assets securing such debt. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our company, our assets will be available to satisfy obligations of our senior secured debt before any payment may be made on the debentures. In addition, to the extent that such assets cannot satisfy in full our senior secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment (or effectively senior if the debt were issued by a subsidiary) with the debentures. We may not have sufficient assets remaining to pay amounts on any or all of the debentures.

       In addition, the debentures, whether or not they are subordinated, will be effectively subordinated to existing and future liabilities of our subsidiaries. Our right to receive assets of any subsidiaries upon their liquidation or reorganization, and the rights of the holders of the debentures to share in those assets, would be subject to the satisfaction of claims of the subsidiaries’ creditors. Consequently, the debentures will be effectively subordinate to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue. As a result, we expect the debentures to be junior to substantially all of our future liabilities.

       The debentures are our obligations exclusively. The indenture does not limit our ability to incur senior or secured debt, or our ability or that of any of our presently existing or future subsidiaries, to incur other indebtedness and other liabilities. We may have difficulty paying our obligations under the debentures if we, or any of our subsidiaries, incur additional indebtedness or liabilities.

       As of August 31, 2001, we had approximately $5,028 million of senior debt outstanding (none of which was secured) including the aggregate amount of indebtedness of our subsidiaries of approximately $69.8 million (excluding intercompany liabilities). In connection with our combination with C-MAC on December 3, 2001, we assumed an additional $341 million of debt of our C-MAC subsidiary. We and our subsidiaries may incur additional indebtedness, including senior or secured debt, which could adversely affect our ability to pay our obligations under the debentures.

Interest

       Each debenture shall initially bear interest at the rate of 7.25% per year, payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing February 15, 2002 and ending on November 15, 2006. Each debenture shall bear interest to the person in whose name that debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding that interest payment date. If debentures shall not remain in book-entry only form, we shall have the right to select record dates, which shall be more than one business day but less than 60 business days prior to the interest payment date.

       The applicable interest rate on the debentures outstanding on and after August 15, 2004 will be reset on August 15, 2004, assuming a successful remarketing on that date, effective for interest accrued from August 15, 2004 to November 15, 2006, as described in “Interest Rate Reset” below.

       We will cause a notice of the reset rate to be published on the business day following the date the rate is reset by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

       The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay but if that business day is in the next succeeding calendar year, then that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date.

Security

       Concurrent with the initial issuance of the units, we will use approximately $133 million of the proceeds from the sale of the units, or approximately $147 million if the underwriters fully exercise their overallotment option, to purchase and deposit with State Street Bank and Trust Company of California, N.A., the “pledge trustee,” pursuant to a pledge agreement and in trust for the benefit of the holders of the debentures an aggregate amount of U.S. treasury securities (including principal and coupon amounts) sufficient to provide for payment in full when due of the scheduled interest payments on the debentures due on or before November 15, 2003. If the underwriters exercise all or a portion of their overallotment option, we will deposit with and pledge to the pledge trustee additional treasury securities sufficient to provide for payment in full when due of the interest payments on these additional debentures due on or prior to November 15, 2003. The purchase price of the additional treasury securities that will be purchased and deposited in the pledge account will depend on interest rates on treasuries prevailing at the closing of any exercise of the overallotment option. The treasury securities deposited into the pledge account, and the cash received upon maturity or liquidation of the treasuries and held in the pledge account by the pledge trustee are referred to as the “pledged assets.” The pledged assets will secure, through the interest payment date occurring on November 15, 2003, our obligations to pay interest and principal under the debentures. We may release funds from the security interest and the pledge account on any date to the extent of any excess in the account over the amounts required to satisfy our obligations under the debentures to pay scheduled interest on the debentures through and including November 15, 2003. Upon each interest payment date through November 15, 2003, if we direct the collateral agent to do so, the collateral agent will use the proceeds from the U.S. treasury securities in the pledge account to satisfy our interest obligations on the debentures. The collateral in the pledge account will be reduced over time by at least the amount of each interest payment made.

       We may at any time, so long as no event of default has occurred and is continuing, substitute other U.S. treasury securities of equivalent value and maturity for all (but not less than all) of the pledged assets. After all scheduled interest payment obligations under the debentures have been satisfied, when due, through and including the interest payment date occurring on November 15, 2003, the pledge trustee will release all remaining assets from the pledge account, if any, to us, and thereafter all remaining amounts due on the debentures will be unsecured.

       The pledged assets will not be held in physical form by the pledge trustee but will be credited to the pledged account. The pledge account will be maintained by the pledge trustee in its capacity as a “securities intermediary.” Under applicable principles of commercial law, this method of holding securities is referred to as the indirect holding system, and the rights and interests in the pledged assets held in the pledge account are referred to as “security entitlements.” The securities intermediary is not expected to maintain pledged assets in physical form but will maintain security entitlements with other securities intermediaries and clearing corporations. A securities intermediary has a duty to maintain sufficient financial assets to cover all security entitlements of all its customers with respect to securities of the same type as pledged assets and the securities intermediary may fulfill this duty by maintaining through securities accounts with other entities security entitlements to pledged assets. In the event that the securities intermediary were to fail to maintain sufficient coverage (including by way of a failure of another entity through which the assets are held), the pledge trustee would share pro rata with all other customers of the securities intermediary having security entitlements to financial assets of the same type as the pledged assets maintained by the securities intermediary. Except in limited circumstances not expected to be applicable, the pledge trustee would not be able to assert any claim with respect to the pledged assets against any entity through which the securities intermediary itself held the pledged assets or against any other person (other than the securities intermediary).

Interest Rate Reset

       The applicable quarterly interest rate on the debentures will be reset on August 15, 2004 to the reset rate, assuming a successful remarketing on that date.

       The reset rate will be the interest rate on the debentures determined by the reset agent to be sufficient to cause the then current aggregate market value of all then outstanding debentures to be equal to 100.5% of the remarketing value described under “— Description of the Purchase Contracts — Remarketing.” For this purpose we will assume, even if not true, that all of the debentures are held as components of normal units and will be remarketed. If the reset agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of all debentures to be equal to 100.5% of the remarketing value, and as a result the debentures cannot be sold, the distribution rate will not be reset but will continue to be the initial interest rate of the debentures. However, the reset agent may thereafter attempt to establish a reset rate meeting these requirements, and the remarketing agent may attempt to remarket the debentures on each of the four consecutive business days ending on October 1, 2004 and the third business day immediately preceding the stock purchase date. The reset rate will be determined by a nationally recognized investment banking firm acting as reset agent.

       The reset rate will apply to interest on all debentures outstanding after the successful remarketing date. However, the reset of the interest rate on the debentures will not change the amount of payments to be received by holders of the normal units, which, as described above, will remain at the initial annual rate of 7.25% of $25 for the last quarterly payment payable on November 15, 2004.

Remarketing

       The debentures will be remarketed as described under “Description of the Units — Remarketing.”

Optional Remarketing

       On or prior to the fourth business day immediately preceding the remarketing date or any subsequent remarketing date, holders of debentures that are not components of normal units may elect to have their debentures remarketed in the same manner as debentures that are components of normal units by delivering their debentures along with a notice of this election to the collateral agent. The collateral agent will hold the debentures in an account separate from the collateral account in which the pledged securities will be held. Holders of debentures electing to have their debentures remarketed will also have the right to withdraw the election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

Tax Event Redemption

       If a tax event occurs and is continuing, we may, at our option, redeem the debentures in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each debenture, the redemption amount referred to below, plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on debentures which are due and payable on or prior to a redemption date will be payable to holders of the debentures registered as such at the close of business on the relevant record dates. Subject to the following sentence, if following the occurrence of a tax event, we exercise our option to redeem the debentures, the proceeds of the redemption will be payable in cash to the holders of the debentures. If the tax event redemption occurs prior to a successful remarketing of the debentures, the redemption price for the debentures forming part of normal units at the time of the tax event redemption will be distributed to the collateral agent, who in turn will purchase the applicable treasury portfolio described below on behalf of the holders of normal units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The treasury portfolio will be substituted for corresponding debentures and will be pledged to the collateral agent to secure the obligations of the holders of the normal units to purchase shares of our common stock under the purchase contracts.

       “Tax event” means the receipt by Solectron of an opinion of nationally recognized tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest or original issue discount on the debentures would not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such law or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

       If a tax event redemption occurs prior to a successful remarketing of the debentures, the treasury portfolio to be purchased on behalf of the holders of the normal units will consist of interest or principal strips of U.S. treasury securities which mature on or prior to the stock purchase date in an aggregate amount equal to the aggregate principal amount of the debentures included in the normal units and with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date and on or before November 15, 2004 interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the debentures on each such date assuming that the interest rate of the debentures were not reset on the applicable reset date. These treasury securities are non-callable by us.

       Solely for purposes of determining the treasury portfolio purchase price in the case of a tax event redemption date occurring after a successful remarketing of the debentures, “treasury portfolio” shall mean a portfolio of zero-coupon U.S. treasury securities consisting of principal or interest strips of U.S. treasury securities that mature on or prior to November 15, 2006 in an aggregate amount equal to the aggregate principal amount of the debentures outstanding on the tax event redemption date and with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the debentures outstanding on the tax event redemption date.

       “Redemption amount” means in the case of a tax event redemption occurring prior to a successful remarketing of the debentures, for each debenture the product of the principal amount of the debenture and a fraction whose numerator is the treasury portfolio purchase price and whose denominator is the aggregate principal amount of debentures included in normal units, and in the case of a tax event redemption date occurring after a successful remarketing of the debentures, for each debenture the product of the principal amount of the debenture and a fraction whose numerator is the treasury portfolio purchase price and whose denominator is the aggregate principal amount of the debentures outstanding on the tax event redemption date.

       “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

       “Quotation agent” means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in New York City selected by us. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the debentures. In the event any debentures are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the debentures to be redeemed.

Book-Entry and Settlement

       Debentures that are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, which we also refer to as global securities, registered in the name of the depositary or its nominee. Except as provided below and except upon recreation of normal units, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of debentures in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

       The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

In the event that

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

•	we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit any of the global security certificates to be exchangeable or an event of default under the indenture has occurred and is continuing, certificates for the debentures will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for debenture certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

Book-Entry Only Issuance

       The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

       If any debentures are held separately from the normal units, those debentures will be issued as one or more fully-registered global certificates representing the total aggregate principal amount of those debentures. In that case, DTC will act as securities depositary for the debentures, and the debentures will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. However, under some circumstances, we may decide not to use the system of book-entry transfers through DTC with respect to the debentures. In that case, certificates representing the debentures will be printed and delivered to the holders.

       Investors may elect to hold interests in the global certificates through either DTC in the United States or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations, which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

       The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debentures as represented by a global certificate.

       Purchases of debentures within DTC’s system must be made by or through direct participants, which will receive a credit for the debentures on DTC’s records. The beneficial ownership interest of each actual purchaser of each debenture is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debentures. Transfers of ownership interests in the debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debentures, except if use of the book-entry system for the debentures is discontinued.

       To facilitate subsequent transfers, all the debentures deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debentures with DTC and the registration in the name of Cede & Co. will cause no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debentures. DTC’s records reflect only the identity of the direct participants to whose accounts those debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

       So long as DTC or its nominee is the registered owner or holder of a global certificate, DTC or the nominee will be considered the sole owner or holder of the debentures represented for all purposes under the indenture and the debentures. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, and, if applicable, those of Clearstream, Luxembourg and the Euroclear System.

       DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for exchange, only at the direction of one or more participants to whose account interests in the global certificates are credited and only in respect of the portion of the principal amount of debentures as to which such participant or participants has or have given such directions. However, if there is an event of default under the debentures, DTC will exchange the global certificates for certificated securities, which it will distribute to its participants.

       Conveyance of notices and other communications by DTC to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.

       Although voting with respect to the debentures is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to debentures. Under its usual procedures, DTC would mail an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debentures are credited on the record date. The direct participants are identified in a listing attached to the omnibus proxy. We believe that the arrangements among DTC, direct and indirect participants and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a debenture.

       Interest payments on the debentures issued in the form of one or more global certificates will be made to DTC in immediately available funds. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive distributions on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Those payments will be the responsibility of the participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global certificates. Payment of interest to DTC is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

       Except as provided herein, a beneficial owner in a global certificate will not be entitled to receive physical delivery of debentures. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debentures.

       Transfers between participants in Clearstream, Luxembourg or the Euroclear System will be effected in the ordinary way in accordance with their respective rules and operating procedures.

       Cross-market transfers between the participants in DTC, on the one hand, and Clearstream, Luxembourg or the Euroclear System participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Clearstream, Luxembourg or the Euroclear System, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Clearstream, Luxembourg or the Euroclear System, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Clearstream, Luxembourg or the Euroclear System, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and the Euroclear System participants may not deliver instructions directly to the depositaries for Clearstream, Luxembourg or the Euroclear System.

       Because of time zone differences, the securities account of a Clearstream, Luxembourg or the Euroclear System participant purchasing an interest in global security certificates from a participant in DTC will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg or the Euroclear System participant, during the securities settlement processing day (which must be a business day for Clearstream, Luxembourg and the Euroclear System) immediately following the settlement date of DTC. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales in interest in global security certificates by or through a Clearstream, Luxembourg or the Euroclear System participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day for Clearstream, Luxembourg or the Euroclear System following DTC’s settlement date.

       Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures to facilitate transfers of interests in the global certificates among DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Clearstream, Luxembourg or the Euroclear System or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

       DTC may discontinue providing its services as securities depositary with respect to the debentures at any time by giving reasonable notice to us. Under these circumstances, if a successor securities depositary is not obtained, debenture certificates are required to be printed and delivered to holders. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary, with respect to the debentures. In that case, certificates for the debentures will be printed and delivered to holders. In each of the above circumstances, we will appoint a paying agent with respect to the debentures.

       A global security shall be exchangeable for debentures registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for that global security and we do not appoint an eligible successor depositary within 90 days;

•	the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at which time DTC is required to be so registered to act as a depositary and we do not appoint an eligible successor depositary within 90 days;

•	we, in our sole discretion, determine that the global security shall be so exchangeable; or

•	an event of default under the indenture has occurred and is continuing.

       Any global security that is exchangeable according to the preceding sentence shall be exchangeable for debentures registered in those names as DTC shall direct. It is expected that these instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security.

Payment and Paying Agents

       Payment of principal of and interest on the debentures will be made at the office of the trustee, in New York, New York or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing debentures, by:

•	check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register for debentures; or

•	wire transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

       Payment of any interest on any debenture will be made to the person in whose name such debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the debentures.

       Any money deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of or interest on any debentures and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us and the holder of such debentures shall thereafter look, as a general unsecured creditor, only to us for payment thereof.

Information Concerning the Trustee

       State Street Bank and Trust Company of California, N.A., will initially act as the trustee. The trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the trustee will not be under any obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered indemnity and security satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

       The trustee is one of a number of banks and trust companies with which we and our subsidiaries maintain ordinary banking and trust relationships.

Governing Law

       The indenture and the debentures will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF CAPITAL STOCK

       As of the date of this prospectus, our authorized capital stock consists of 1,601,200,000 shares. Those shares consist of (1) 1,600,000,000 shares designated as common stock, $0.001 par value, and (2) 1,200,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock and our Series B preferred stock. As of December 20, 2001, there were approximately 820,705,382 shares of common stock and one share of our Series B preferred stock issued and outstanding.

Preferred Stock

       The following description of preferred stock and the description of the terms of a particular series of preferred stock is not complete. The description is qualified in its entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

       As of December 13, 2001, there was one share of Series B preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to an additional 1,199,999 shares of one or more series of preferred stock and to fix the following terms of the preferred stock:

•	designations, powers, preferences, privileges;

•	relative participating, optional or special rights; and

•	the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.

       Any or all of these rights may be greater than the rights of the common stock.

       The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Solectron or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

       The rights, preferences, privileges and restrictions of the preferred stock of each such series have, in the case of Series A and Series B preferred stock, and, in the case of future series will be fixed by the certificate of designation relating to that series. The certificate of designation will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Solectron’s affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

       Preferred stock will be fully paid and nonassessable upon issuance.

Series A Participating Preferred Stock and Rights Agreement

       On June 29, 2001, pursuant to a preferred stock rights agreement between us and Fleet National Bank, as rights agent, our Board of Directors declared a dividend of one right to purchase one ten-thousandth of a share of our Series A participating preferred stock for each outstanding share of our common stock. The dividend was paid on July 30, 2001, to stockholders of record as of the close of business on that date. Each right entitles the registered holder to purchase from us one ten-thousandth of a share of our Series A preferred stock at an exercise price of $150, subject to adjustment.

       The following is a summary and general description of the principal terms of our rights agreement.

Rights Evidenced by Common Stock Certificates

       The rights will not be exercisable until the distribution date. Certificates for the rights will not be sent to our stockholders and the rights will attach to and trade only together with our common stock. Accordingly, our common stock certificates outstanding on July 30, 2001 will evidence the rights related thereto, and our common stock certificates issued after July 30, 2001 will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender or transfer of any certificates for our common stock, outstanding as of the record date, even without notation or a copy of the summary of rights being attached thereto, also will constitute the transfer of the rights associated with our common stock represented by such certificate.

Distribution Date

       The rights will be separate from our common stock. Rights certificates will be issued and the rights will become exercisable upon the earlier of the tenth day (or such later date as may be determined by our board of directors) after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our then-outstanding common stock (which includes exchangeable shares exchangeable for common stock), or the tenth business day (or such later date as may be determined by our board of directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of our then-outstanding common stock. The earlier of such dates is referred to as the “distribution date.”

Issuance of Rights Certificates; Expiration of Rights

       As soon as practicable following the distribution date, a rights certificate will be mailed to holders of record of our common stock as of the close of business on the distribution date, and such separate rights certificate alone will evidence the rights from and after the distribution date. The rights will expire on the earliest of July 30, 2011, or redemption or exchange of the rights as described below.

Initial Exercise of the Rights

       Following the distribution date, and until one of the further events described below, holders of the rights will be entitled to receive, upon exercise and the payment of the purchase price, one ten-thousandth of a share of the Series A preferred stock. In the event that we do not have sufficient Series A preferred stock available for all rights to be exercised, or our Board of Directors decides that such action is necessary and not contrary to the interests of rights holders, we may instead substitute cash, assets or other securities for the Series A preferred stock for which the rights would have been exercisable under this provision or as described below.

Right to Buy Our Common Stock

       Unless the rights are earlier redeemed, in the event that an acquiring person obtains 15% or more of our then-outstanding common stock, then each holder of a right which has not theretofore been exercised (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of our common stock having a value equal to two times the purchase price. Rights are not exercisable following the occurrence of an event as described above until such time as the rights are no longer redeemable by us as set forth below.

Right to Buy Acquiring Company Common Stock

       Similarly, unless the rights are earlier redeemed, in the event that, after an acquiring person obtains 15% or more of our then-outstanding common stock, we are acquired in a merger or other business combination transaction, or 50% or more of our consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a right which has not yet been exercised (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the purchase price.

Exchange Provision

       At any time after an acquiring person obtains 15% or more of our then outstanding common stock and prior to the acquisition by such acquiring person of 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by the acquiring person), in whole or in part, at an exchange ratio of one share of our common stock per right.

Redemption

       At any time on or prior to the close of business on the earlier of the fifth day following the attainment of 15% or more of our then-outstanding common stock by an acquiring person (or such later date as may be determined by action of our board of directors and publicly announced by us), or July 30, 2011, we may redeem the rights in whole, but not in part, at a price of $0.001 per right.

Adjustments to Prevent Dilution

       The purchase price payable, the number of rights, and the number of shares of our Series A preferred stock or our common stock or other securities or property issuable upon the exercise of the rights are subject to adjustment from time to time in connection with the dilutive issuances by us as set forth in the rights agreement. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

Cash Paid Instead of Issuing Fractional Shares

       No fractional shares of our common stock will be issued upon exercise of a right and, in lieu thereof, an adjustment in cash will be made based on the market price of the our common stock on the last trading date prior to the date of exercise.

No Stockholders’ Rights Prior to Exercise

       Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of us (other than any rights resulting from such holder’s ownership of our common stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

       The terms of the rights and the rights agreement may be amended in any respect without the consent of the rights holders on or prior to the distribution date. After the distribution date, the terms of the rights and the rights agreement may be amended without the consent of the rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of rights holders, other than the acquiring person.

Rights and Preferences of Our Series A Preferred Stock

       Each one ten-thousandth of a share of our Series A preferred stock has rights and preferences substantially equivalent to those of one share of our common stock.

No Voting Rights

       Rights will not have any voting rights.

Certain Anti-Takeover Effects

       The rights are designed to protect and maximize the value of the outstanding equity interests in us in the event of an unsolicited attempt by an acquiror to take us over in a manner or on terms not approved by our board of directors. Takeover attempts frequently include coercive tactics to deprive our board of directors and our stockholders of any real opportunity to determine our future as a company. The rights were declared by our board of directors in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

       Subject to the restrictions described above, the rights may be redeemed by us at $0.001 per right at any time prior to the distribution date. Accordingly, the rights should not interfere with any merger or business combination approved by our board of directors.

       However, the rights may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the rights.

Series B Preferred Stock — Special Voting Share

       On December 3, 2001, a special voting share of our Series B preferred stock was issued to the trustee appointed under the voting and exchange trust agreement entered into in connection with the transaction with C-MAC pursuant to the amended combination agreement and plan of arrangement. It is the only share of Series B preferred stock issued and outstanding. The special voting share is a share of our Series B preferred stock and has a par value of $0.001 per share.

       Except as otherwise required by law or our certificate of incorporation, the special voting share is entitled to a number of votes equal to the number of outstanding exchangeable shares of Solectron Global Services Canada Inc. from time to time not owned by us, any of our subsidiaries, or entities directly or indirectly controlled by or under common control with us, which votes may be exercised for the election of directors and on all other matters submitted to a vote of our stockholders. As of December 12, 2001, there were approximately 52,494,493 exchangeable shares outstanding. The holders of our common stock and the holder of the special voting share vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or our certificate of incorporation. The holder of the special voting share is not entitled to receive dividends from us and, in the event of any liquidation, dissolution or winding-up of us, will receive an amount equal to the par value thereof. At such time as there are no exchangeable shares outstanding not owned by us, any of our subsidiaries, or entities directly or indirectly controlled by or under common control with us, and there are no shares of stock, debt, options or other agreements of Solectron Global Services Canada Inc. that could give rise to the issuance of any exchangeable shares to any person (other than us, any of our subsidiaries, or entities directly or indirectly controlled by or under common control with us), the special voting share will be cancelled in accordance with its terms.

Common Stock

       Holders of common stock are entitled to receive dividends declared by the board of directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying dividends. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock.

       All outstanding shares of common stock are fully paid and nonassessable.

       Our common stock is listed on the New York Stock Exchange under the symbol “SLR.” The transfer agent and registrar for the common stock is Fleet National Bank N.A.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

       The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the units, the debentures, treasury securities and purchase contracts that are or may be the components of a unit, and shares of our common stock acquired under a purchase contract to holders who purchase units in the initial offering at their original offering price and hold the units, debentures, treasury securities, purchase contracts and shares of our common stock as capital assets. This discussion is based upon the Internal Revenue Code of 1986 as amended (the “Code”), treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect.

       This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, such as holders that are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding units, debentures or shares of common stock as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar or (4) certain U.S. expatriates), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes.

       No statutory, administrative or judicial authority directly addresses the treatment of units or instruments similar to units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described herein. Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of units, debentures and shares of common stock acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

U.S. Holders

       The following summary is addressed to U.S. holders. For purposes of this summary, “U.S. holder” means (1) a person who is a citizen or resident of the United States, (2) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Normal Units

Allocation of Purchase Price

       A U.S. holder’s acquisition of a normal unit will be treated as an acquisition of the debenture and the purchase contract constituting the unit for U.S. federal income tax purposes. The purchase price of each unit will be allocated between the debenture and the purchase contract constituting the unit, in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder’s initial tax basis in the debenture and the purchase contract. We expect to report the fair market value of each debenture as $23.90 and the fair market value of each purchase contract as $1.10. This position will be binding on each U.S. holder (but not on the IRS) unless such U.S. holder explicitly discloses a contrary position on a statement attached to such U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which a unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for a unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a unit will be respected for U.S. federal income tax purposes.

Ownership of Debentures or Treasury Securities

       For U.S. federal income tax purposes, a U.S. holder will be treated as owning the debentures or treasury securities constituting a part of the units owned. We (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the debentures or treasury securities constituting a part of the units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment. The U.S. federal income tax consequences of owning the debentures or treasury securities are discussed below (see “— Debentures,” — “Treasury Securities,” and “— Treasury Securities Purchased on Remarketing or Tax Event Redemption”).

Sales, Exchanges or Other Taxable Dispositions of Units

       If a U.S. holder sells, exchanges or otherwise disposes of units in a taxable disposition, such U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the debenture (or treasury securities) that constitute such unit. The proceeds realized on such disposition will be allocated between the purchase contract and the debenture (or treasury securities) in proportion to their respective fair market values. As a result, as to each of the purchase contract and the debenture (or treasury securities), a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by such U.S. holder that is allocable to each of the purchase contract and the debenture (or treasury securities) and such U.S. holder’s adjusted tax basis in each of the purchase contract and the debenture (or treasury securities), except that amounts received with respect to accrued but unpaid interest on treasury securities will be treated as ordinary interest income to the extent not previously taken into income.

       In the case of the purchase contract and the treasury securities, such gain or loss will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder held the units for more than one year at the time of such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the disposition of a debenture are summarized under “— Debentures — Sales, Exchanges, Remarketing or Other Taxable Dispositions of Debentures.” If the sale, exchange or other disposition of a unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the debenture (or treasury securities) in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder’s obligations under the related purchase contract. Because, as discussed below, any gain on the disposition of a debenture prior to the purchase contract settlement date generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with a loss on the purchase contract may be limited.

Debentures

Classification of the Debentures

       In connection with the issuance of the debentures, our counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in the opinion, the debentures will be classified as indebtedness for U.S. federal income tax purposes. We (under the terms of the debentures) and each U.S. holder (by acquiring debentures) agree to treat the debentures as our indebtedness for all tax purposes.

Original Issue Discount

       Because of the manner in which the interest rate on the debentures is reset, the debentures will be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in the applicable Treasury Regulations. We intend to treat the debentures as such, and the remainder of this discussion assumes that the debentures will be so treated for U.S. federal income tax purposes.

       As discussed more fully below, the effects of applying such method will be (1) to require each U.S. holder, regardless of such holder’s usual method of tax accounting, to use an accrual method with respect to the interest income on debentures, (2) possibly to require each U.S. holder to accrue interest income in excess of interest payments actually received, and (3) generally to result in ordinary, rather than capital, treatment of all or a portion of any gain or loss on the sale, exchange or other disposition of debentures. (See “— Sales, Exchanges, Remarketing or Other Taxable Dispositions of Debentures” below.)

       A U.S. holder will be required to accrue original issue discount on a constant yield to maturity basis based on the “comparable yield” of the debentures. The comparable yield of the debentures generally will be the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the debentures. We have determined that the comparable yield is 9.0% and the projected payments are $0.26 on February 15, 2002, $0.45 for each subsequent quarter ending on or prior to August 15, 2004 and $0.55 for each quarter ending after August 15, 2004. We have also determined that the projected payment for the debentures, per $25 of principal amount, at the maturity date is $25.55 (which includes the stated principal amount of the debentures as well as the final projected interest payment).

       The amount of original issue discount on a debenture for each accrual period is determined by multiplying the comparable yield of the debenture (adjusted for the length of the accrual period) by the debenture’s adjusted issue price at the beginning of the accrual period. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that such U.S. holder holds the debenture. Based on the allocation of the purchase price of each unit described above (see “—Normal Units — Allocation of Purchase Price”), the adjusted issue price of each debenture, per $25 of principal amount, at the beginning of the first accrual period will be $23.90, and the adjusted issue price of each debenture at the beginning of each subsequent accrual period will be equal to $23.90, increased by any original issue discount previously accrued by such U.S. holder on such debenture and decreased by the amount of projected payments on such debenture through such date.

       If after August 15, 2004, the remaining amounts of principal and interest payable differ from the payments set forth on the applicable projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by such U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as an adjustment for that period.

       A U.S. holder is generally bound by the comparable yield and projected payment schedule provided by us under the terms of the units, unless either is unreasonable. A U.S. holder that uses its own comparable yield and projected payment schedule must explicitly disclose this fact and the reason that it has used its own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to the timely filed U.S. federal income tax return of the holder for the taxable year that includes the date of its acquisition of the debenture.

       The comparable yield and projected payment schedules are supplied by us solely for computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that such U.S. holder will actually receive as a result of owning debentures or units.

Tax Basis in Debentures

       A U.S. holder’s tax basis in a debenture will be equal to the portion of the purchase price for the units allocated to the debentures as described above (see “— Normal Units — Allocation of Purchase Price”), increased by the amount of original issue discount included in income with respect to the debenture and decreased by the amount of projected payments with respect to the debenture through the computation date.

Sales, Exchanges, Remarketing or Other Taxable Dispositions of Debentures

       A U.S. holder will recognize gain or loss on a disposition of debentures (including a redemption for cash or upon the remarketing thereof) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the debentures and such U.S. holder’s adjusted tax basis in such debentures. Selling expenses incurred by such U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon a disposition of debentures. Gain recognized on the disposition of a debenture prior to the stock purchase date will be treated as ordinary interest income. Loss recognized on the disposition of a debenture prior to the stock purchase date will be treated as ordinary loss to the extent of such U.S. holder’s prior inclusions of original issue discount on the debenture. Any loss in excess of such amount will be treated as a capital loss. In general, gain recognized on the disposition of a debenture on or after the stock purchase date will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the debenture over the total remaining payments set forth on the projected payment schedule for the debenture. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Treasury Securities

Original Issue Discount

      A U.S. holder of stripped units will be required to treat its ownership interest in the treasury securities that is a part of a stripped unit as an interest in a bond that was originally issued on the date such holder acquired the treasury securities and that has original issue discount equal to the excess of the amount payable at maturity of such treasury securities over the purchase price thereof. A U.S. holder will be required to include such original issue discount in income on a constant yield to maturity basis over the period between the purchase date of the treasury securities and the maturity date of the treasury securities, regardless of such holder’s method of tax accounting and in advance of the receipt of cash attributable to such original issue discount. Amounts of original issue discount included in a U.S. holder’s gross income will increase such holder’s adjusted tax basis in its interest in the treasury securities.

Sales, Exchanges or Other Taxable Dispositions of Treasury Securities

      As discussed below, in the event that a U.S. holder obtains the release of treasury securities by delivering debentures to the collateral agent, the holder generally will not recognize gain or loss upon such substitution. The U.S. holder will recognize gain or loss on a subsequent disposition of the treasury securities in an amount equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the treasury securities, except that amounts received with respect to accrued but unpaid interest on treasury securities will not be treated as part of the amount realized, but rather, will be treated as ordinary interest income to the extent not previously taken into income. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the holder held such treasury securities for more than one year at the time of such disposition. Long-term capital gains of individuals are eligible for reduced rates for taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Acquisition of our Common Stock Under a Purchase Contract

       A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in exchange for such fractional share. A U.S. holder’s aggregate initial tax basis in the common stock received under a purchase contract should generally equal the purchase price paid for such common stock, plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract (see “— Normal Units — Allocation of Purchase Price”), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract

       The purchase of our common stock on early settlement of a purchase contract will have the tax consequences described above. A U.S. holder of units will not recognize gain or loss on the return of such U.S. holder’s proportionate share of debentures or treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis and holding period in such debentures or treasury securities as before such early settlement.

Termination of Purchase Contract

       If a purchase contract terminates, a U.S. holder of units will recognize a loss equal to such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such loss will be capital. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s proportionate share of debentures or treasury securities upon termination of the purchase contract and such U.S. holder will have the same adjusted tax basis and holding period in such debentures or treasury securities as before such termination.

Adjustment to Settlement Rate

       A U.S. holder of units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of units even though such U.S. holder would not receive any cash related thereto.

Common Stock

       Any distribution on our common stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.

       Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in our common stock (see “— Purchase Contracts — Acquisition of our Common Stock Under a Purchase Contract”). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Stripped Units

Substitution of Treasury Securities to Create Stripped Units

       A U.S. holder of normal units who delivers treasury securities to the collateral agent in substitution for debentures or other pledged securities generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the debentures or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such treasury securities and debentures or other pledged securities, and the purchase contract will not be affected by such delivery and release.

Substitution of Debentures to Recreate Normal Units

       A U.S. holder of stripped units who delivers debentures to the collateral agent in substitution for pledged treasury securities generally will not recognize gain or loss upon the delivery of such debentures or the release of the pledged treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged treasury securities and such debentures. Such U.S. holder’s tax basis in the debentures, the pledged treasury securities and the purchase contract will not be affected by such delivery and release.

Remarketing and Tax Event Redemption of Debentures

       A remarketing or tax event redemption will be a taxable event for U.S. holders of debentures which will have the tax consequences described under “Debentures — Sales, Exchanges, Remarketing or Other Taxable Dispositions of Debentures.”

Treasury Securities Purchased on Remarketing or Tax Event Redemption

Interest Income and Original Issue Discount

       A U.S. holder of normal units will be required to treat its ownership interest in the treasury securities that is a part of a normal unit as an interest in a bond that was originally issued on the date the collateral agent acquired the treasury securities and that has original issue discount equal to the excess of the amount payable at maturity of such treasury securities over the value of the treasury securities at the time the collateral agent acquires them on behalf of holders of normal units. A U.S. holder, whether on the cash or accrual method of tax accounting, will be required to include original issue discount (other than original issue discount on short-term treasury securities, as defined below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis. The amount of such excess will constitute only a portion of the total amounts payable in respect of the treasury securities. Consequently, a portion of each scheduled payment to U.S. holders will be treated as a return of such holders’ investment in the treasury securities and will not be considered current income for U.S. federal income tax purposes.

       In the case of any treasury security that has a maturity of one year or less from the date of its issue (a “short-term treasury security”), in general only accrual basis taxpayers will be required to include original issue discount in income as it accrues. Unless such accrual basis holder elects to accrue the original issue discount on a short-term treasury security on a constant yield to maturity basis, such original issue discount will be accrued on a straight-line basis.

       A U.S. holder’s initial basis in the treasury securities purchased by the collateral agent in connection with a remarketing will be equal to the amount paid for the treasury securities. A U.S. holder’s adjusted tax basis in the treasury securities will be increased by the amount of original issue discount included in income with respect thereto and decreased by the amount of cash, if any, received in respect of the treasury securities.

Non-U.S. Holders

       The following summary is addressed to non-U.S. holders. A non-U.S. holder is a holder that is not a U.S. holder as defined under “— U.S. Holders.” Special rules may apply if such non-U.S. holder is a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company” and is subject to special treatment under the Code. A non-U.S. holder that is such an entity should consult its tax advisor to determine the United States federal, state, local and foreign tax consequences that may be relevant to it.

U.S. Federal Withholding Tax

       The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on the debentures or treasury securities provided that:

•	the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the treasury regulations;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; and

•	(a) the non-U.S. holder provides its name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-U.S. holder holds its normal units or treasury units through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

       We generally will withhold tax at a rate of 30% on the dividends, if any, paid on the shares of common stock acquired under the purchase contract. However, if a treaty applies, a non-U.S. holder may be eligible for a reduced rate of withholding. Similarly, dividends that are effectively connected with the conduct of a trade or business by you within the United States (and, where a tax treaty applies, are also attributable to a United States permanent establishment maintained by a non-U.S. holder) are not subject to the withholding tax, but instead are subject to U.S. federal income tax, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, a non-U.S. holder should provide a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

       In general, the 30% U.S. federal withholding tax will not apply to any gain or income realized by a non-U.S. holder on the sale, exchange or other disposition of the units, debentures, purchase contracts, treasury securities or common stock acquired under the purchase contracts.

U.S. Federal Income Tax

       If a non-U.S. holder is engaged in a trade or business in the United States (and, if a tax treaty applies, if a non-U.S. holder maintains a permanent establishment within the United States) and interest (including original issue discount) on the debentures, original issue discount on the treasury securities and dividends on the common stock are effectively connected with the conduct of that trade or business (and, if a tax treaty applies, that permanent establishment), such non-U.S. holder will be subject to U.S. federal income tax (but not the 30% withholding tax), on such effectively connected interest, original issue discount or dividends on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

       Any gain or income realized on the disposition of a unit, a purchase contract, a debenture, a treasury security or common stock acquired under the purchase contract generally will not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding Tax and Information Reporting

       Unless a holder is an exempt recipient, such as a corporation, interest, original issue discount and dividends received on, and proceeds received from the sale of, units, debentures, purchase contracts, treasury securities or common stock acquired under the purchase contracts may be subject to information reporting and may also be subject to U.S. federal backup withholding tax at the applicable rate (30% for 2002 and 2003; 29% for 2004 and 2005; and 28% for 2006) if the holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements.

       In general, no backup withholding will be required with respect to payments made by us with respect to the units or the debentures if a holder has provided us with an IRS Form W-8BEN (or a suitable substitute form) described above and we do not have actual knowledge or reason to know that a holder is a United States person. In addition, no backup withholding will be required regarding the sale of units, debentures, treasury securities or common stock acquired under the purchase contracts even if made within the United States or through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that a holder is a United States person or a holder can otherwise establish an exemption.

       Any amounts withheld under the backup withholding rules will be allowed as a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

       The following is a summary of certain considerations associated with the acquisition, holding and disposition of units (and the securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

General Fiduciary Matters

       ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan.

       In considering an investment in the securities of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

       Any insurance company proposing to invest assets of its general account in the securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

       Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

       The acquisition of or holding units by a plan subject to Title I of ERISA or the Code may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, if Solectron is a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (“DOL”) has issued prohibited transaction class exemptions, or “PTEs,” that may apply to these transactions. These class exemptions include, without limitation, PTE 84-14 respecting transactions determined by independent qualified professional asset managers, PTE 90-1 respecting insurance company pooled separate accounts, PTE 91-38 respecting bank collective investment trust partnerships, PTE 95-60 respecting life insurance company general accounts, PTE 96-23 respecting transactions determined by in-house asset managers, and PTE 75-1 respecting principal transactions by a broker-dealer. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

       The DOL has issued a regulation (29 C.F.R. § 2510.3-101) concerning the definition of what constitutes the assets of a plan (the “Plan Asset Regulation”). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

       The Plan Asset Regulation defines an “equity interest” as any interest in any entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the units would be treated as “equity interests” for purposes of the Plan Asset Regulation. In addition, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulation will apply to the purchase of any of the units offered hereby. Accordingly, the securities underlying the units may be treated as assets of a plan that acquires the units.

       Under the terms of the Plan Asset Regulation, if the assets underlying the units were deemed to be plan assets by reason of a plan’s investment in the units, the persons providing services with respect to the underlying assets may be parties in interest or disqualified persons with respect to such an investing plan and may be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets.

       In order to reduce the likelihood of the occurrence of a non-exempt prohibited transaction, each investing plan, by purchasing the units (or an interest therein), will be deemed to have directed the remarketing agent to take such actions as set forth in the Prospectus. Accordingly, by its purchase of the units, each holder, and the fiduciary of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the units through and including the date of disposition of the satisfaction of its obligation under the purchase contract and the disposition of any such unit either (i) that it is not a plan or (ii) that the holder is acquiring the units with the benefit of one or more of the above described exemptions and that the acquisition, holding and the disposition of any unit (and any security underlying such unit) by such holder does not and will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or other similar laws.

       Any plan or other entity whose assets include plan assets subject to ERISA, Section 4975 of the Code or substantially similar federal, state or local law should consult their advisors and/or counsel.

UNDERWRITING

       We and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of units set forth in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Units

Goldman, Sachs & Co.	26,800,000
Banc of America Securities LLC	5,600,000
J.P. Morgan Securities Inc.	5,600,000
Morgan Stanley & Co. Incorporated	2,000,000

Total	40,000,000

       If the underwriters sell more units than 40,000,000, the underwriters have an option to buy up to an additional 4,000,000 units from us to cover such sales. They may exercise that option for 13 days beginning on the date the initial units are issued. If any units are purchased pursuant to this option, the underwriters will severally purchase units in approximately the same proportion as set forth above.

       The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	No Exercise	Full Exercise
Paid by Solectron Corporation

Per unit	$0.75	$0.75
Total	$30,000,000	$33,000,000

       Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.45 per unit from the initial public offering price. Any such securities dealers may resell any units purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $0.10 per unit from the public offering price. If all the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

       Solectron and its executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any units, or its common stock or securities convertible or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days, in the case of Solectron, and 45 days, in the case of our executive officers, after the date of this prospectus, except with the prior written consent of Goldman, Sachs & Co., which consent may be given at its sole discretion and without prior notice.

       The units are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the units.

       The normal units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol “SLR PrS.”

       In connection with this offering, the underwriters may purchase and sell the units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the units while this offering is in progress.

       The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased the units sold by or for the account of such underwriter in stabilizing or short-covering transactions.

       These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

       Each underwriter represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any units to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000 (“FSMA”)) received by it in connection with the issue or sale of any units in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

       The units may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

       This prospectus has not been registered as a prospectus with the Registrar or Companies and Businesses in Singapore. Accordingly, the units may not be offered or sold, nor may this prospectus or any other offering document or material relating to the units be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (Singapore Companies Act) or (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Singapore Companies Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any applicable provisions of the Singapore Companies Act.

       Each underwriter has acknowledged and agreed that the units have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except

(i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law. As part of the offering, the Underwriters may offer units in Japan to a list of 49 offerees in accordance with the above provisions.

       No offer to sell the units has been or will be made in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (“Cap. 32”) of Hong Kong, and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the units other than with respect to the units intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether a principal or agent.

       We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $1 million. The underwriters have agreed to make a payment to us in lieu of reimbursement of expenses.

       We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

       Certain of the underwriters or their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. See also “Other Transactions.”

       This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing the debentures at such time as is necessary or upon early settlement or cash settlement of the purchase contracts in each case to the extent necessary to comply with applicable laws and/or regulations.

LEGAL MATTERS

       Certain legal matters relating to the validity of the units offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

       The consolidated financial statements and schedule of Solectron Corporation as of August 31, 2001 and 2000, and for each of the years in the three-year period ended August 31, 2001, have been incorporated by reference herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

       You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in considering your investment in the units. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and that the information in the accompanying prospectus is accurate only as of the date on the first page of the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

       We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read our SEC filings on the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC’s public reference rooms. Our filings are also available by calling the New York Stock Exchange at (212) 656-5060.

       The Commission allows us to “incorporate by reference” certain information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for information incorporated by reference which is superseded by information contained in this prospectus, any prospectus supplement or any document that we subsequently filed with the Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document that is incorporated or deemed to be incorporated by reference will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently filed with the Commission that also is incorporated or deemed to be incorporated by reference or any statement in the accompanying prospectus supplement modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 until our offering is complete:

•	Annual Report on Form 10-K for the fiscal year ended August 31, 2001, filed November 15, 2001.

•	Amendment No. 1 to our Registration Statement on Form 8-A filed with the Commission December 4, 2001, amending our Form 8-A previously filed on July 13, 2001.

•	Report on Form 8-K, filed December 14, 2001.

•	Definitive Proxy Statement on Schedule 14A filed with the Commission December 14, 2001.

•	Report on Form 8-K, filed December 18, 2001.

•	Report on Form 8-K/A, filed December 18, 2001, amending our Form 8-K previously filed on December 14, 2001.

•	The description of our Adjustable Conversion-Rate Equity Security Units contained in our Registration Statement on Form 8-A filed with the Commission on December 19, 2001, and any amendment or report filed for the purpose of updating such description.

       You may request a copy of these filings, at no cost, by writing to us at Solectron Corporation, 777 Gibraltar Drive, Milpitas, California 95035, by telephoning us at (408) 957-8500, or by email at www.solectron.com.

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Prospectus

$3,000,000,000

Solectron Corporation

Solectron Capital Trust I

By this prospectus, Solectron Corporation may offer or sell —

• Common stock

• Preferred stock
• Senior debt securities
• Subordinated debt securities
• Junior subordinated debt securities
• Warrants
• Stock purchase contracts
• Stock purchase units

In addition, Solectron Corporation, in conjunction with our trust subsidiary, Solectron Capital Trust I, may offer and sell:

•	Trust preferred securities guaranteed, as described in this prospectus, by Solectron Corporation

All of the securities listed above may be sold separately or as units with other securities.

See “Risk Factors” on page 5 for information you should consider before buying the securities.

Solectron Corporation’s common stock is listed on the New York Stock Exchange under the symbol “SLR.” On August 27, 2001, the last reported sale price of our common stock on the New York Stock Exchange was $14.12 per share.

We will provide specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our, or our trust subsidiary’s, securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined within this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We and our trust subsidiary may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

This prospectus is dated August 29, 2001

ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus, in one or more offerings, up to an aggregate offering price of $3.0 billion. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

       This prospectus may not be used to consummate sales of securities, unless it is accompanied by a prospectus supplement covering those securities. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

       You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

       The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

       We have not included separate financial statements of our trust subsidiary, Solectron Capital Trust I, in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	the trust is a special purpose entity;

•	the trust has not had any operating history or independent operations;

•	the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Solectron’s debt securities and engaging in related activities.

       We do not expect that the trust will file reports with the SEC under the Securities Exchange Act of 1934.

       References in this prospectus to the terms “we,” “us” or “Solectron” or other similar terms mean Solectron Corporation, unless we state otherwise or the context indicates otherwise. The term “trust” refers to Solectron Capital Trust I.

SOLECTRON CORPORATION

       Solectron provides electronics manufacturing services to original equipment manufacturers (OEMs) who design and sell networking equipment, mobile and land based telecommunications equipment, computing equipment, including workstations, notebooks, desktops and peripherals, and other electronic equipment. These original equipment manufacturers include Cisco Systems, Inc., Compaq Computer Corporation, Ericsson Telecom AB, Hewlett-Packard Company, International Business Machines Corporation, Nortel Networks Limited and Apple Computer, Inc. These companies contract with us to build their products for them or to obtain other related services from us.

       We furnish integrated supply chain solutions that span the entire product life-cycle from technology solutions to manufacturing and operations, to global services. Our range of services includes:

•	Advanced building block design solutions;

•	Product design and manufacturing;

•	New product introduction management;

•	Materials purchasing and management;

•	Prototyping;

•	Printed circuit board assembly (the process of placing components on an electrical printed circuit board that controls the processing functions of a personal computer or other electronic equipment);

•	System assembly (for example, building complete systems such as mobile telephones and testing them to ensure functionality);

•	Distribution;

•	Product repair; and

•	Warranty services.

       Providing these services to our customers allows them to remain competitive by focusing on their core competencies of sales, marketing, and research and development. We have manufacturing facilities in the Americas, Europe and Asia/ Pacific. This geographic presence gives our customers access to manufacturing services in the locations close to their expanding markets for faster product delivery.

       We were originally incorporated in California in August 1977. In February 1997, we were reincorporated in Delaware. Our principal executive offices are located at 777 Gibraltar Drive, Milpitas, California 95035. Our telephone number is (408) 957-8500.

SOLECTRON CAPITAL TRUST I

       The trust is a statutory business trust formed under the Delaware Business Trust Act and is governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of the trust and us. We will execute, together with the relevant trustees, an amended and restated declaration of trust that provides for the issuance of the trust preferred securities if and when we issue them. Any reference to the “declaration” means the original declaration prior to such issuance and the amended and restated declaration following issuance, unless otherwise indicated.

       When the trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Solectron will acquire, directly or indirectly, all of the issued and outstanding trust common securities of the trust, representing an undivided beneficial interest in the assets of the trust of approximately 3%.

       The trust will exist primarily for the purposes of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in Solectron’s debt securities;

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Solectron’s debt securities.

       The number of trustees of the trust initially will be three. Two of the trustees will be individuals who are officers or employees of Solectron, as regular trustees. The third trustee will be First Union Trust Company, N.A. of Delaware, which has its principal place of business in the State of Delaware. When we file the amended and restated declaration of trust, we will appoint a fourth trustee to act as property trustee.

       First Union Trust Company, acting in its capacity as property trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

       Unless otherwise provided in the applicable prospectus supplement, because Solectron will own, directly or indirectly, all of the trust common securities of the trust, Solectron will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the regular number of trustees. The term of the trust will be described in the applicable prospectus supplement, but it may dissolve earlier if so provided in the applicable prospectus supplement.

       The rights of the holders of the trust preferred securities of the trust, including economic rights, rights to information and voting rights, and the duties and obligations of the trustees of the trust, will be contained in and governed by the declaration (as it may be amended and restated from time to time), the Delaware Business Trust Act and the Trust Indenture Act of 1939.

       The address of the principal office of the trust is 777 Gibraltar Drive, Milpitas, California 95035, and the telephone number of the trust at that address is (408) 957-8500.

RECENT DEVELOPMENTS

New Chief Financial Officer

       On August 27, 2001, we announced that Kiran Patel joined us as an officer and will be our Chief Financial Officer, effective September 1, 2001. Concurrent with this announcement we also disclosed that Susan S. Wang, our current Chief Financial Officer, will focus her full-time duties on our new business development activities.

Iphotonics Acquisition

       On August 21, 2001, we announced that we signed a definitive agreement to acquire Iphotonics, Inc., a provider of core optical services. We expect to complete this transaction during the first quarter of our fiscal year ending 2002.

C-MAC Industries Acquisition

       On August 9, 2001, we announced that we signed a definitive agreement under which we will combine with C-MAC Industries. We anticipate that the transaction will be completed by the end of calendar 2001.

Adoption of Stockholder Rights Plan

       On July 2, 2001, we announced that our Board of Directors adopted a Stockholder Rights Plan. Under the plan, we will issue a dividend of one right for each share of our common stock, par value of $0.001 per share, held by stockholders of record as of the close of business on July 30, 2001. The plan is designed to assure stockholders fair value in the event of a proposed unsolicited business combination or similar transaction involving us. The plan was not adopted in response to any attempt to acquire us, and we are not aware of any such effort.

       Each right will initially entitle stockholders to purchase a fractional share of our preferred stock at an exercise price of $150. However, the rights are not immediately exercisable and will become exercisable only upon the occurrence of certain events. Upon certain other events, unless redeemed for $0.001 per right, the rights will become exercisable by holders, other than rights held by an unsolicited third party acquirer, for shares of common stock of us or of the third party acquirer having a value of twice the right’s then-current exercise price. Further details of the plan are outlined in a letter that will be mailed to stockholders as of the record date.

Shinei Sangyo Acquisition

       On June 24, 2001, we announced that we completed our acquisition of Singapore Shinei Sangyo Pte Ltd (Shinei), a privately held manufacturer and designer of enclosures for electronics products. Shinei, which will be renamed Shinei International, will be an independently operated subsidiary within our newly formed Power, Packaging and Cooling unit, and continues to market its services to other companies separately. As part of the transaction, we gain Shinei International’s specialized manufacturing and design capabilities, including custom enclosure design and prototyping, tooling and metal fabrication, enclosure assembly and top-level assembly for the server, networking, desktop PC and printer product markets.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus, the related prospectus supplement and the registration statement of which they are a part contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, business plans such as the integration of acquisitions and the potential effects of our Board of Director’s adoption of the stockholder rights plan. We intend that these forward-looking statements be subject to the safe harbors created by those provisions. These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes to differ materially. These statements are generally accompanied by words like “intend,” “anticipate,” “believe,” “estimate,” “expect,” or similar statements. These risks and uncertainties, which in some instances are beyond our control, include: global economic slowdown and declining customer demand and our ability to integrate acquired businesses successfully, risks associated with the cyclical nature of the electronics industry, the requirement to continue to reduce the cost of our products, the competitiveness of our industry, an increase in the cost of our raw materials and the ability to integrate the Shinei operations effectively. For more information about risks and uncertainties see — “Risk Factors” in the next section. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or any other person that the future events, plans or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price are not necessarily indicative of future performance. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

       An investment in our securities involves a high degree of risk. Before making an investment decision you should consider carefully the risks discussed in the risk factors below, in any documents incorporated herein by reference and the risk factors and other information contained in the prospectus supplement to this prospectus.

We are exposed to general economic conditions.

       As a result of recent unfavorable economic conditions and reduced capital spending, our sales have declined in the third quarter compared to the first two quarters of fiscal 2001. In particular, sales to OEMs in the telecommunications, workstation and server equipment manufacturing industry in the United States were impacted during the third quarter of fiscal 2001. If the economic conditions in the United States worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

Significant Leverage; Debt Service

       Our ratio of earnings to fixed charges for the nine months ended May 31, 2001 was 2.10x as compared to 8.84x for the nine months ended May 31, 2000 which is the corresponding period for the prior year.

       As a result of the sale of certain securities described in this prospectus, our debt service obligations could increase substantially. The degree to which we may be leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

       We will require substantial amounts of cash to fund scheduled payments of principal and interest on our outstanding indebtedness, including the sale of certain securities described in this prospectus, future capital expenditures and any increased working capital requirements. If we are unable to meet our cash requirements out of cash flow from operations, there can be no assurance that we will be able to obtain alternative financing, that any such financing would be on favorable terms, or that we will be permitted to do so under the terms of our existing financing arrangements, or our financing arrangements in effect in the future. In the absence of such financing, our ability to respond to changing business and economic conditions, to make future acquisitions, to experience adverse operating results or to fund required capital expenditures or increased working capital requirements may be adversely affected.

Holding Company Structure

       Most of our operations are conducted through, and most of our assets are held by, our subsidiaries, and, therefore, we are dependent on the cash flow of our subsidiaries to meet our debt obligations, including our obligations under certain securities described in this prospectus. Except to the extent we may ourself be a creditor with recognized claims against our subsidiaries, all claims of creditors and holders of preferred stock, if any, of the subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of certain securities described in this prospectus.

The securities described in this prospectus will be effectively junior in right of payment to our senior secured debt and to obligations of our subsidiaries.

       Certain securities described in this prospectus will be effectively subordinated to all our subsidiaries’ existing and future preferred stock, indebtedness and other liabilities. This is because our right to receive the assets of any of our subsidiaries upon their liquidation or reorganization will be effectively subordinated, by operation of law, to the claims of our subsidiaries’ creditors and interests of their preferred stockholders. These creditors include trade creditors. However, even if we are recognized as a creditor of any of our subsidiaries, our claims would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to our claim. Our assets consist almost exclusively of our ownership interests in our direct and indirect subsidiaries and affiliated companies that operate our respective businesses. Our ability to satisfy our obligations on the securities described in this prospectus and to repay the principal of certain securities described in this prospectus depends on earnings and cash flows or sales of the shares or assets of our subsidiaries and affiliate companies and payment of funds by our subsidiaries or affiliated companies to us in the form of loans, dividends and otherwise. Some of our subsidiaries and other affiliates are parties to credit or other borrowing agreements that severely restrict or prohibit them from making distributions to us. The future operating performance of our subsidiaries and affiliated companies is also subject to general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control.

Most of our net sales comes from a small number of customers; if we lose any of these customers, our net sales could decline significantly.

       Most of our annual net sales come from a small number of our customers. Our 10 largest customers accounted for approximately 65% and 72% of net sales in the three- and nine-month periods ended May 31, 2001 and approximately 68% and 71% of net sales for the corresponding periods of fiscal 2000. Since we depend on continued net sales from our 10 largest customers, any material delay, cancellation or reduction of orders from these or other major customers could cause our net sales to decline significantly. Some of these customers individually account for more than 10 percent of our annual net sales. We cannot guarantee that we will be able to retain any of our 10 largest customers or any other accounts. In addition, our customers may materially reduce the level of services ordered from us at any time. This could cause a significant decline in our net sales and we may not be able to reduce the accompanying expenses at the same time. Moreover, our business, financial condition and results of operations will continue to depend significantly on our ability to obtain orders from new customers, as well as on the financial condition and success of our customers. Therefore, any adverse factors affecting any of our customers or their customers could have a material adverse effect on our business, financial condition and results of operations.

Our long-term contracts do not include minimum purchase requirements.

       Although we have long-term contracts with a few of our top 10 customers, including Cisco, Ericsson and Nortel under which these customers are obligated to obtain services from us, not all of them are obligated to purchase any minimum amount of services. As a result, we cannot guarantee that we will receive any net sales from these contracts. In addition, customers which we have long-term contracts with may materially reduce the level of services ordered at any time. This could cause a significant decline in our net sales, and we may not be able to reduce our accompanying expenses at the same time.

Possible fluctuation of operating results from quarter to quarter could affect the market price of our securities.

       Our quarterly earnings may fluctuate in the future due to a number of factors including the following:

•	Differences in the profitability of the types of manufacturing services we provide. For example, high-velocity and low-complexity PCB and systems assembly services have lower gross margins than low-volume, high-complexity PCB and systems assembly services;

•	Our ability to maximize the use of our equipment and facilities depends on the duration of the production run time for each job and customer;

•	The amount of automation we can use in the manufacturing process for cost reduction varies, depending upon the complexity of the product being made;

•	Our ability to optimize the ordering of inventory as to timing and amount to avoid holding inventory in excess of immediate production needs;

•	Fluctuations in demand for our services or the products being manufactured;

•	Fluctuations in the availability and pricing of components;

•	Timing of expenditures in anticipation of increased sales;

•	Cyclicality in our target markets; and

•	Expenses associated with acquisitions.

       Therefore, our operating results in the future could be below the expectations of securities analysts and investors. If this occurs, the market price of our securities could be harmed.

We depend upon the electronics industry, which continually produces technologically advanced products with short life cycles; our inability continually to manufacture such products’ cost effectively would harm our business.

       Most of our net sales are to companies in the electronics industry, which is subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, our customers’ products could become obsolete and the demand for our services could decline significantly. If we are unable to offer technologically advanced, cost-effective, quick-response manufacturing services to customers, demand for our services would also decline. In addition, a substantial portion of our net sales is derived from our ability to offer complete service solutions for our customers. For example, if we fail to maintain high-quality design and engineering services, our net sales would significantly decline.

       For our technology solutions business, we have experienced, and may in the future experience, delays from time to time in the development and introduction of new products. Moreover, we cannot ensure that we will be successful in selecting, developing, manufacturing and marketing new products or enhancements. We cannot ensure that defects or errors will not be found in our products after commencement of commercial shipments, which could delay the market acceptance of those products. The inability to introduce new products or enhancements could harm our business, financial condition and results of operations.

We depend on a limited or sole source of suppliers for critical components. The inability to obtain sufficient components as required would cause harm to our business.

       We depend on certain suppliers, including limited and sole source suppliers, to provide key components used in our products. We have experienced and may continue to experience delays in component deliveries, which could cause delays in product shipments and require the redesign of certain products. Also, for our technology solutions business, we depend on certain limited or sole source suppliers for critical components used for our memory module, communications card and embedded computer products. The electronics industry has experienced in the past, and may experience in the future, shortages in semiconductor devices, including DRAM, SRAM, flash memory, tantalum capacitors and other commodities that may be caused by such conditions as overall market demand surges or supplier production capacity constraints. Except for certain commodity parts, we generally have no written agreements with our suppliers. We cannot ensure that we will receive adequate component supplies on a timely basis in the future. The inability to continue to obtain sufficient components as required, or to develop alternative sources as required, could cause delays, disruptions or reductions in product shipments or require product redesigns, which could damage relationships with current or prospective customers, thereby causing harm to our business.

We potentially bear the risk of price increases associated with potential shortages in the availability of electronics components.

       At various times, there have been shortages of components in the electronics industry. One of the services that we perform for many customers is purchasing electronics components used in the manufacturing of the customers’ products. As a result of this service, we potentially bear the risk of price increases for these components if we are unable to purchase components at the pricing level anticipated to support the margins assumed in our agreements with our customers.

Our net sales could decline if our competitors provide comparable manufacturing services and improved products at a lower cost.

       We compete with different contract manufacturers, depending on the type of service we provide or the location of our operations. The memory module, communications card and embedded computer subsystem industries are also intensely competitive. Competitors may have greater manufacturing, financial, R&D and/or marketing resources than we have. In addition, we may not be able to offer prices as low as some of our competitors because those competitors may have lower cost structures as a result of their geographic location or the services they provide. Our inability to provide comparable or better manufacturing services at a lower cost than our competitors could cause our net sales to decline. We also expect our competitors to continue to improve the performance of their current products or services, to reduce their current products or service sales prices and to introduce new products or services that may offer greater performance and improved pricing. Any of these could cause a decline in sales, loss of market acceptance of our products or services, or profit margin compression.

We depend on the memory module product market.

       Most of our technology solutions net sales is derived from memory modular products. The market for these products is characterized by frequent transitions in which products rapidly incorporate new features and performance standards. A failure to develop products with required feature sets or performance standards or a delay as short as a few months in bringing a new product to market could reduce our net sales which may have a material adverse effect on our business, financial condition and results of operations. In addition, the market for semiconductor memory devices has been cyclical. The industry has experienced significant economic downturns at various times, characterized by diminished product demand, excess production, and accelerated erosion of average selling prices. In the past, there have been significant declines in the prices for DRAM, SRAM and flash memory. Similar occurrences in the future would reduce our profit.

We depend on the continuing trend of OEMs to outsource.

       A substantial factor in our revenue growth is attributable to the transfer of manufacturing and supply base management activities from our OEM customers. Future growth depends partially on new outsourcing opportunities. To the extent that these opportunities are not available, our future growth would be unfavorably impacted. These outsourcing opportunities may include the transfer of assets such as facilities, equipment and inventory.

If we are unable to manage our rapid growth and assimilate new operations cost effectively, our profitability could decline.

       We have experienced rapid growth over many years. Our historical growth may not continue. In recent years we have established operations throughout the world. For example, in fiscal 1998, we opened offices in Taipei, Taiwan; Norrkoping and Stockholm, Sweden; and commenced manufacturing operations in Guadalajara, Mexico; Suzhou, China; and Timisoara, Romania. Also in fiscal 1998, we acquired facilities in Sao Paulo, Brazil, and Dublin, Ireland. Furthermore, through acquisitions in fiscal 1998 and 1999, we added facilities in Columbia, South Carolina; Memphis, Tennessee; and enhanced our capabilities in Charlotte, North Carolina; Austin, Texas; and Milpitas, California.

       In fiscal 2000, we completed acquisitions of AMERICOM, SMART and Bluegum Group, each of which was accounted for as a pooling of interests. Through additional acquisitions, we also acquired facilities in Puerto Rico, Mexico, Canada, France, Sweden, Wales, France, Northern Ireland, and Australia.

       During the second quarter of fiscal 2001, we completed acquisitions of NatSteel Electronics Ltd (NEL), Sony’s manufacturing facilities in Japan and Taiwan and IBM’s repair center in the Netherlands. During the third quarter of fiscal 2001, we completed the acquisition of Centennial Technologies, Inc. During the fourth quarter of fiscal 2001, we completed the acquisition of Singapore Shinei Sangyo Pte Ltd and subsidiaries.

       Our expansion and growth places a heavy strain on our personnel and management, manufacturing and other resources. Our ability to manage the expansion to date, as well as any future expansion, will require progressive increases in manufacturing capacity, enhancements or upgrades of accounting and other internal management systems, and implementation of various procedures and controls. We cannot ensure that significant problems in these areas will not occur. Any failure to enhance or expand these systems and implement such procedures and controls in an efficient manner and at a pace consistent with our business activities could harm our financial condition and results of operations. Also, in order to achieve anticipated revenue and other financial performance targets, we will continue to be required to manage our assets and operations efficiently. In addition, should we continue to expand geographically, we may experience certain inefficiencies from the management of geographically dispersed facilities.

       As we manage and continue to expand new operations, we may incur substantial infrastructure and working capital costs. If we do not achieve sufficient growth to offset increased expenses associated with rapid expansion, our profitability would decline.

We need to integrate our acquisitions successfully to maintain profitability.

       As we expand our operations through acquisitions and continue to evaluate acquisition opportunities, we may pursue additional acquisitions over time. These acquisitions involve risks, including:

•	Integration and management of the operations;

•	Retention of key personnel;

•	Integration of purchasing operations and information systems;

•	Retention of the customer base of acquired businesses;

•	Management of an increasingly larger and more geographically disparate business; and

•	Diversion of management’s attention from other ongoing business concerns.

       Our profitability will suffer if we are unable to integrate and manage recent acquisitions and pending acquisitions successfully including, in particular, the NEL, Shinei and Centennial transactions, as well as any future acquisitions that we might pursue, or if we do not achieve sufficient revenue to offset the increased expenses associated with these acquisitions.

Our non-U.S. locations represent a significant and growing portion of our net sales; we are increasingly exposed to risks associated with operating internationally.

       In the three- and nine-month periods ended May 31, 2001, approximately 58% and 49%, respectively, of our net sales came from sites outside the United States, while approximately 46% and 43%, of net sales came from sites outside the United States in the same periods of fiscal 2000. As a result of our foreign sales and facilities, our operations are subject to a variety of risks unique to international operations, including the following:

•	Adverse changes in value of foreign currencies against the U.S. dollar in which our results are reported;

•	Import and export duties, and value added taxes;

•	Import and export regulation changes that could erode our profit margins or restrict exports;

•	Potential restrictions on the transfer of funds;

•	Inflexible employee contracts in the event of business downturns; and

•	The burden and cost of complying with foreign laws.

       In addition, we have operations in several emerging or developing economies that have a potential for higher risk. The risks associated with these economies include but are not limited to currency volatility and other economic or political risks. In the future, these factors may harm our results of operations. Solectron locations in emerging or developing economies include Indonesia, Mexico, Brazil, China, Malaysia and Romania. As of May 31, 2001 we had $220.8 million in cumulative foreign exchange translation losses on our balance sheet, primarily attributable to the devaluation of the Brazilian real in January of 1998. While, to date, these factors have not had a significant adverse impact on our results of operations, we cannot ensure that there will not be such an impact. Furthermore, while we may adopt measures to reduce the impact of losses resulting from volatile currencies and other risks of doing business abroad, we cannot ensure that such measures will be adequate.

       The Malaysian government adopted currency exchange controls, including controls on its currency, the ringgit, held outside Malaysia, and established a fixed exchange rate for the ringgit against the U.S. dollar. The fixed exchange rate provides a stable rate environment when applied to local expenses denominated in ringgit. The long-term impact of such controls is not predictable due to dynamic economic conditions that also affect or are affected by other regional or global economies.

       We have been granted a tax holiday effective through January 31, 2002, subject to some conditions, for our Malaysian sites. We have also been granted various tax holidays in China. These tax holidays are effective for various terms and are subject to some conditions. It is possible that the current tax holidays will be terminated or modified or that future tax holidays that we may seek will not be granted. If the current tax holidays are terminated or modified, or if additional tax holidays are not granted in the future, our effective income tax rate would likely increase.

We are exposed to fluctuations in foreign currency exchange rates.

       We do not use derivative financial instruments for speculative purposes. Our policy is to hedge our foreign currency denominated transactions in a manner that substantially offsets the effects of changes in foreign currency exchange rates. Presently, we use foreign currency borrowings and foreign currency forward contracts to hedge only those currency exposures associated with certain assets and liabilities denominated in non-functional currencies. Corresponding gains and losses on the underlying transaction generally offset the gains and losses on these foreign currency hedges.

       As of May 31, 2001, the majority of the foreign currency hedging contracts were scheduled to mature in less than three months and there were no material deferred gains or losses. In addition, our international operations in some instances act as a natural hedge because both operating expenses and a portion of sales are denominated in local currency. In these instances, including our current experience involving the devaluation of the Brazilian real, although an unfavorable change in the exchange rate of a foreign currency against the U.S. dollar would result in lower sales when translated to U.S. dollars, operating expenses would also be lower in these circumstances. Also, since less than 13% of our net sales for the nine-month period in fiscal 2001 are denominated in currencies other than U.S. dollar, we do not believe our total exposure is significant.

       We have currency exposures arising from both sales and purchases denominated in currencies other than the functional currency of our sites. Fluctuations in the rate of exchange between the currency of the exposure and the functional currency of our site could seriously harm our business, operating results and financial condition. For example, an increase in the rate at which a foreign currency is exchanged for U.S. dollars would require more of the foreign currency to equal a specified amount of U.S. dollars than before the rate increase. In such cases, and if we price our products and services in the foreign currency, we would receive less in U.S. dollars than we did before the rate increase went into effect. If we price our products and services in U.S. dollars and competitors price their products in local currency, an increase in the relative strength of the U.S. dollar would result in our prices being uncompetitive in market where business is transacted in the local currency.

We are exposed to interest rate fluctuations.

       The primary objective of our investment activities is to preserve principal and at the same time, maximize yields without significantly increasing risk. To achieve this objective, we maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including both government and corporate obligations, certificates of deposit and money market funds. As of May 31, 2001, approximately 96% of our total portfolio was scheduled to mature in less than six months. In addition, our investments are diversified and of relatively short maturity.

       The following table presents the amounts of our cash equivalents and short-term investments that are subject to interest rate risk by calendar year of expected maturity and weighted average interest rates as of May 31, 2001:

	Expected Maturity

	Q12002	Q42002	Total	Fair Value

	(Amounts in millions)
Cash equivalents and short-term investments	$1,122.8	$46.5	$1,169.3	$1,169.3
Average interest rate	4.70%	6.30%

       We have entered into an interest rate swap transaction under which we pay a fixed rate of interest hedging against the variable interest rates implicit in the rent charged by the lessor for the facility lease at Milpitas, California. The interest rate swap expires in the year 2002, which coincides with the maturity date of the lease term. As we intend to hold the interest rate swap until the maturity date, we are not subject to market risk. In substance, such interest rate swap has fixed the interest rate for the facility lease, thus reducing interest rate risk.

       Our long-term debt instruments are subject to fixed interest rates. In addition, the amount of principal to be repaid at maturity is also fixed. In the case of the convertible notes, such notes are based on fixed conversion ratios into common stock. Therefore, we are not exposed to variable interest rates related to our long-term debt instruments.

We may not be able to adequately protect or enforce our intellectual property rights; and we could become involved in intellectual property disputes.

       Our ability to compete effectively may be affected by our ability to protect our proprietary information. We hold a number of patents and other license rights. These patent and license rights may not provide meaningful protection for our manufacturing processes and equipment innovations.

On June 23, 1999, we were served, along with 87 other companies including SMART, as a defendant in a lawsuit brought by the Lemelson Medical, Education & Research Foundation. The lawsuit alleged that we infringed certain of the plaintiff’s patents relating to machine vision and bar-code technology. We settled the lawsuit with respect to Solectron and all subsidiaries effective July 31, 2001, for an amount which is not expected to have a material impact on our financial condition or results of operations. In the semiconductor, computer, telecommunications and networking industries, companies receive notices from time to time alleging infringement of patents, copyrights or other intellectual property rights, and litigation sometimes arises out of such notices. For example, in January of 2000, SMART filed a lawsuit seeking to have declared invalid, and/or not infringed, three patents purportedly applicable to industry standard memory products, including those manufactured by SMART and the other manufacturers of these industry standard memory products. The owner of these patents brought a cross-complaint alleging patent infringement against SMART, and has also brought suit against several other memory product manufacturers alleging infringement of the three patents. We believe that SMART’s memory products do not infringe any valid claims of any of the three patents at issue. Moreover, we have been and may from time to time continue to be notified of claims that we may be infringing patents, copyrights or other intellectual property rights owned by other third parties. The current litigation or any other litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations. In the future, third parties may assert infringement claims against us or our customers. In the event of an infringement claim, we may be required to spend a significant amount of money to develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining a license on reasonable terms, if at all. In addition, any such litigation could be lengthy, costly and could harm our financial condition.

Failure to comply with environmental regulations could harm our business.

       As a company in the electronics manufacturing services industry, we are subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing processes. Although we have never sustained any significant loss as a result of non-compliance with such regulations, any failure by us to comply with environmental laws and regulations could result in liabilities or the suspension of production. In addition, these laws and regulations could restrict our ability to expand our facilities or require us to acquire costly equipment or incur other significant costs to comply with regulations.

Our administrative facilities and principal business operations are located in California, and any disruption in the available power supply in California could disrupt our operations, reduce our revenues, and increase our expense.

       The State of California is in the midst of an energy crisis that could interrupt our power supply or that of the third-party service providers and thereby disrupt our operations, reduce our revenues, and increase our expenses. A substantial portion of our operating activities and facilities, including our headquarters and principal administrative facilities, are located in California. During acute power shortages, California has implemented, and may in the future continue to implement, rolling blackouts throughout the state. The rolling blackouts that have occurred to date have not materially disrupted the operations of our facilities. Should these blackouts continue or increase in severity, however, they could materially disrupt the operations of one or more of our facilities. Although we currently do not have backup generator or long-term alternate sources of power in the event of a blackout, we do have some flexibility to shift some manufacturing volume to other manufacturing sites around the world. If blackouts interrupt our power supply, we would be temporarily unable to continue operations at our affected facilities. Our current insurance does not provide coverage for any damages we or our customers may suffer as a result of any interruption in our power supply. Consequently, any interruption in our ability to continue operations at our facilities could damage our reputation, harm our ability to retain existing customers and to obtain new customers, and could result in lost revenue, any of which would substantially harm our business and results of operations.

       In addition, the utility deregulation program instituted in 1996 by the California government deregulated wholesale prices while continuing to regulate the retail prices charged by the electrical utilities. While wholesale prices have increased dramatically, retail prices have, until recently, not increased at a comparable rate. Our business is substantially dependent on the availability and price of electricity. If retail electricity prices rise dramatically, we would expect our expenses to increase, our operating results to be harmed, and the possible decline of our stock price.

Our stock price may be volatile due to factors outside of our control.

       Our stock price could fluctuate due to the following factors, among others:

•	Announcements of operating results and business conditions by our customers;

•	Announcements by our competitors relating to new customers, technological innovation or new services;

•	Economic developments in the electronics industry as a whole;

•	Political and economic developments in countries where we have operations; and

•	General market conditions.

Our low stock price may reduce our diluted earnings per share.

       On January 27, 2002, we may become obligated to purchase, at the option of the holders, all or a portion of the outstanding 4.0% LYONs at a price of $510.03 per note (“Purchase Price”). We have the option to pay the Purchase Price of LYONs in cash or common stock or any combination thereof. If we elect to pay the Purchase Price, in whole or part, in shares of our common stock, the number of shares of common stock to be delivered shall equal the Purchase Price divided by the average of the Sale Prices of the common stock for the five trading day period ending on the third business day prior to January 27, 2002. The LYONs are convertible into common stock at a price of $34.13 per share or 14.944 shares per LYON. In the event that our stock price remains below $34.13 per share at January 27, 2002, we may have to issue additional shares to the holders. Accordingly, our diluted earnings per share may be reduced.

Failure to retain key personnel and skilled associates could hurt our operations.

       Our continued success depends to a large extent upon the efforts and abilities of key managerial and technical associates. Losing the services of key personnel could harm us. Our business also depends upon our ability to continue to attract and retain senior managers and skilled associates. Failure to do so could harm our operations.

Our anti-takeover defense provisions may deter potential acquirors and may depress our stock price.

       Our certificate of incorporation, bylaws and the stockholder rights plan recently approved by the Board of Directors, contain provisions that could make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of Solectron. These provisions allow us to issue preferred stock with rights senior to those of our common stock and impose various procedural and other requirements that could make it more difficult for our stockholders to effect certain corporate actions.

USE OF PROCEEDS

       Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. Pending such uses, we may invest the net proceeds in interest bearing securities. The proceeds from the sale of trust preferred securities would be invested by Solectron Capital Trust I in debt securities of Solectron.

RATIO OF EARNINGS TO FIXED CHARGES

       Ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges because we have not issued any preferred stock. The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

Nine Months
	Fiscal Year Ended					Ended

	August 31,	August 31,	August 31,	August 31,	August 31,	May 31,	May 31,
	1996	1997	1998	1999	2000	2000	2001

Ratio of earnings to fixed charges	11.13x	10.10x	11.07x	8.70x	8.38x	8.84x	2.10x

These computations include us and our consolidated subsidiaries. For these ratios, “earnings” represents (1) income before taxes before adjustment for minority interests in consolidated subsidiaries, (2) fixed charges (excluding capitalized interest), and (3) amortization of previously capitalized interest. Fixed charges consist of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest and (3) an interest factor attributable to rentals.

ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

       The financial statements of the trust will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements outside of stockholders’ equity as the securities are Solectron-obligated mandatorily redeemable preferred securities of a subsidiary trust holding solely Solectron debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

DESCRIPTION OF THE DEBT SECURITIES

       The debt securities will either be our unsecured and unsubordinated debt securities, our unsecured subordinated debt securities, or our unsecured junior subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and State Street Bank and Trust Company of California, N.A., as trustee. Senior debt securities will be issued under a senior indenture, subordinated debt securities will be issued under a subordinated indenture and junior subordinated securities will be issued under a junior subordinated indenture. Together, the senior indenture, the subordinated indenture and the junior subordinated indenture are called indentures. The prospectus, together with its prospectus supplement, will describe related terms of a particular series of debt securities.

       The following is a summary of selected provisions and definitions of the indentures. The summary of selected provisions of the indentures and the debt securities appearing below and in the applicable prospectus supplement are not complete and are subject to, and qualified entirely by reference to, all the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt securities that have been or will be filed or incorporated by reference as exhibits to the registration statement which includes the prospectus. In this description of the debt securities, the words “Solectron”, “we”, “us” or “our” refer only to Solectron Corporation and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

       The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

       The debt securities will be our obligation exclusively. Solectron is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of Solectron and its consequent ability to service its debt and to pay amounts due with respect to its other obligations, including the debt securities, will be dependent upon the results of operations of its subsidiaries and the distribution of funds by its subsidiaries to Solectron. In addition, because Solectron is a holding company, the debt securities will be effectively subordinated to all existing and future liabilities and preferred stock of its subsidiaries. See “Risk Factors — Holding Company Structure.”

General

       Debt securities may be issued in separate series without limitation as to aggregate principal amount. One or more separate series of debt securities may be issued under any of the indentures. We may specify a maximum aggregate principal amount for the debt securities of any series.

       We are not limited as to the amount of debt securities we may issue under the indentures. The prospectus supplement will set forth, whether denominated in foreign or U.S. currency or any combination thereof:

•	whether the debt securities are senior, subordinated or junior subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if any, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate and method for calculating interest which may be fixed or floating or tied to an index or subject to adjustment or reset, if any, the date from which interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holders may elect payment to be made in a different currency;

•	the portion of the principal or accreted amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

       Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

       Debt securities may be sold at a substantial discount below their stated principal amount, bearing no cash interest or interest at a rate which at time of issuance is below market rates. We sometimes refer to these debt securities as “original issue discount securities.”

Exchange and Transfer

       Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

       We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

       In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

       We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

       The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

       No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we have failed to appoint a successor depositary within 90 days after our receipt of that notice or our learning that the depositary is no longer so qualified;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstances described in a prospectus supplement.

       As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

       Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

       Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

       Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

       Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

       The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the person entitled thereto or by wire transfer to a bank account maintained by the payee. The trustee will be designated as our initial paying agent.

       We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

       All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due

       will be repaid to us. Thereafter, the holder may look only to Solectron for such payment.

Consolidation, Merger and Sale of Assets

       We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes Solectron’s obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Special Covenants Applicable to Issuance of Debt Securities to Our Trust

       Unless otherwise disclosed in a prospectus supplement, if we issue debt securities to the trust or a trustee of such trust in connection with the issuance of trust preferred securities of such trust, for so long as such trust preferred securities remain outstanding, we will:

•	maintain 100 percent direct or indirect ownership of the common securities of such trust; provided, however, that any permitted successor of ours under the relevant indenture may succeed to our ownership of such common securities;

•	use our reasonable efforts to cause such trust:

•	to remain a statutory business trust, except in connection with the distribution of debt securities, the redemption of all of such trust preferred securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust; and

•	to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and

•	to use our reasonable efforts to cause each holder of trust preferred securities to be treated as owning an individual beneficial interest in the debt securities.

Events of Default

       Each indenture defines an event of default with respect to any series of debt securities issued under the indenture as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days when due;

(3) failure to deposit any sinking fund payment in respect of any debt securities of that series when due;

(4) failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

(5) our bankruptcy, insolvency or reorganization; and

(6) any other event of default specified in the prospectus supplement.

       An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.

       In addition, unless otherwise disclosed in a prospectus supplement, with respect to any of our debt securities issued to our trust in consideration of the proceeds of trust preferred securities issued by our trust, the following will also be events of default:

•	the voluntary or involuntary dissolution, winding up or termination of such trust, except in connection with the distribution of debt securities to the holders of guaranteed trust preferred securities in liquidation of such trust, the redemption of all of the guaranteed trust preferred securities of such trust or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

       If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement), together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

       If an event of default described in clause (5) above shall occur and be continuing with respect to the debt securities of any series, the principal amount of all the debt securities of that series (or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement), together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.

       After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount or interest, have been cured or waived.

       Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or interest exercising any trust or power conferred on the trustee.

       A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

       Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

       We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

       Solectron and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series of debt securities affected by the modification or amendment.

       However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the amount of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date or to enforce any right to convert debt securities;

•	if subordinated debt securities or junior subordinated debt securities, modify the subordination provisions in a manner adverse to any holder;

•	adversely affect the right to convert any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any amendment, modification or waiver under the indenture.

Satisfaction and Discharge; Defeasance

       We may be discharged from our obligations, subject to limited exceptions, on the debt securities of any series that have matured or will mature or are redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. If we are discharged from our obligations on any series of subordinated debt securities or junior subordinated debt securities as described in this paragraph, the subordination provisions of the related indenture will no longer be applicable with respect to that series of debt securities.

       Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations with respect to any series of debt securities then outstanding under the following covenants and from the consequences of an event of default resulting from a breach of these covenants; we refer to this as “covenant defeasance”:

             (1) the limitations on sale and leaseback transactions under the senior indenture;

             (2) the limitations on secured debt under the senior indenture;

             (3) covenants as to payment of taxes and maintenance of properties; and

             (4) covenants as to merger, consolidation and transfer of assets.

       To make either of the above elections with respect to a series of debt securities, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities of that series. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action. If we satisfy the conditions applicable to either of the above elections with respect to any series of subordinated debt securities or junior subordinated debt securities, the subordination provisions applicable to the debt securities of that series will no longer be applicable.

       If we effect covenant defeasance with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of an event of default (other than an event of default resulting from a breach of the covenants from which we have been released as a result of that covenant defeasance), the amount of moneys and/or U.S. government obligations deposited to effect that release may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payments of those amounts due at the time of acceleration.

Notices

       Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

       The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

       The indentures limit the right of the trustee, should it become a creditor of Solectron, to obtain payment of claims or secure its claims.

       The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Senior Debt Securities

       The senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated debt.

     Covenants in the Senior Indenture

       Limitations on Liens. Neither we nor any restricted subsidiary will issue, incur, create, assume or guarantee any secured debt without securing the senior debt securities equally and ratably with or prior to that secured debt unless the sum of the following amounts would not exceed 10% of our consolidated net tangible assets:

•	the total amount of all secured debt that the senior debt securities are not secured equally and ratably with; and

•	the attributable debt in respect of sale and leaseback transactions entered into after the date of the issuance of the debt securities.

       We do include in the above calculation any sale and leaseback transactions described under clause (2) of “Limitation on Sale and Leaseback Transactions” below or any sale and leaseback transactions of principal property on which we or our restricted subsidiary would be able to incur secured debt on the principal property in an amount at least equal to the attributable debt with respect to mortgages permitted under the definition of secured debt.

       Limitations on Sale and Lease-back Transactions. Neither we nor any restricted subsidiary will enter into any lease longer than three years covering any principal property of ours or any restricted subsidiary that is sold to any other person in connection with that lease unless either:

(1) we or any restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on the principal property involved in such transaction at least equal in amount to the attributable debt with respect to the lease, without equally and ratably securing the senior debt securities, pursuant to “Limitation on Liens” described above; or

(2) an amount equal to the greater of the following amounts is applied within 180 days to the retirement of our or any restricted subsidiary’s long-term debt or the purchase or development of comparable property:

(a) the net proceeds from the sale;

(b) the fair market value of the property at the time of the sale; or

(c) the attributable debt with respect to the sale and leaseback transaction.

Definitions

       “attributable debt” with regard to a sale and leaseback transaction means the lesser of:

(1) the fair market value of such property as determined in good faith by our board of directors; or

(2) discounted present value of all net rentals under the lease.

       “consolidated net tangible assets” means the total amount of assets, less reserves and other deductible items, after deducting:

•	all current liabilities;

•	all current maturities of debt having more than a 12 month maturity;

•	all capital lease obligations;

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles, other than capitalized unamortized product development costs; and

•	adjustments on account of minority interests of other persons holding stock of our subsidiaries.

       “mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

       “principal property” means the land, improvements, buildings and fixtures owned by us or a restricted subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and has a book value in excess of 1% of our consolidated net tangible assets as of the determination date. Principal property does not include any property that our board of directors has determined not to be of material importance to the business conducted by us and our subsidiaries, taken as a whole.

       “restricted subsidiary” means any subsidiary that owns any principal property. “Restricted subsidiary” does not include:

•	any subsidiary primarily engaged in financing receivables or in the finance business; or

•	any of our less than 80% owned subsidiaries if the common stock of the subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or over the counter.

       “secured debt” means any of our debt or any debt of a restricted subsidiary for borrowed money secured by a mortgage on any principal property or any stock or indebtedness of a restricted subsidiary. Secured debt does not include:

•	mortgages on property, shares of stock or indebtedness or other assets of a corporation at the time it becomes a restricted subsidiary;

•	mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition by Solectron or a restricted subsidiary (including leases), or mortgages to secure payment of all or any part of the purchase price, or to secure any debt incurred within 180 days after the acquisition thereof, or in the case of property, the completion of construction, improvement or commencement of commercial operation of the property;

•	mortgages to secure indebtedness owing to Solectron or to a restricted subsidiary;

•	mortgages existing at the date of the senior indenture;

•	mortgages on property existing at the time the person is merged or consolidated with us or a restricted subsidiary;

•	mortgages on property at the time of a sale or lease of the properties of a person as an entirety or substantially as an entirety to us or a restricted subsidiary;

•	mortgages incurred to finance the acquisition or construction of property secured by mortgages in favor of the United States or a political subdivision of the United States; or

•	mortgages constituting any extension, renewal or replacement of any mortgage listed above to the extent the mortgage is not increased.

       “subsidiary” means:

•	any corporation of which more than 66 2/3% is owned by us and/or by one or more or our other subsidiaries; and

•	any partnership of which more than 66 2/3% of the equity capital or profit interest is owned by us or by one or more of our other subsidiaries.

Subordinated Debt Securities

       The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

       The indebtedness evidenced by the subordinated debt securities is subordinated to the extent provided in the subordinated indenture to the prior payment in full of all senior indebtedness, including any senior debt securities.

       Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of all senior indebtedness.

       In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior indebtedness would be entitled to payment in full in cash of all senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment or distribution.

       We are required promptly to notify holders of senior indebtedness if payment of the subordinated debt securities of any series is accelerated because of an event of default with respect to the subordinated debt securities of that series.

       We may also not make payment on the subordinated debt securities of any series if:

•	a default in the payment of designated senior indebtedness occurs and is continuing; we refer to this as a “payment default”; or

•	any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture; we refer to this as a “nonpayment default”.

       We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior indebtedness has not been accelerated.

       No new payment blockage period may start unless:

•	365 days have elapsed from the effectiveness of the prior payment blockage notice; and

•	all scheduled payments on the subordinated debt securities have been paid in full.

       No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

       As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

       If the trustee or any holder receives any payment that should not have been made to them under the subordination provisions before all senior indebtedness is paid in full, then such payment will be held in trust for the holders of senior indebtedness.

Definitions

       “designated senior indebtedness” means our existing credit agreement and off-balance sheet real estate leases and any of our other senior indebtedness that expressly provides that it is “designated senior indebtedness.”

       “indebtedness” means:

(1) all of our indebtedness, obligations and other liabilities for:

•	borrowed money, including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or

•	evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion of our assets, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all of our reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all of our obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4) all of our obligations and other liabilities under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5) all of our obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6) all of our direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);

(7) any of our indebtedness or other obligations of the trust described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by us; and

(8) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, and amendments, modifications and supplements to any indebtedness, obligation or liability of the kind described in any one or more of clauses (1) through (7).

       “senior indebtedness” or “senior debt” means, with respect to the subordinated debt securities, the principal of, premium, if any, interest including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, rent and all fees, costs, expenses and other amounts owed on or in respect of our indebtedness, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed by us (including all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, and amendments, modifications and supplements to, the foregoing) (including, without limitation, our outstanding 7 3/8% Senior Notes due 2006 and our outstanding Liquid Yield Option Notes (Zero Coupon-Senior) due 2019, May 2020 and November 2020); except that senior indebtedness shall not include:

•	any indebtedness that expressly provides it shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is pari passu or in right of payment with or junior or subordinated in right of payment to the subordinated debt securities;

•	indebtedness to any of our subsidiaries;

•	any obligation owing on or with respect to our junior subordinated debt securities;

•	trade accounts payable or other current liabilities incurred in the ordinary course of business;

•	indebtedness or other amounts owed by us for compensation to employees or for services rendered to us; and

•	any liability for federal, state, local, foreign or other taxes owed or owing by us.

Junior Subordinated Debt Securities

       The following provisions will be applicable with respect to each series of junior subordinated debt securities unless otherwise stated in the prospectus supplement relating to those junior subordinated debt securities.

       The indebtedness evidenced by the junior subordinated debt securities is subordinated to the extent provided in the junior subordinated indenture to the prior payment in full of all senior indebtedness, including any senior debt securities and any subordinated debt securities.

       Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the junior subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of all senior indebtedness.

       In the event of any acceleration of the junior subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior indebtedness would be entitled to payment in full in cash of all senior indebtedness before the holders of junior subordinated debt securities are entitled to receive any payment or distribution.

       We are required to promptly notify holders of senior indebtedness if payment of the junior subordinated debt securities is accelerated because of an event of default with respect to the subordinated debt securities of that series.

       We may also not make payment on the junior subordinated debt securities of any series if:

•	a default in the payment of designated senior indebtedness occurs and is continuing; we refer to this as a “payment default”; or

•	any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture; we refer to this as a “nonpayment default”.

       We may and shall resume payments on the junior subordinated debt securities:

•	in case of a payment default, when the default is cured or waived; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior indebtedness has not been accelerated.

       No new payment blockage period may start unless:

•	365 days have elapsed from the effectiveness of the prior payment blockage notice; and

•	all scheduled payments on the subordinated debt securities have been paid in full.

       No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

       As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the junior subordinated indenture.

       If the trustee or any holder receives any payment that should not have been made to them under the subordination provisions before all senior indebtedness is paid in full, then such payment will be held in trust for the holders of senior indebtedness.

Definitions

       “designated senior indebtedness” means our existing credit agreement and off-balance sheet real estate leases and any of our other senior indebtedness that expressly provides that it is “designated senior indebtedness” or any subordinated indebtedness.

       “indebtedness” means:

(1) all of our indebtedness, obligations and other liabilities for:

•	borrowed money, including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or

•	evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion of our assets, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all of our reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all of our obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4) all of our obligations and other liabilities under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5) all of our obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6) all of our direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);

(7) any of our indebtedness or other obligations of the trust described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by us; and

(8) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, and amendments, modifications and supplements to any indebtedness, obligation or liability of the kind described in any one or more of clauses (1) through (7).

“senior indebtedness” means, with respect to the subordinated debt securities, the principal of, premium, if any, interest including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, rent and all fees, costs, expenses and other amounts owed on or in respect of our indebtedness, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed by us (including all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, and amendments, modifications and supplements to, the foregoing) (including, without limitation, our outstanding 7 3/8% Senior Notes due 2006 and our outstanding Liquid Yield Option Notes (Zero Coupon-Senior) due 2019, May 2020 and November 2020); except that senior indebtedness shall not include:

•	any indebtedness that expressly provides it shall not be senior in right of payment to the junior subordinated debt securities or expressly provides that such indebtedness is pari passu or in right of payment with or junior or subordinated in right of payment to the junior subordinated debt securities;

•	indebtedness to any of our subsidiaries;

•	trade accounts payable or other current liabilities incurred in the ordinary course of business;

•	indebtedness or other amounts owed by us for compensation to employees or for services rendered to us; and

•	any liability for federal, state, local, foreign or other taxes owed or owing by us.

Subsequent Distribution to Holders of Trust Securities

       If we issue debt securities to the trust in connection with the issuance of trust preferred and trust common securities by the trust, those debt securities subsequently may be distributed to the holders of the trust preferred and trust common securities either:

•	upon the dissolution of the trust; or

•	upon the occurrence of events that we will describe in the prospectus supplement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

       The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the applicable prospectus supplement and the amended and restated declaration of trust, a form of which will be filed with the SEC. The summary of selected provisions of the trust preferred securities and the amended and restated declaration of trust appearing below and in the applicable prospectus supplement are not complete and are subject to, and qualified entirely by reference to, all of the provisions of the trust preferred securities and the amended and restated declaration of trust, which provisions are incorporated by reference in this prospectus. We urge you to read the amended and restated declaration of trust, which is available as described under “Where You Can Find More Information.”

       The following description sets forth selected general terms and provisions of the trust preferred securities and the amended and restated declaration of trust. Other specific terms of the trust preferred securities and the amended and restated declaration of trust may be described in a prospectus supplement. If any particular terms of the trust preferred securities or the amended and restated declaration of trust described in the prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

       The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, whether denominated in foreign, or, U.S. currency or any combination thereof:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate and the method for determining such rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments, the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and, if so, the dates from which distributions will be cumulative;

•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon liquidation or dissolution;

•	any repurchase or redemption provisions;

•	any preference or subordination rights upon a default or liquidation of the trust;

•	any voting rights of the trust preferred securities in addition to those, if any, required by law;

•	terms for any conversion or exchange of the trust preferred securities into other securities or property or conditions upon which assets of the trust would be distributed to holders;

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	if applicable, the exchange listing;

•	whether the trust preferred securities will be issuable in the form of global securities; and

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

       The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. Unless otherwise stated in the applicable prospectus supplement, all of the trust common securities will be owned, directly or indirectly, by Solectron Corporation. The trust securities will represent undivided beneficial ownership interests in the assets of the trust. The amended and restated declaration of trust will authorize its regular trustee to issue on its behalf one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as shall be set forth in the amended and restated declaration. The terms of the common securities issued by the trust will be substantially identical to the terms of its trust preferred securities and the common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the amended and restated declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust’s preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote to appoint, remove or replace any of the trust’s trustees.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

       If an event of default under the amended and restated declaration of the trust occurs and is continuing, then the holders of its trust preferred securities would have to rely on the Delaware trustee enforcing against us its rights as a holder of the debt securities. In addition, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Delaware trustee or to direct the exercise of any trust or power conferred upon the Delaware trustee under the applicable declaration, including the right to direct the Delaware trustee to exercise the remedies available to it as a holder of the debt securities. If the Delaware trustee fails to enforce its rights under the debt securities, a holder of trust preferred securities may not institute a legal proceeding directly against us to enforce the Delaware trustee’s rights under the applicable series of debt securities. Notwithstanding the foregoing, if an event of default under the applicable amended and restated declaration has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the applicable series of debt securities when due, then a holder of trust preferred securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of debt securities having a principal amount equal to the aggregate liquidation amount of such holder’s trust preferred securities on or after the respective due date for the applicable series of debt securities. In connection with such a direct action brought by a holder, we will be subrogated to the rights of such holder of trust preferred securities under the applicable amended and restated declaration to the extent of any payment made by us to such holder of preferred securities in such direct action.

       Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally in right of payment and upon liquidation of the trust, and payments will be made thereon proportionately, with the trust common securities. The trust will use the proceeds from the issuance of its trust securities to purchase debt securities of Solectron. The property trustee of the trust will hold the debt securities in trust for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will not guarantee the payment of distributions on the trust preferred securities or any amounts payable on redemption or liquidation of the trust preferred securities to the extent the trust does not have funds on hand available to make such payments. Accordingly, the ability of the trust to make distributions and other payments on the trust preferred securities will depend upon the trust’s receipt of interest and other payments made by Solectron Corporation on the debt securities purchased by the trust. If we do not make a required payment on the debt securities purchased by the trust, then the trust will not have sufficient funds to make the related distributions or other payments on the trust preferred securities.

       In the prospectus supplement we will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

       Solectron will guarantee payments on the trust preferred securities as described in this section pursuant to a preferred securities guarantee agreement. The preferred securities guarantee agreement will be qualified as an indenture under the Trust Indenture Act. For a complete description of the trust preferred securities guarantees, we encourage you to read the prospectus supplement and the form of preferred securities guarantee agreement, which form will be filed with the SEC. The summary of selected provisions of the trust preferred securities guarantee and the preferred securities guarantee agreement appearing below and in any prospectus supplement are not complete and are subject to, and qualified entirely by reference to, all of the provisions of the preferred securities guarantee agreement, which provisions are incorporated by reference in this prospectus. We urge you to read the form of preferred securities guarantee agreement, which is available as described under “Where You Can Find More Information.”

       The following description sets forth selected general terms and provisions of the trust preferred securities guarantee and the preferred securities guarantee agreement. Other specific terms of the trust preferred securities guarantee and the preferred securities guarantee agreement may be described in the applicable prospectus supplement. If any particular terms of the trust preferred securities guarantee or the preferred securities guaranty agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

       In this description of the trust preferred securities guarantee, the words “Solectron,” “we,” “us” or “our” and similar references refer only to Solectron Corporation and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

       First Union Trust Company, as property trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

       We will agree to pay to the holders of trust preferred securities the following amounts to the extent not paid by the trust:

•	any accumulated, if applicable, and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and only to the extent that the trust has funds available to make those payments; and

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated, if applicable, and unpaid distributions and additional amounts, if any, on the trust preferred securities, if any, to the extent the trust has funds available to make those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

       We will fix the redemption price and the liquidation amount and any additional amounts at the time the trust preferred securities are issued.

       We will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities; or

•	if applicable, all of the trust preferred securities are converted into or exchanged for other securities.

       We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the property trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

       A GUARANTEE IS A GUARANTEE FROM THE TIME OF ISSUANCE OF THE TRUST PREFERRED SECURITIES. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE PROPERTY TRUSTEE. IF SOLECTRON DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES,

THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

       Our obligations under the declaration of trust for the trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities as described herein and we will describe in greater specificity, in a prospectus supplement.

       Our obligations under the trust preferred securities guarantee may be our unsecured and unsubordinated obligations or our unsecured subordinated obligations. In the case of subordinated obligations, those obligations may be subordinated or junior subordinated obligations or may have such other relative ranking as is described in the applicable prospectus supplement.

       We will also separately guarantee the obligations of the trust with respect to its trust common securities to the same extent as the trust preferred securities guarantee, except that, in some cases, holders of the trust preferred securities will have priority over holders of the trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

       The trust preferred securities guarantee will be an obligation exclusively of Solectron. Solectron is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of Solectron and its consequent ability to service its debt and to pay amounts due in respect of its other obligations, including the trust preferred securities guarantee, will be dependent upon the results of operations of its subsidiaries and the distribution of funds by its subsidiaries to Solectron. In addition, because Solectron is a holding company, the trust preferred securities guarantee will be effectively subordinated to all existing and future liabilities and preferred stock of its subsidiaries. See “Risk Factors — Holding Company Structure.”

       Selected covenants of Solectron which will be included in the preferred securities guarantee agreement will be described in the applicable prospectus supplement.

Amendments and Assignment

       We and the property trustee may amend the preferred securities guarantee agreement without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the property trustee may amend the preferred securities guarantee agreement only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the trust.

       We may assign our obligations under the guarantees only to the surviving or transferee entity in connection with a consolidation, merger or asset sale involving us permitted under the indenture governing the debt securities held by the trust.

Termination of the Guarantee

       The trust preferred securities guarantee will terminate upon:

•	full payment of the redemption price of, plus accumulated and unpaid distributions on, all trust preferred securities of the trust;

•	distribution of the related debt securities to the holders of the trust preferred securities or, if applicable, conversion or exchange of all of the outstanding trust preferred securities into our common stock or other securities; or

•	full payment of the amounts payable upon liquidation of the trust.

       The trust preferred securities guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the trust preferred securities guarantee.

Enforcement of the Guarantee

       Our obligations under a guarantee may be unsecured and effectively junior to all debt and preferred stock of our subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of each guarantee with respect to our capital stock and other liabilities, including other guarantees.

       The property trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the property trustee; or

•	exercising any trust or other power conferred upon that property trustee under the guarantee.

       The trust preferred securities guarantee will constitute a guarantee of payment and not merely of collection. This means that the property trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

       If the property trustee fails to enforce the guarantee or we fail to make any of our payments or other obligations under the guarantee, you may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the property trustee or any other person or entity.

Periodic Reports Under Guarantee

       We will be required to provide annually to the property trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantee.

Duties of Property Trustee

       The property trustee normally will perform only those duties specifically set forth in the preferred securities guarantee agreement. If a default occurs under the preferred securities guarantee agreement, the property trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The property trustee is under no obligation to exercise any of its rights or powers under the preferred securities guarantee agreement at the request or direction of holders of trust preferred securities unless it is offered security and indemnity satisfactory to it.

Governing Law

       New York law will govern the preferred securities guarantee agreement and the trust preferred securities guarantee.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE DEBT SECURITIES

AND THE TRUST PREFERRED SECURITIES GUARANTEE

       To the extent set forth in the trust preferred securities guarantee and if the trust has funds available to make payments, we will irrevocably guarantee the payment of distributions and other amounts due on the trust preferred securities. If and to the extent we do not make payments on the debt securities held by the trust, the trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The trust preferred securities guarantee does not cover any payment of distributions or other amounts due on the trust preferred securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. We believe there is provided a full and unconditional guarantee on payments of distributions and other amounts due on the trust preferred securities, by virtue of our obligations under the declaration of trust for the trust, the debt securities held by the trust, the indenture and the guarantee taken together as described herein. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes what we mean by such guarantee. It is only the combined operation of these documents that we refer to when we say there is provided a full and unconditional guarantee of the trust’s obligations under the trust preferred securities. If any particular terms of the trust preferred securities, the declaration of trust, the debt securities held by the trust, the indenture or the guarantee described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superceded by that prospectus supplement.

Sufficiency of Payments

       As long as payments of interest and other amounts are made when due on the debt securities held by the trust, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

•	the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

•	the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

       Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

       The amended and restated declaration of trust, when executed, will provide that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the declaration of trust has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder’s pro rata share. If a holder brings such a direct action, we will be entitled to that holder’s rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

       If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

       The trust preferred securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

       We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, trust preferred securities, debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and such payments may be unsecured or prefunded on some basis.

       The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

       As of the date of this prospectus, our authorized capital stock consists of 1,601,200,000 shares. Those shares consist of (1) 1,600,000,000 shares designated as common stock, $0.001 par value, and (2) 1,200,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of August 15, 2001, there were approximately 657,570,651 shares of common stock issued and outstanding.

Preferred Stock

       The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

       As of August 28, 2001, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 1,200,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock:

•	designations, powers, preferences, privileges;

•	relative participating, optional or special rights; and

•	the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.

       Any or all of these rights may be greater than the rights of the common stock.

       The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Solectron or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

       The prospectus supplement will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Solectron’s affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

       Preferred stock will be fully paid and nonassessable upon issuance.

Common Stock

       Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying dividends. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock.

       All outstanding shares of common stock are fully paid and nonassessable.

       Our common stock is listed on the New York Stock Exchange under the symbol “SLR.” The transfer agent and registrar for the common stock is Fleet National Bank N.A.

Delaware General Corporation Law Section 203

       We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three years after the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.

       The Section 203 restrictions do not apply if:

(1) the business combination or transaction is approved by our Board of Directors before the date the interested stockholder obtained such status;

(2) upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors (the “voting stock”) that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares:

•	owned by directors who are also officers of the target corporation; or

•	held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

(3) if on or after the date the interested stockholder obtained such status, the business combination is approved by our Board of Directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

       Generally, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to Solectron. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF OUR WARRANTS

       This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those securities warrants. If any particular terms of the securities warrants described in the prospectus supplement differ from any of the terms described below, then the terms described below will be deemed superceded by that prospectus supplement.

       We may issue securities warrants for the purchase of our debt securities, preferred stock, our common stock or trust preferred securities of the trust. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities.

Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with State Street Bank and Trust Company N.A., or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent of in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you. The forms of securities warrant agreements, including the forms of warrant certificates, will be filed with the SEC in connection with the offering of warrants. You should refer to the provisions of the securities warrant agreements for more specific information.

       The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

•	the exercise price for our debt securities, the amount of debt securities you will receive upon exercise, and a description of that series of debt securities;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock you will receive upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock you will receive upon exercise;

•	the expiration date;

•	U.S. federal income tax consequences; and

•	any other terms of the securities warrants.

       After your warrants expire they will become void. The prospectus supplement will describe how you may exercise your securities warrants. You must exercise warrants for our preferred stock or our common stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

       Until you exercise your warrants to purchase our debt securities, preferred stock, or common stock, you will not have any rights as a holder of our debt securities, preferred stock, or common stock, as the case may be, by virtue of your ownership of warrants.

PLAN OF DISTRIBUTION

       We and the trust may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

       We and the trust may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

       We and the trust will describe the method of distribution of the securities in the prospectus supplement.

       Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act.

As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

       Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

       We and the trust may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

       All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

       Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

       The validity of the issuance of Solectron’s securities offered by this prospectus will be passed upon for Solectron by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. The validity of the issuance of securities by the trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel.

EXPERTS

       The consolidated financial statements and schedules of Solectron Corporation as of August 31, 2000 and 1999, and for each of the years in the three-year period ended August 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

       We file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission’s World Wide Web site at http://www.sec.gov.

       The Commission allows us to “incorporate by reference” certain information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for information incorporated by reference which is superseded by information contained in this prospectus, any prospectus supplement or any document that we subsequently filed with the Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document that is incorporated or deemed to be incorporated by reference will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently filed with the Commission that also is incorporated or deemed to be incorporated by reference or any statement in the accompanying prospectus supplement modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete.

•	Annual Report on Form 10-K for the fiscal year ended August 25, 2000.

•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 1, 2000.

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 2001.

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 1, 2001.

•	Definitive Proxy Statement for the Annual Meeting of Stockholders held on January 18, 2001, filed December 11, 2000.

•	Current Report on Form 8-K, filed September 6, 2000.

•	Current Report on Form 8-K, filed November 7, 2000.

•	Current Report on Form 8-K, filed November 21, 2000.

•	Current Report on Form 8-K, filed December 22, 2000.

•	Current Report on Form 8-K, filed January 3, 2001.

•	Current Report on Form 8-K, filed January 10, 2001.

•	Current Report on Form 8-K/A, filed March 20, 2001.

•	Current Report on Form 8-K, filed May 2, 2001.

•	Current Report on Form 8-K, filed July 3, 2001.

•	Current Report on Form 8-K, filed August 14, 2001.

•	Current Report on Form 8-K/A, filed August 17, 2001.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 18, 1988, and any amendment or report filed for the purpose of updating such description.

•	The description of our Preferred Stock Rights Agreement contained in our Registration Statement on Form 8-A filed with the Commission on July 13, 2001, and any amendment or report filed for the purpose of updating such description.

       You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

             Kiran Patel

Chief Financial Officer
Solectron Corporation
777 Gibraltar Drive
Milpitas, California 95035
(408) 957-8500

       You should rely only on the information incorporated by reference or provided in this prospectus and any relevant prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of any security in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of those documents.

       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

40,000,000 Units

Solectron Corporation

7.25% Adjustable Conversion-Rate Equity Security Units

Goldman, Sachs & Co.

Banc of America Securities LLC

JPMorgan

Morgan Stanley

________________________________________________________________________________

$64,269,950

Solectron Corporation

7.97% Subordinated Debentures due 2006

REMARKETING PROSPECTUS SUPPLEMENT

August 16, 2004

Banc of America Securities LLC